SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Joseph L. Hooley

Chairman and Chief Executive Officer

Kennett F. Burnes

Lead Director

April 6, 2017

Dear Shareholder:

We cordially invite you to attend the 2017 annual meeting of shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on May 17, 2017, at 9:00 a.m. Eastern Time. The proxy statement and annual meeting provide an important opportunity for us to communicate with you as shareholders, and for you to communicate with us, on important topics such as our performance, corporate governance, the effectiveness of the Board of Directors and executive compensation.

In 2016, we focused on four strategic priorities: strengthen our foundation, deliver highly valued services and solutions to our clients, engage our people and drive our strategy. Additionally, we continued to advance our strong culture of Risk Excellence, improve our capital position and control expenses. We performed well against our strategic goals; however, 2016 financial results were affected by continued low interest rates and slow economic growth as well as geopolitical events, market volatility and heightened regulatory demands. Despite this challenging economic, market and regulatory environment, we generated strong shareholder returns in 2016 with earnings per share and return on average common equity exceeding 2015 results.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares you hold. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience. Your vote is very important to us.

We look forward to seeing you at the annual meeting. Your continued interest in State Street is very much appreciated.

Sincerely,

PLEASE NOTE: If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, you should also bring proof of beneficial ownership (for further details, see “Meeting Admission” in the attached Notice of State Street Corporation 2017 Annual Meeting of Shareholders). For security purposes, you and your bags are subject to search prior to your admittance to the meeting, and no cameras, recording equipment, mobile phones or other electronic devices, large bags or packages are permitted in the meeting. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available near One Lincoln Street include the LaFayette City Center and the Hyatt Hotel (entrances from Avenue de LaFayette). South Station is the closest MBTA station to One Lincoln Street.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF STATE STREET CORPORATION 2017 ANNUAL MEETING OF SHAREHOLDERS

Date	May 17, 2017

Time	9:00 a.m., Eastern Time

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1.	To elect 10 directors

	2.	To approve an advisory proposal on executive compensation

	3.	To recommend, by advisory proposal, the frequency of future advisory proposals on executive compensation

	4.	To approve the 2017 Stock Incentive Plan

	5.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2017

	6.	To act upon such other business as may properly come before the meeting and any adjournments thereof

Record Date	The directors have fixed the close of business on March 10, 2017, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission

If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, your name does not appear on our list of shareholders, and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you hold in “street name” and wish to attend the annual meeting, in addition to a valid form of picture identification, you will be required to present a letter or account statement showing that you were a beneficial owner of our shares on the record date. For security purposes, you and your bags are subject to search prior to your admittance to the meeting. In addition, cameras, recording equipment, mobile phones or other electronic devices, large bags or packages will not be permitted in the meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in “street name,” voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or notice of Internet availability of proxy materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or notice of Internet availability of proxy materials that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

By Order of the Board of Directors,

Jeffrey N. Carp
Secretary

April 6, 2017

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

SUMMARY INFORMATION

The summary below provides general information about State Street Corporation, referred to as State Street, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2016 annual report on Form 10-K. Our 2016 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC.

About State Street

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. State Street provides financial and managerial support to our legal and operating subsidiaries. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we provide a broad range of financial products and services to institutional investors worldwide. We refer to State Street Bank and Trust Company as State Street Bank or the Bank.

As of December 31, 2016, we had consolidated total assets of $242.70 billion, consolidated total deposits of $187.16 billion, consolidated total shareholders’ equity of $21.22 billion and 33,783 employees. We operate in more than 100 geographic markets worldwide, including the U.S., Canada, Europe, the Middle East and Asia.

We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $28.77 trillion of assets under custody and administration and $2.47 trillion of assets under management as of December 31, 2016. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers.

In 2016 we continued to digitize our business, deepen and expand our client relationships and invest in and strengthen our foundation. In addition, our overall strategy worked to control expenses, effectively manage risk and optimize our capital position. We performed well against our strategic priorities, generating strong shareholder returns and supporting our long-term growth and profitability; however, 2016 financial performance was challenged by slow global economic growth, a continuing low interest rate environment and increased regulatory requirements and expectations. Although revenue and total fee revenue declined in 2016, both earnings per share and return on average common equity were higher in 2016 compared to 2015. Below are summary highlights of our 2016 consolidated corporate financial performance. Additional performance indicators are presented in “Compensation Discussion and Analysis—Executive Summary—2016 Corporate Performance Highlights.”

($ In millions, except per share data)	2016	2015	% Change
Revenue	$10,207	$10,360	(1.5)%
Total fee revenue	8,116	8,278	(2.0)%
Diluted earnings per share (EPS)	4.97	4.47	11.2%
Return on average common equity (ROE)	10.5%	9.8%	0.7%

2017 Annual Meeting of Shareholders

Date:	May 17, 2017

Time:	9:00 a.m., Eastern Time

Place:	State Street’s corporate headquarters One Lincoln Street, Boston, Massachusetts (36th floor)

Record date:	March 10, 2017

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April 6, 2017, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

For more information about the annual meeting, see “General Information About the Annual Meeting.”

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Voting Matters and Recommendations

Item	Board Recommendation
Election of Directors (see “Item 1—Election of Directors”)	FOR Each Nominee

Advisory Proposal on 2016 Executive Compensation	FOR
(see “Item 2—Approval of Advisory Proposal on Executive Compensation”)

Advisory Proposal on the Frequency of Future Advisory Proposals on Executive	ANNUAL
Compensation (see “Item 3—Advisory Proposal on the Frequency of Future Advisory Proposals on Executive Compensation”)

Approval of the 2017 Stock Incentive Plan	FOR
(see “Item 4—Approval of the 2017 Stock Incentive Plan”)

Ratification of Ernst & Young LLP as Independent Registered Public	FOR
Accounting Firm for 2017 (see “Item 5—Ratification of the Selection of the Independent Registered Public Accounting Firm”)

Board Composition Summary

Listed in the table below are the 10 nominees for election to State Street’s Board of Directors

Director Nominee	Examining and Audit	Executive	Executive Compensation	Nominating and Corporate Governance	Risk	Technology
Kennett F. Burnes*L Retired Chairman, President and Chief Executive Officer, Cabot Corporation
Patrick de Saint-Aignan* Retired Managing Director and Advisory Director, Morgan Stanley
Lynn A. Dugle* Chief Executive Officer and Director, Engility Holdings, Inc.
Amelia C. Fawcett* Deputy Chairman, Kinnevik AB
William C. Freda* Retired Senior Partner and Vice Chairman, Deloitte, LLP
Linda A. Hill* Wallace Brett Donham Professor of Business Administration, Harvard Business School
Joseph L. Hooley Chairman and Chief Executive Officer, State Street Corporation
Sean O’Sullivan*Δ Retired Group Managing Director and Group Chief Operating Officer, HSBC Holdings, plc
Richard P. Sergel* Retired President and Chief Executive Officer, North American Electric Reliability Corporation
Gregory L. Summe* Managing Partner and Founder, Glen Capital Partners, LLC

=Member =Chair *=Independent L=Lead Director Δ=First-Time Nominee

Director Qualifications and Skills

State Street believes that our Board of Directors should have a diversity of qualifications, skill sets and experience that, when taken as whole, best serve our company and our shareholders. Each of our director nominees has one or more of the following qualifications, skills or experience:

✓ Financial Industry ✓ CEO Experience ✓ Leadership ✓ Governance	✓ Risk Management ✓ International or Global Experience ✓ Legal and Regulatory Compliance ✓ Audit	✓ Technology ✓ Cyber Security ✓ Operations ✓ Accounting

Corporate Governance Summary

Our Board of Directors is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards. The following is a summary of our Corporate Governance standards as related to the Board of Directors, Shareholder Rights and Engagement and Strategy and Risk:

For more information about State Street’s corporate governance practices, see “Corporate Governance at State Street.”

Board of Directors [●] of [●] director nominees are Independent Annual director elections Annual assessment of continous effectiveness and qualifications of each director nominee Active independent Lead Director elected annually by all independent directors Board and committees meet regularly in executive session without Management present At least 75 percent attendance by directors at Board and committee meetings Shareholder Rights and Engagement Directors are elected by a majority of votes cast In uncontested elections and by plurality vote in contested elections Active Investor outreach program No poison pill Proxy access by-law allows shareholders to Include in State Street’s proxy materials director nominees constituting up to 20% of the Board Strategy and Risk Board oversight Of our strategy, financial performance and strong ethics and risk culture Board oversight f CEO and management succession planning No restrictions in directors’ access to management Directors and executive officers subject to stock ownership guidelines Prohibition on short selling, options trading, hedging speculative transactions Incentive compensation subject to clawback, forfeiture and ex ante mechanisims

Overview of 2016 Executive Compensation Program

Sound Compensation and Corporate Governance Practices

State Street develops and implements a compensation program for our Named Executive Officers, or NEOs, and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each of our NEOs identified in the “Compensation Discussion and Analysis,” the Executive Compensation Committee, or Compensation Committee, determines the appropriate level of total compensation for the year. We engage several of our largest shareholders to receive their specific perspectives on our compensation programs and governance practices. In 2016, we held discussions with shareholders representing more than 30% of our outstanding common stock.

At State Street, compensation to our NEOs consists of two key elements:

•

Base Salary. Base salary is a fixed annual cash amount and is a relatively small portion of total compensation for our NEOs. Annual base salary rates for our 2016 NEOs remained unchanged from their levels in 2015.

•

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, paid as a long-term incentive, and cash-based elements, paid as an annual incentive. The Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

Our NEO compensation practices support good governance and mitigate excessive risk-taking.

For more information about executive compensation at State Street, see “Executive Compensation.”

What We Do Performance-based restricted stock units (RSUs) incorporate a ROE target that increased progressively in 2013, 2014 and 2015 Performance-based RSUs have a three-year performance period that promotes long-term performance Deferral of a significant amount of incentive compensation discourages short-term risk taking at the expense of long-term results Cash-based element of deferred compensation awards mitigates dilutive effects of deferred compensation Active engagement with our shareholders on compensation and governance issues Clawback and forfeiture policies permit the Compensation Committee to recoup incentive compensation payments Overlapping membership between the Compensation Committee and our Risk Committee “Double-trigger” change-of-control vesting in effect for all deferred incentive compensation awards granted on and after February 2014. These awards require a qualifying termination following a change of control before vesting Share ownership policy, including holding requirements, further aligns NEO incentive compensation design with the risks and performance results experienced by our shareholders. Each of our NEOs is in compliance with these guidelines An independent compensation consultant and independent legal counsel advise the Compensation Committee on executive compensation matters Non-compete and other restrictive covenants apply to deferred incentive awards Annual risk review by the Compensation Committee of the design and operation of our incentive compensation program What We Do Not Do No change-of-control excise tax gross-up No “single-trigger” change-of-control vesting on all awards granted on and after February 2014 No option repricing without share-holder approval No short-selling, options trading or hedging transactions in State Street securities No excessive perquisites No tax gross-ups on perquisites

v

2017 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE AT STATE STREET

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company, or State Street Bank or the Bank. State Street and the Bank are each organized under the laws of the Commonwealth of Massachusetts. In accordance with Massachusetts law and State Street’s by-laws, our Board of Directors has responsibility for overseeing the conduct of our business. Our Board is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards.

Governance Guidelines and Independence

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines, or the Guidelines. Among other things, the Guidelines describe the role of the Board of Directors, its responsibilities and functions, the director qualification and selection process and the role of the Lead Director. The Guidelines also contain categorical standards for determining director independence under New York Stock Exchange, or NYSE, listing standards. In general, a director would not be independent under these standards if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, specified relationships or affiliations with State Street, its external or internal auditors or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street—other than director fees—and compensation committee interlocks). The categorical standards also provide specified relationships that, by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix B to this proxy statement. The full Guidelines are available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. In addition to the Guidelines, the charters for each principal committee of the Board and our Standard of Conduct for Employees, Standard of Conduct for Directors and Code of Ethics for Senior Financial Officers are also available in the same location on our website. Except as may be specifically incorporated by reference in this proxy statement, information on our website is not part of this proxy statement.

Pursuant to the Guidelines, the Board undertook a review of director independence in early 2017. State Street, as a global financial institution and one of the largest providers of financial services to institutional investors, conducts business with many organizations throughout the world. Our directors, director nominees or their immediate family members may have relationships or affiliations with some of these organizations. As provided in the Guidelines, the purpose of the director independence review was to determine whether any relationship or transaction was inconsistent with a determination that the director or nominee was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that all of our non-management directors, including Messrs. Skates and Wilson whose terms as directors will end at the 2017 annual meeting, and our new director nominee meet the categorical standards for independence

STATE STREET CORPORATION    1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 17, 2017 The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April [], 2017, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.Independent Director Governance The independent directors meet in executive session at every regularly scheduled meeting of the Board and otherwise as needed The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion. The regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed

Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

under the Guidelines, have no material relationship with State Street (other than the role of director) and satisfy the qualifications for independence under listing standards of the NYSE. In making these determinations, the Board considered that the below identified individuals, or their respective family members, have the following relationships or arrangements that are deemed to be immaterial under the categorical standards for independence included in the Guidelines:

•

commercial or charitable relationships with an entity for which the State Street director or family member serves as a non-employee director, and with respect to which the director was uninvolved in negotiating such relationship (Ms. Hill and Messrs. Burnes, de Saint-Aignan, Freda, Skates and Wilson)

•

commercial relationships with an entity for which the State Street director or family member serves as an employee, consultant or executive officer where the director does not receive any special benefits from the transaction and the annual payments to or from the entity are equal to or less than the greater of $1 million or 2% of the consolidated gross annual revenues of the other entity during the most recent completed fiscal year (Ms. Hill and Messrs. Freda and Wilson)

In 2016, none of these commercial or charitable relationships with affiliated entities involved amounts paid or received by State Street exceeding 1.7% of State Street’s annual gross revenue or the greater of $1 million or 0.6% of the affiliated entity’s annual gross revenue.

Standards of Conduct

We have a Standard of Conduct for Directors, which together with the Standard of Conduct for Employees, promotes ethical conduct and the avoidance of conflicts of interest in conducting our business. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer), as required by the Sarbanes-Oxley Act and SEC rules. Each of these documents is available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. Only our Board may grant a waiver for directors, senior financial officers or executive officers from a provision of the Standard of Conduct for Directors, the Standard of Conduct for Employees or the Code of Ethics for Senior Financial Officers, and any waivers will be posted under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com.

Composition of the Board and Director Selection Process

In connection with nominating directors for election each year and evaluating the need for new director candidates as appropriate, including skill sets, diversity, specific business background and global or international experience, the Nominating and Corporate Governance Committee, with input from the entire Board and management, focuses on the Board’s capabilities and functioning as a whole.

The director nominee biographies set forth in this proxy statement under the heading “Item 1—Election of Directors” indicate each nominee’s experience, qualifications, attributes and skills that led the Board to conclude he or she should serve as a direc-

2    STATE STREET CORPORATION

Director Nominee Characteristics and Qualifications The Board expects all nominees to possess the following attributes or characteristics: unquestionable business ethics, irrefutable reputation and superior moral and ethical standards informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards and incisiveness ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with State Street’s operating and administrative procedures a global vision of business with the ability and willingness to work closely with the other Board members Taken as a whole, the Board expects one or more of its members to have the following skill sets, specific business background and global or international experience: experience in the financial services industry experience as a senior officer of a well-respected public company experience as a senior business leader of an organization active in our key international growth markets experience in key disciplines of significant importance to State Street’s overall operations qualification as an audit committee financial expert (as defined by applicable SEC rules) qualification as a risk management expert (as defined by applicable Federal Reserve rules)

Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

tor of State Street. The Board believes that individually, each of the nominees has had substantial achievement in his or her personal and professional pursuits and has talents, experience and integrity that will contribute to the best interests of State Street and to long-term shareholder value, and the nominees as a group possess the skill sets, specific business background and global or international experience that the Board desires. On an ongoing basis, and at least annually, the Board evaluates the qualifications, skills and contributions of each Director, along with the current needs of the Board, to ensure that the Board is continuing to effectively and appropriately fulfill all of its duties and responsibilities.

In carrying out its responsibility to find the best qualified candidates for directors, the Nominating and Corporate Governance Committee will consider proposals for nominees from a number of sources, including recommendations from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the above criteria used by the Board for director candidates.

By following the procedures set forth under “General Information About the Annual Meeting—Proposals and Nominations by Shareholders,” shareholders also have the right under our by-laws to directly nominate director candidates and, in certain circumstances, to have their nominees included in State Street’s proxy statement.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates and considering proposals from a number of sources, such as members of the Board, members of management, employees, shareholders and industry contacts. The Committee’s charter grants it the authority to retain a search firm to assist in conducting this search. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the criteria used by the Board for director candidates. A possible candidate whom the Committee believes is an individual who could qualify under those criteria is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Board and the Nominating and Corporate Governance Committee with the individual, discussion at the Committee level of the individual’s possible contribution to State Street and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for director without regard to whether an individual is recommended by a shareholder or otherwise.

Mr. Sean O’Sullivan is a nominee for election as director by shareholders for the first time. Mr. O’Sullivan was first identified by a third-party search firm that was retained to identify potential director candidates. At the request of the Nominating and Corporate Governance Committee, the search firm first discussed with the members of the Committee the priority characteristics of a new director candidate, in light of the preferred individual and Board qualities described above. The search firm developed preliminary criteria for a director candidate and reviewed them with the Committee. The search firm identified potential candidates that met the criteria and submitted a list of potential candidates for consideration. The Committee met to discuss and finalize the list of candidates and subsequently reviewed this process and the resulting list with the Board. After conducting a preliminary check to determine conflicts and eliminating from consideration those candidates whose commitments precluded them from considering an appointment to the Board, the search firm approached the candidates to determine their interest in serving on the Board. The search firm gave the Committee a list of candidates who were interested, and members of the Committee and the Chairman personally interviewed them. The Board is nominating Mr. O’Sullivan as he meets several of the criteria identified by the Board for new directors, including Mr. O’Sullivan’s valuable experience in the global financial services industry with a focus on organizational restructuring and effectiveness, information and technology, business transformation and operational risk management. Mr. O’Sullivan has the background and requisite experience to make significant contributions on many levels to State Street through his anticipated service as a director and was deemed independent by the Board under the Corporate Governance Guidelines.

Diversity

State Street does not have a formal policy with respect to diversity but, taken as a whole, strives to have a Board that reflects the diversity (in terms of a number of characteristics including gender, race, national origin, age and tenure on the Board) of State Street’s key stakeholders and of the various communities in which we operate. Presently, the Nominating and Corporate Governance Committee and the Board believe the composition of the Board, which currently reflects a range of personal and professional backgrounds, experiences and other characteristics, is reflective of this diversity. As noted above, the Nominating and Corporate Governance Committee includes diversity as a consideration in making its recommendations for nominees for director. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

STATE STREET CORPORATION    3

Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Board Leadership Structure

State Street has adopted a leadership structure that includes an independent Lead Director of the Board. This position is currently held by Kennett F. Burnes. Mr. Burnes was elected Lead Director to serve a one-year term as the presiding director of the independent directors of the Board (all directors, except for Mr. Hooley) in May 2016. Mr. Burnes has served in this capacity for seven annual terms.

Mr. Hooley, as State Street’s Chairman of the Board, presides at all meetings of the Board at which he is present. The Chairman works with the independent Lead Director in setting Board agendas and coordinating other Board activities. The role and responsibilities of the Lead Director and the effectiveness of this structure is evaluated on an ongoing basis and reviewed annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee conducts a review of the current Lead Director by soliciting feedback from members of the Board, and based upon the review, recommends that the Board of Directors elect a member of the Board as its Lead Director to serve for a one-year term. The Board of Directors believes that Mr. Hooley’s role as Chairman and Mr. Burnes’ role as Lead Director is the most effective leadership structure for State Street and is in the best interests of the Board, State Street and its shareholders at this time. Among the factors considered by the Board in determining that this leadership structure continues to be the most appropriate are:

•

as our Chief Executive Officer, and with his extensive work history in different roles at State Street, Mr. Hooley is more familiar with our business and strategy than an independent, non-management Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing State Street

•	a single Chairman and Chief Executive Officer provides strong, consistent and accountable leadership for State Street, without risking overlap or conflict of roles

•	oversight of State Street is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman

•	the Chairman and our Lead Director work together to play a strong and active role in the oversight of State Street’s leadership

Communication with the Board of Directors

Shareholders and interested parties who wish to contact the Board of Directors or the Lead Director should address correspondence to the Lead Director in care of the Secretary. The Secretary will review and forward correspondence to the Lead Director or appropriate person or persons for response.

Lead Director of State Street Corporation

c/o Office of the Secretary

One Lincoln Street

Boston, MA 02111

4    STATE STREET CORPORATION

Role of the Independent Lead Director Elected annually by the independent directors to serve a one-year term Participates in, and attends, meetings of all of the Board’s committees providing valuable committee membership overlap to enable optimal agenda coordination, insight and consistency across all committees Presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of independent directors Serves as a liaison between the Chairman and the independent directors Conducts an annual process for reviewing the Chief Executive Officer’s performance and reports the results of the process to the other independent directors Communicates with the Chairman to provide feedback and implement the decisions and recommendations of the independent directors Represents the Board in discussions with stakeholders and communicates with regulators Approves, in consultation with the Chairman, the agendas for Board meetings and information sent to the Board and the matters voted on by full Board. Authorized to call additional meetings of the independent director

Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

In addition, State Street has established a procedure for communicating directly with the Lead Director, by utilizing a third-party independent provider, regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

From within the United States and Canada:	The Network/NAVEX	www.tnwinc.com/webreport
1-888-736-9833 (toll-free)	ATTN: State Street
333 Research Court
Norcross, GA 30092 USA

For country specific phone numbers please visit www.statestreet.com.

The Lead Director may forward to the Examining and Audit Committee, or to another appropriate group or department, for appropriate review, any concerns the Lead Director receives. The Lead Director periodically reports to the independent directors as a group regarding concerns received.

Meetings of the Board of Directors and Annual Shareholder Meeting

During 2016, the Board of Directors held nine meetings, and each of the incumbent directors attended at least 75 percent of all meetings of the Board and committees of the Board for such period as the director served. Although State Street does not have a formal policy regarding attendance of directors at the annual meeting, all directors are encouraged to attend. Each of the 11 directors on the Board at the time of our 2016 annual meeting attended the meeting.

Committees of the Board of Directors

The Board of Directors has the following principal committees to assist it in carrying out its responsibilities, and each operates under a written charter, a copy of which is available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, is annually reviewed and approved by the Board.

Examining and Audit Committee

Primary Responsibilities:

•    Responsible for the appointment (including qualifications, performance and independence), compensation, retention, evaluation and oversight of the work of State Street’s independent registered public accounting firm, including sole authority for the establishment of pre-approval policies and procedures for all audit engagements and any non-audit engagements

•    Discusses with the independent auditor critical accounting policies and practices, alternative treatments of financial information, the effect of regulatory and accounting initiatives and other relevant matters

•    Oversees the operation of our system of internal controls covering the integrity of our consolidated financial statements and reports; compliance with laws, regulations, corporate policies; and the performance of corporate audit

•    Reviews the effectiveness of State Street’s compliance program and conducts an annual performance evaluation of the General Auditor and of the Chief Compliance Officer

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

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Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Executive Committee

Primary Responsibilities:

•   Authorized to exercise all the powers of the Board of Directors, except as otherwise limited by the laws of the Commonwealth of Massachusetts or the Committee’s charter

•   Reviews, approves and acts on matters on behalf of the Board of Directors at times when it is not practical to convene a meeting of the Board to address such matters

•   Depending on meeting activities, if any, periodically reports to the Board

Executive Compensation Committee

Primary Responsibilities:

•   Oversees the operation of all compensation plans, policies and programs in which executive officers participate and certain other incentive, retirement, welfare and equity plans in which all other employees participate

•   Oversees the alignment of our incentive compensation arrangements with the safety and soundness of State Street, including the integration of risk management objectives, related policies, arrangements and control processes, consistent with applicable regulatory rules and guidance

•   Acting together with the other independent directors, annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluates the Chief Executive Officer’s performance; and reviews, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s compensation level

• Reviews, evaluates and approves the total compensation of all executive officers
• Approves the terms and conditions of employment and any changes thereto, including any restrictive provisions, severance arrangements and special arrangements or benefits, of any executive officer
• Adopts equity grant guidelines in connection with its overall responsibility for all equity plans and monitors stock ownership of executive officers
• Appoints and oversees compensation consultants and other advisors retained by the Committee

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

The Board of Directors has formed a subcommittee of the Executive Compensation Committee with the purpose and authority to perform all functions of the Executive Compensation Committee related to the qualification of performance-based compensation for applicable exemptions under Internal Revenue Code Section 162(m), including establishing performance goals and certifying the attainment of those goals. Each subcommittee member qualifies as an outside director for purposes of Section 162(m) and as a non-employee director for purposes of SEC Rule 16b-3. All references to the Executive Compensation Committee in this proxy statement refer to the subcommittee as appropriate.

6    STATE STREET CORPORATION

Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Nominating and Corporate Governance Committee

Primary Responsibilities:

•   Assists the Board in overseeing our governance processes including succession planning, identifying and recommending director nominees, recommending the membership of each committee and leading the Board in its annual review of the Board’s performance

•   Reviews and approves State Street’s related person transactions, reviews the amount and form of director compensation and reviews reports on regulatory, political and lobbying activities of State Street

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

Risk Committee

Primary Responsibilities:

•   Oversees the operation of our global risk management framework, including the risk management policies for our operations

•   Reviews the management of all risk applicable to our operations, including credit, market, interest rate, liquidity, operational and business risks, as well as compliance and reputational risk

•   Oversees the strategic capital governance principles and controls, monitors capital adequacy in relation to risk and discharges the duties and obligations of the Board under applicable Basel, Comprehensive Capital Analysis and Review, Comprehensive Liquidity Assessment and Review and resolution and recovery planning requirements

•   Conducts an annual performance evaluation of the Chief Risk Officer

Technology Committee

Primary Responsibilities:

•    Assists the Board in the oversight of State Street’s technology, including the use of technology in global operations and business activities and our technology strategies

•    Advises the Board on technology related risks, including cyber and information security

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Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Non-Employee Director Compensation

General

The Nominating and Corporate Governance Committee is responsible for reviewing annually the form and amount of director compensation and for making a related recommendation to the Board. The Committee’s review focuses on compensation for our non-employee directors. Mr. Hooley is the only director who is also one of our employees, and the determination of his compensation is described in this proxy statement under the heading “Executive Compensation.” In conducting its review, the Committee has access to compensation consultants and other resources it deems appropriate, including peer group data. The Committee uses the same peer group the Compensation Committee uses for purposes of executive compensation generally and, like the Compensation Committee, used the services of Meridian Compensation Partners as a compensation consultant for 2016. For information on State Street’s peer group and compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis—Other Elements of Our Process.”

Each year, our compensation consultant assists in preparing a review of director compensation within the peer group. After reviewing this material in 2016, the Committee made its recommendation to the Board, which, following the May 2016 annual meeting of shareholders, approved director compensation for all non-employee directors effective through the 2017 annual meeting of shareholders.

Compensation

For the period between each annual meeting of shareholders, non-employee directors receive the following compensation:

Director Compensation Component	Value ($)	Vehicle(1)
Annual Retainer(2)	$ 75,000	Cash or shares of State Street common stock
Annual Equity Grant Award(2)	150,000	Shares of State Street common stock
Board and Committee Meeting Fee(3)	1,500	Cash
Additional Lead Director Retainer	150,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Chair Retainer	25,000	Cash or shares of State Street common stock
Executive Compensation Committee Chair Retainer	20,000	Cash or shares of State Street common stock
Nominating and Corporate Governance Committee Chair Retainer	15,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Member Retainer	15,000	Cash or shares of State Street common stock
(1)	All shares of State Street common stock are awarded based upon the closing price of the stock on the NYSE on the date of the annual meeting that begins the period, unless otherwise noted.
(2)

Pro-rated annual retainer and annual equity grant for any director joining the Board after the annual meeting that begins the period, with shares of State Street common stock awarded based on the closing price of the stock on the NYSE on the date of election.

(3)

Directors receive meeting fees of $1,500 for each Board and committee meeting attended, together with reimbursement of expenses incurred as a result of attending such meetings, payable in cash. The Lead Director does not receive any committee meeting fees, but does receive Board meeting fees and reimbursement of expenses.

Pursuant to State Street’s Deferred Compensation Plan for Directors, directors may elect to defer the receipt of 0% or 100% of their (1) retainers, (2) meeting fees or (3) annual award of shares of common stock. Directors also may elect to receive all of their retainers in cash or shares of common stock. Directors who elect to defer the cash payment of their retainers or meeting fees may also make notional investment elections with respect to such deferrals, with a choice of four notional investment fund returns. Deferrals of shares of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock of any dividends or distributions on State Street common stock. Deferred amounts will be paid (a) as elected by the director, on either the date of the director’s termination of service on the Board or on the earlier of such termination and a future date specified, and (b) in the form elected by the director as either a lump sum or in installments over a two- to five-year period.

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Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Director Stock Ownership Guidelines

We have stock ownership guidelines that apply to all directors. The target level of stock ownership is equal to 5 times the annual equity grant of $150,000 for a total of $750,000. Achievement of this guideline is phased-in over a period of seven years, with the first year commencing on the date of election as director, for any director elected to the Board prior to May 2011. For directors elected to the board after May 2011, the phase-in period is five years. A holding requirement applies until the full (not pro-rated) target ownership level is achieved. For purposes of the director stock ownership guidelines, the value of shares owned is calculated by reference to the closing price of our common stock on the NYSE on the date that we use for the beneficial ownership table in our annual meeting proxy statement. Directors are credited with the value and number of all shares they beneficially own for purposes of the beneficial ownership table which includes all shares awarded as director compensation, whether immediate or deferred. Directors are expected to attain the ownership level ratably over the phase in period.

As of March 1, 2017, the stock ownership level for each of our directors either exceeded the expected level of ownership under these guidelines or, for those directors whose holdings do not currently meet the guidelines, is consistent with a pro-rated accumulation of shares which would, if continued, exceed the guidelines by the end of the applicable phase-in period. As of March 1, 2017, all directors, except for Ms. Dugle and Mr. Freda, exceed the full (not ratable) expected level of ownership, and therefore, the holding requirement applies only to them during the phase-in period.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Kennett F. Burnes	$238,500	$150,000	$35,783	$424,283
Patrick de Saint-Aignan	178,500	150,000	35,783	364,283
Lynn A. Dugle	140,250	150,000	—	290,250
Amelia C. Fawcett	152,500	150,000	—	302,500
William C. Freda	170,500	150,000	35,506	356,006
Linda A. Hill	114,000	150,000	—	264,000
Richard P. Sergel	168,500	150,000	—	318,500
Ronald L. Skates	174,000	150,000	35,783	359,783
Gregory L. Summe	123,000	150,000	35,360	308,360
Thomas J. Wilson(3)	39,000	240,000	35,360	314,360

(1)

For the May 2016-April 2017 Board year, each director received 2,440 shares of common stock valued at $150,000 on the date of grant for the annual equity award; each director electing to receive the annual retainer in common stock also received 1,220 shares of common stock valued at $75,000 on the date of grant. One director elected to receive his additional committee member retainer in common stock in lieu of cash. All of these shares were valued based on the per-share closing price of our common stock on the NYSE on May 18, 2016 of $61.50. Stock awards to non-employee directors vest immediately, and there were no unvested non-employee director stock awards as of December 31, 2016.

(2)

Perquisites that Messrs. Burnes, de Saint-Aignan, Freda, Skates, Summe and Wilson received in 2016 include: director life insurance coverage and business travel accident insurance paid for by State Street ($360 for Messrs. Summe and Wilson, $506 for Mr. Freda and $783 for Messrs. Burnes, de Saint-Aignan and Skates); and matching charitable contributions that were made in the name of directors under State Street’s matching gift program available to all directors ($35,000 for Messrs. Burnes, de Saint-Aignan, Freda, Skates, Summe and Wilson). The amount of perquisites and other personal benefits for Dame Amelia, Mses. Dugle and Hill and Mr. Sergel has not been itemized because the total did not exceed $10,000.

(3)	The annual retainer and committee member retainer were delivered in shares of State Street common stock.

Related Person Transactions

The Board has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), who we refer to as “related persons,” has a direct or indirect material interest. A related person proposing to enter into such a transaction, arrangement or relationship must report the proposed related-person transaction to State Street’s Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee (or the Committee Chair) after full disclosure of the related person’s interest in the transaction. Whenever practicable, the reporting, review and

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Corporate Governance (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review and, if deemed appropriate, ratify the related-person transaction. The policy also permits the Chair of the Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

The Nominating and Corporate Governance Committee may approve or ratify the related-person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related-person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity) that is a party to the transaction, where (1) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (2) the annual amount involved in the transaction equals less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity that is a party to the transaction during that entity’s last completed fiscal year or

•

a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last three fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of director or employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions)

On March 27, 2017, State Street entered into a series of definitive agreements with DST Systems, Inc., or DST, and its affiliates providing for, among other things, the acquisition by affiliates of DST of State Street’s interests in the parties’ joint ventures, Boston Financial Data Services, Inc., or BFDS, and International Financial Data Services Limited, or IFDS Ltd. BFDS provides shareholder recordkeeping, intermediary and investor services and regulatory compliance solutions to financial services clients in the United States, and IFDS Ltd. is an investor and policy holder administrative services and technology provider to the collective funds, insurance and retirement industries. State Street exchanged its interest in BFDS for approximately 2.0 million shares of State Street common stock, valued at approximately $158 million, which acquisition of common stock was treated as part of State Street’s $1.4 billion common stock purchase program previously announced in July 2016. State Street sold its interest in IFDS Ltd. and related assets for cash consideration of approximately $175 million. Stephen C. Hooley, President and Chief Executive Officer of DST, is the brother of Joseph L. Hooley, Chairman and Chief Executive Officer of State Street. These transactions were approved by State Street’s Nominating and Corporate Governance Committee in accordance with our Related Person Transaction Policy.

Based on information provided by the directors, nominees and executive officers, and obtained by the legal department, no other related-person transactions were required to be reported in this proxy statement under applicable SEC regulations. In addition, neither State Street nor the Bank had extended a personal loan or extension of credit to any of its directors, nominees or executive officers.

10    STATE STREET CORPORATION

As appropriate for the circumstances, the Committee (or the Committee Chair) will review and consider: the related person’s interest in the related-person transaction the approximate dollar value of the amount involved in the related-person transaction the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss whether the transaction was undertaken in the ordinary course of State Street’s business whether the transaction with the related person is on terms no less favorable to State Street than terms that could be reached with an unrelated third-party the purpose, and the potential benefits to State Street, of the transaction any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction

2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

Each director elected at the 2017 annual meeting will serve until the next annual meeting of shareholders, except as otherwise provided in State Street’s by-laws. Of the 10 director nominees, 9 are non-management nominees and one serves as the Chief Executive Officer of State Street. All of the non-management nominees are independent, as determined by the Board in its opinion, under the applicable definition in the NYSE listing standards and the State Street Corporate Governance Guidelines.

Pursuant to State Street’s by-laws, on March 24, 2017, the Board fixed the number of directors at 10, effective as of the date of the 2017 annual meeting. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 10 nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the annual meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors to be elected at the annual meeting. Information relating to each nominee for election as director is described below, including:

• age and, for each incumbent, his or her period of service as a director of State Street

• business experience during at least the past five years (including directorships at other public companies)

• community activities

• other experience, qualifications, attributes or skills that led the Board to conclude the director should serve as a director of State Street

The Board of Directors recommends that shareholders approve each director nominee for election based upon the qualifications and attributes discussed below. See “Corporate Governance at State Street—Composition of the Board and Director Selection Process” for a further discussion of the Board’s process and reasons for nominating these candidates.

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The Board of Directors unanimously recommends that you vote FOR each of the nominees for director (Item 1 on your proxy card)

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•	Retired Chairman, President and Chief Executive Officer, Cabot Corporation, an NYSE-listed manufacturer of specialty chemicals and performance materials (2001 to 2008); President (1995 to 2008)

•	Director, Watts Water Technologies, Inc., an NYSE-listed supplier of products for use in the water quality, water safety, water flow control and water conservation markets (2009 to 2015)

Qualifications and Attributes

Mr. Burnes’ significant experience in leading a global organization, with facilities and operations in approximately 20 countries, brings to State Street’s Board a focus on developing new products and new businesses in diverse, international environments. Prior to joining Cabot Corporation in 1987, he was a partner at the Boston-based law firm of Choate, Hall & Stewart where he practiced corporate and business law for nearly 20 years. Mr. Burnes obtained experience in evaluating complex legal issues that arise in the types of material transactions boards of directors are called on to consider, including mergers and acquisitions and financing transactions. Mr. Burnes serves as a trustee for the Dana Farber Cancer Institute and Epiphany School, a director for More Than Words and chairman of the board of trustees at the New England Conservatory and the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

12    STATE STREET CORPORATION

KENNETT F. BURNES Age 74, Director Since 2003 BOARD ROLES AND COMMITTEES Lead Director Executive Committee Executive Compensation Committee Technology Committee (Chair) DIRECTOR QUALIFICATION HIGHLIGHTS Leadership Legal and Regulatory Compliance International Business Operations Corporate Finance

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•

Retired Managing Director and Advisory Director, Morgan Stanley, an NYSE-listed global financial services company (1974 to 2007); firm-wide head of the company’s risk management function (1995 to 2002)

•

Director, Allied World Assurance Company Holdings AG, an NYSE-listed specialty insurance and reinsurance company (2008 to present); member of the Enterprise Risk Committee (Chairman), Compensation Committee, Audit Committee and Investment Committee

•

Director, Edaris Health, Inc., a private healthcare information technology company (2007 to 2016 as Forerun, prior to name change to Edaris Health, Inc.; 2016 to present as Edaris Health, Inc.); member of the Compensation Committee

•	Member of Supervisory Board, BH PHARMA, a private generic drug development company (2015 to present)

•	Director, Bank of China Limited, (2006 to 2008); member of the Audit Committee (Chairman), the Risk Policy Committee and the Personnel and Remuneration Committee

•	Director, Non-Executive Chairman, European Kyoto Fund (2008 to 2012)

Qualifications and Attributes

Mr. de Saint-Aignan’s extensive experience in risk management, corporate finance, capital markets and firm management brings to the Board a sophisticated understanding of risk, particularly with respect to the implementation of risk and monitoring programs within a global financial services organization. Mr. de Saint-Aignan’s service on the board of directors and committees of several other companies gives him additional perspective on global management and governance. A dual citizen of the United States and France, he was honored with Risk Magazine’s Lifetime Achievement Award in 2004. Mr. de Saint-Aignan holds his B.B.A. degree from the Ecole des Hautes Etudes Commerciales and an M.B.A. from Harvard University.

STATE STREET CORPORATION    13

PATRICK DE SAINT-AIGNAN Age 68, Director Since 2009 BOARD ROLES AND COMMITTEES Examining and Audit Committee Risk Committee DIRECTOR QUALIFICATION HIGHLIGHTS Corporate Finance Risk Management Global Financial Services International Management

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•

Chief Executive Officer, Engility Holdings, Inc., an NYSE-listed engineering and technology consulting company (2016 to present); Director (2014 to 2015 as TASC, prior to acquisition by Engility Holdings, Inc.; 2015 to present as Engility Holdings, Inc.)

•

Corporate Vice President and President, Intelligence, Information and Services, Raytheon Company, an NYSE-listed defense contractor and electronics manufacturer (2004 to 2015); Vice President, Engineering, Technology and Quality, Network Centric Systems (2004 to 2009); Vice President, Support Engineering and Six Sigma (1997 to 1999)

•

Vice President, Product, Systems Software Division, ADC Telecommunications, Inc., a former Nasdaq-listed communications company (acquired 2010 by Tyco Electronics) (2002 to 2004); General Manager, Cable Systems Division (1999 to 2002)

•	General Manager, Telecom Systems Division, Texas Instruments, Inc., a Nasdaq-listed electronics manufacturer (1982 to 1997)

Qualifications and Attributes

As the Chief Executive Officer and member of the Board of Directors of Engility Holdings, a leading provider of integrated solutions and services for the U.S. government, Department of Defense, federal civilian agencies and international customers, Ms. Dugle brings to the Board valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Her understanding of information and technology matters provides the Board with guidance as State Street continues to transform and digitize products and services. Prior to her role at Engility, Ms. Dugle was the president of Intelligence, Information and Services at Raytheon where she was responsible for the company’s advanced cyber solutions, cyber security services and information-based solutions. She also served as vice president of engineering, technology and quality for the former Network Centric Systems business at Raytheon and was responsible for the strategic direction, leadership and operations of the engineering, technology and quality functions. Prior to Raytheon, Ms. Dugle held executive positions at ADC Telecommunication with responsibility for leading teams across Europe, Middle East and Africa and the Asia-Pacific region. She holds B.S. and B.B.A. degrees from Purdue University and an M.B.A. in international business from the University of Texas at Dallas.

14    STATE STREET CORPORATION

LYNN A. DUGLE Age 57, Director Since 2015 BOARD ROLES AND COMMITTEES Examining and Audit Committee Technology Committee DIRECTOR QUALIFICATION HIGHLIGHTS Cyber Security Global Operations Technology International Business

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•

Deputy Chairman, Kinnevik AB, a long-term oriented investment company (2013 to present); Non-Executive Director (2011 to present); member of Remuneration Committee (Chair) and Governance, Risk and Compliance Committee (Chair)

•	Chairman, Hedge Fund Standards Board (U.K.), a global standard-setting body for the hedge fund industry (2011 to present)

•

Non-Executive Director, Millicom International Cellular S.A., an international telecommunications and media company (2014 to present); member of the Remuneration Committee (Chair) and Compliance and Business Practices Committee

•	Non-Executive Director, HM Treasury, the British Government’s Economic & Finance Ministry (2012 to present)

•	Former Non-Executive Chairman, Guardian Media Group plc, a privately held diversified multimedia business in London (2009 to 2013); Non-Executive Director (2007 to 2013)

•

Former Vice Chairman and Chief Operating Officer of European Operations, Morgan Stanley, an NYSE-listed global financial services company (2002 to 2006) and Morgan Stanley International Limited, London (2006 to 2007); Vice President (1990 to 1992); Executive Director (1992 to 1996); Managing Director and Chief Administrative Officer for European Operations (1996 to 2002); Senior Adviser (2006 to 2007)

Qualifications and Attributes

Dame Amelia Fawcett, a dual American and British citizen, has many years of extensive and diverse financial services experience. At Morgan Stanley, she served in many roles including Vice Chairman and Chief Operating officer of Morgan Stanley International and had responsibility for development and implementation of the company’s business strategy (including business integration), as well as oversight of the company’s operational risk functions, infrastructure support and corporate affairs. Prior to joining Morgan Stanley, she was an attorney at the New York-based law firm of Sullivan & Cromwell, practicing primarily in the areas of corporate and banking law in both New York and Paris. Her service on both the Court of Directors of the Bank of England (the Board of the British Central Bank) and the British Treasury (the latter a position she still holds) provided her with valuable experience with the complex regulatory and compliance frameworks of the financial industry. Dame Amelia was awarded a CBE (Commander of the Order of the British Empire) and a DBE (Dame Commander of the Order of the British Empire) by the Queen, in both instances for services to the finance industry. In addition, in 2004, she received His Royal Highness The Prince of Wales’s Ambassador Award recognizing responsible business activities that have a positive impact on society and the environment. Dame Amelia’s public policy experience and experience in the European banking markets provide a valuable international financial markets perspective to State Street. She formerly has served, or currently serves, in the capacity as chairman of the American Friends of the National Portrait Gallery, deputy chairman of the National Portrait Gallery, chairman of the Prince of Wales’ Charitable Foundation (current), deputy chairman and governor of the London Business School (current), a commissioner of the U.S.-U.K. Fulbright Commission (current) and a trustee of Project Hope (current). Dame Amelia received a B.A. degree from Wellesley College, a J.D. degree from the University of Virginia and an honorary degree from the American University in London (Richmond).

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AMELIA C. FAWCETT Age 60, Director Since 2006 BOARD ROLES AND COMMITTEES Executive Committee Executive Compensation Committee Risk Committee (Chair) DIRECTOR QUALIFICATION HIGHLIGHTS Regulatory Compliance Legal Global Financial Services Risk Management

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•	Retired Senior Partner and Vice Chairman, Deloitte, LLP, a global professional services firm (2011 to 2014); Managing Partner of Client Initiatives (2007 to 2011); member of US Executive Committee

•	Director, Deloitte Touche Tohmatsu Limited (2007 to 2013); member of Risk Committee (Chairman) (2011 to 2013) and Audit Committee (Chairman) (2008 to 2011)

•	Director, Guardian Life Insurance Company, a mutual life insurance company (2014 to present)

•	Director, Hamilton Insurance Group, a global insurance and reinsurance company (2014 to present)

Qualifications and Attributes

As senior partner and vice chairman of Deloitte, LLP, Mr. Freda served Deloitte’s most significant clients and maintained key relationships, acting as a strategic liaison to the marketplace as well as to professional and community organizations. Mr. Freda joined Deloitte in 1974 and built a distinguished record of service during his 40-year career, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients. Mr. Freda brings to the Board key insight and perspective on risk management, international expansion and client relationships gained through his extensive experience interacting with audit committees, boards of directors and senior management. He serves as a trustee of Bentley University. Previously, Mr. Freda has served as the chairman of Catholic Community Services, the United Way of Essex and West Hudson and the AICPA Insurance Companies Committee and was a U.S. Representative to the International Accounting Standards Committee’s Insurance Steering Committee. Mr. Freda received his B.S. in accounting from Bentley University.

16    STATE STREET CORPORATION

WILLIAM C. FREDA Age 64, Director Since 2014 BOARD ROLES AND COMMITTEES Examining and Audit Committee (Chair) Executive Committee Risk Committee DIRECTOR QUALIFICATION HIGHLIGHTS Audit Risk Management Global Financial Services Accounting

Item 1 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Career Highlights

•

Wallace Brett Donham Professor of Business Administration, Harvard Business School (1984 to present); former Faculty Chair, Leadership Initiative, High Potentials Leadership Program and Organizational Behavior Unit

•

Director, Eaton Corporation, an NYSE-listed power management company providing energy-efficient solutions that manage electrical, hydraulic, and mechanical power (1994 to 2012 as Cooper Industries, Inc., prior to merger with Eaton Corporation, 2012 to present as Eaton Corporation); member of the Governance Committee and Compensation and Organization Committee

•	Director, Harvard Business Publishing

Qualifications and Attributes

Ms. Hill is the author of several books and articles focusing on the principles and qualifications for effective leadership and management. Through her research and academic perspectives, affiliation with Harvard Business School and experience as a public company director, Ms. Hill brings to the Board an effective understanding of market and competitive trends in executive talent development, leading innovation and corporate governance matters. She is an active member in her community serving as trustee to the Global Citizens Initiative and The Art Center College of Design and is a special representative to the board of trustees of Bryn Mawr College. Ms. Hill is a former trustee of The Bridgespan Group and the Nelson Mandela Children’s Fund. She received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago and a Ph.D. in behavioral sciences from the University of Chicago and completed her post-doctoral research fellowship at the Harvard Business School.

STATE STREET CORPORATION    17

LINDA A. HILL Age 60, Director Since 2000 BOARD ROLES AND COMMITTEES Executive Compensation Committee Nominating and Corporate Governance Committee Technology Committee DIRECTOR QUALIFICATION HIGHLIGHTS Academic Leader Talent Development Governance Management

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Career Highlights

•	State Street Corporation, Chairman (2011 to present); Chief Executive Officer (2010 to present); President (2008 to 2014)

•	President and Chief Executive Officer, Boston Financial Data Services (1990 to 2000)

•	President and Chief Executive Officer, National Financial Data Services (1988 to 1990)

Qualifications and Attributes

Mr. Hooley joined State Street in 1986 and currently serves as Chairman and Chief Executive Officer. He served as President and Chief Operating Officer from April 2008 to December 2014. From 2002 to April 2008, Mr. Hooley served as Executive Vice President and head of Investor Services and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading. Mr. Hooley was elected to serve on the Board of Directors in October 2009, and he was appointed Chairman of the Board in January 2011. His leadership experience and core understanding of State Street’s full range of services brings to the Board a detailed, innovative and thorough perspective on State Street’s key operations, strategic initiatives and client relationships globally. Mr. Hooley serves as a member of the board of directors of the Federal Reserve Bank of Boston and a member of the Financial Services Forum in Washington D.C. He is a director on the board of Boys & Girls Clubs of Boston, the President’s Council of the Massachusetts General Hospital, the Massachusetts Competitive Partnership and a trustee of the board of Boston College. He received his B.S. degree from Boston College.

18    STATE STREET CORPORATION

JOSEPH L. HOOLEY Age 60, Director Since 2009 BOARD ROLES AND COMMITTEES Chairman of the Board Executive Committee (Chair) Risk Committee DIRECTOR QUALIFICATION HIGHLIGHTS Leadership Global Operations Financial Services International Investment

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Career Highlights

•

Retired Group Managing Director and Group Chief Operating Officer (2011 to 2014), HSBC Holdings, plc., an NYSE-listed banking and financial services organization; Executive Director and Chief Technology and Services Officer, HSBC Bank plc. (2007-2010); other various positions throughout his 34-year tenure.

Qualifications and Attributes

As the Group Managing Director and Group Chief Operating Officer of HSBC Holdings, plc., Mr. O’Sullivan led the bank’s global operations and information technology functions, with worldwide responsibilities for business transformation, organizational restructuring and operational effectiveness. Prior to assuming the role of Group Managing Director and Group Chief Operating Officer, Mr. O’Sullivan held various positions throughout HSBC in the U.S., Canada and Europe. His long tenure at HSBC provided him with valuable experience with the operational and technology challenges faced by a large, global financial institution as well as the management of overall company effectiveness and efficiency, including development of a global approach to expense management and operational risk management. Mr. O’Sullivan is a member of the Information Technology Advisory Committee at the University of British Columbia and a former trustee of the York University Foundation. He is a dual citizen of Canada and the U.K. and received a B.A. degree from the Ivey School of Business at Western University.

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SEAN O’ SULLIVAN DIRECTOR QUALIFICATION HIGHLIGHTS Age 61, Nominee for Director International Business Operations Global Financial Services Technology Risk Management

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Career Highlights

•	Retired President and Chief Executive Officer, North American Electric Reliability Corporation, NERC, a self-regulatory organization for the bulk electricity system in North America (2005 to 2009)

•	Director, Emera, Inc., a Toronto Stock Exchange-listed energy and services company (2010 to present)

•	President and Chief Executive Officer, New England Electric System (and its successor company, National Grid USA), an NYSE-listed electric utility (1998 to 2004)

Qualifications and Attributes

Mr. Sergel’s responsibilities as chief executive officer of the North American Electric Reliability Corporation included imposing statutory responsibility and regulating the industry through adoption and enforcement of standards and practices. To do so, he led NERC to establish the first set of legally enforceable standards for the U.S. bulk power system. Prior to joining NERC, he spent 25 years with the New England Electric System, where he oversaw the merger with National Grid in 2000. His extensive practical and technical expertise in navigating the energy market through regulatory change and major transactions offers the Board important perspective on the evolving financial services industry and regulatory environment. Mr. Sergel served in the United States Air Force reserve from 1973 to 1979 and has served as a director of Jobs for Massachusetts and the Greater Boston Chamber of Commerce. He is a former trustee of the Merrimack Valley United Way and the Worcester Art Museum, prior chairman of the Consortium for Energy Efficiency and was a member of the Audit Committee for the Town of Wellesley, Massachusetts. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University and an M.B.A. from the University of Miami.

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RICHARD P. SERGEL Age 67, Director Since 1999 BOARD ROLES AND COMMITTEES Examining and Audit Committee Executive Committee Executive Compensation Committee (Chair) Technology Committee DIRECTOR QUALIFICATION HIGHLIGHTS Regulatory Compliance Audit Mergers and Acquisitions Leadership

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Career Highlights

•	Managing Partner and Founder, Glen Capital Partners, LLC, an alternative asset investment fund (2013 to present)

•	Managing Director and Vice Chairman of Global Buyout, Carlyle Group, a Nasdaq-listed global asset manager (2009 to 2014)

•	Chairman, Chief Executive Officer and President, PerkinElmer Corp, an NYSE-listed developer and producer of life science equipment and services (1998-2009)

•

Director, NXP Semiconductors, a Nasdaq-listed semiconductor manufacturer (Director 2010 to 2015 and Chairman, 2013 to 2015 as Freescale Semiconductor, Inc., prior to its acquisition by NXP Semiconductors in 2015, 2015 to present as NXP Semiconductors)

•	Director and 10% owner, LMI Aerospace, a Nasdaq-listed designer and provider of aerospace structures (2014 to present)

•	Director, Automatic Data Processing, Inc., a Nasdaq-listed provider of business outsourcing solutions (2007 to 2014)

Qualifications and Attributes

Mr. Summe has extensive management experience leading large and complex corporate organizations in evolving environments. While vice chairman of Carlyle Group, he was responsible for buyout funds in financial services, infrastructure, Japan, the Middle East and African markets and served on the firm’s operating and investment committees. His experience in private equity has afforded him a deepened exposure to understanding varied business models, practices, strategies and environments and assessing value in varied international regions. During his tenure as chairman and chief executive officer at PerkinElmer, Mr. Summe led the company’s transformation from a diversified defense contractor to a technology leader in health sciences. Prior to joining PerkinElmer, Mr. Summe held leadership positions at AlliedSignal (now Honeywell), General Electric and McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. He has published a number of articles in the Harvard Business Review, Electronic Business, and various technical journals and is in the Engineering Hall of Distinction at the University of Kentucky.

DIRECTORS NOT STANDING FOR REELECTION AT THE 2017 ANNUAL MEETING

Ronald L. Skates’ and Thomas J. Wilson’s service as directors will end at the 2017 annual meeting, and the Board thanks them both for their service. Mr. Skates served on the Examining and Audit Committee, Nominating and Corporate Governance Committee, Risk Committee and Technology Committee during 2016 and has been a member of State Street’s Board of Directors since 2002. Mr. Wilson, a director since 2012, served on the Nominating and Corporate Governance Committee and Risk Committee during 2016.

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GREGORY L. SUMME Age 60, Director Since 2001 BOARD ROLES AND COMMITTEES Executive Committee Executive Compensation Committee Nominating and Corporate Governance Committee (Chair) DIRECTOR QUALIFICATION HIGHLIGHTS Global Finance Governance Leadership Investment

2017 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, or CD&A, we describe our approach to executive compensation, including philosophy, design, process and risk alignment. We also describe 2016 compensation decisions for the following named executive officers, who we refer to as our NEOs.

•	Joseph L. Hooley — Chairman and Chief Executive Officer

•	Michael W. Bell — Executive Vice President and Chief Financial Officer

•	Michael F. Rogers — President and Chief Operating Officer

•	Ronald P. O’Hanley — Vice Chairman and President and Chief Executive Officer of State Street Global Advisors

•	James S. Phalen — Vice Chairman and Head of the Office of Regulatory Initiatives

In this CD&A, references to the Compensation Committee, or to the Committee, are references to the Executive Compensation Committee of our Board of Directors.

CD&A Table of Contents

Executive Summary

2016 Corporate Performance Highlights

In 2016, we deepened and expanded our client relationships, resulting in new asset servicing commitments of $1.4 trillion, continued to establish our position as a leader in technology-driven financial services both to improve operational performance and deliver innovative client solutions, made critical investments to prepare State Street and its clients for the future, and achieved solid financial results. Importantly, we extended our core investment management capabilities through our acquisition of GE Asset Management. We also intensified our focus on controlling expenses, managing risk and optimizing our capital position in an effort to create long-term value for our shareholders. The revenue environment remained challenging, characterized by continued slow economic growth and low interest rates, geopolitical shocks and volatile markets, particularly in Europe and emerging markets. Despite those challenges, we generated increases over 2015 in earnings per share and return on average common equity, maintained stable expenses and made strategic investments to further develop our digital enterprise. Below are selected key indicators we use to monitor our performance. The Committee also considered these indicators in evaluating 2016 corporate performance for compensation purposes. Additional factors considered by the Committee are also described under the heading “2016 Compensation Decisions—Corporate Performance.”

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Financial Performance Highlights

Consolidated Financial Performance

($ In millions, except per share data)	2016	2015	% Change
Revenue	$10,207	$10,360	(1.5)%
Total fee revenue	8,116	8,278	(2.0)%
Diluted earnings per share (EPS)	4.97	4.47	11.2%
Return on average common equity (ROE)	10.5%	9.8%	0.7%

Consolidated total revenue for 2016 decreased from 2015, presented in accordance with generally accepted accounting principles (GAAP). Consolidated total revenue presented on an operating (non-GAAP) basis(1) increased from 2015, and includes revenue from non-taxable sources on a fully taxable equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business. Consolidated EPS and ROE for 2016 each increased from 2015 on both a GAAP basis and an operating basis.

Total Shareholder Return

	State Street	S&P Financial Index	Peer Group Median(1)
1-Year TSR	19.81%	22.75%	23.58%
3-Year TSR	12.16%	39.17%	38.63%
(1)	Based on our 12-firm compensation peer group; for more information on our compensation peer group see below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”

Strategic Objective Performance Highlights

We made progress on several important strategic objectives during 2016. These included:

•	Achieved new asset servicing commitments of $1.4 trillion, reflecting strong growth with significant participation from Europe

•

Began implementing State Street Beacon, our multi-year strategy to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization; more than doubled the estimated annual pre-tax savings in 2016 to $175 million(2)

•

Completed our acquisition of GE Asset Management, extending our core investment management capabilities, including in the high-growth outsourced chief investment officer markets, and enhancing our capabilities to deliver value-added solutions to our client base

•	Invested in data and analytics solutions to deliver client value across all of our businesses, including integrated solutions that improve the data, speed and services to our clients

•

Continued to advance risk excellence as a top organizational priority, making considerable progress in strengthening our controls and operating environment and reinforcing a strong culture of Risk Excellence

For further details on these and other initiatives, see below under the headings “2016 Compensation Decisions—Corporate Performance” and “2016 Compensation Decisions—Individual Compensation Decisions.”

(1)

Financial results presented on an operating basis are a non-GAAP presentation. State Street measures and reports its financial performance in accordance with U.S. generally accepted accounting principles, referred to as GAAP. State Street also separately measures and compares its financial performance on a non-GAAP basis, referred to as operating basis, because it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. State Street believes operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in accordance with GAAP. Operating-basis and other non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, financial information prepared in accordance with GAAP.

(2)

Estimated pre-tax expense savings improvements relate only to State Street Beacon and the targeted staff reductions announced as part of our third quarter 2015 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors.

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Additional Performance Highlights

Returning Value to Shareholders

•

We declared total quarterly common stock dividends of $1.44 per share in 2016, or approximately $559 million, compared to total quarterly common stock dividends of $1.32 per share, or approximately $536 million, in 2015

•

We purchased approximately 21.1 million shares of our common stock in 2016 at a total cost of approximately $1.37 billion, compared to purchases of approximately 20.5 million shares at a total cost of approximately $1.52 billion in 2015

Asset Servicing and Asset Management Performance

($ In trillions, except where otherwise noted)	2016	2015	% Change
Assets under custody and administration(1)	$28.77	$27.51	4.6%
Assets under management(1)	2.47	2.25	9.9%
(1)	As of year-end.

Capital Levels

Our regulatory capital levels remained well above current regulatory minimum requirements in 2016.

Capital Ratio	State Street Corporation December 31, 2016(1)	Minimum Requirements 2016(2)
Common Equity Tier 1 Risk-Based Capital	11.6%	5.5%
Tier 1 Risk-Based Capital	14.7%	7.0%
Total Risk-Based Capital	16.0%	9.0%
Tier 1 Leverage	6.5%	4.0%
(1)	Calculated in conformity with the “standardized approach” provisions of the Basel III final rule issued by the Board of Governors of the Federal Reserve System in July 2013.
(2)

Minimum common equity tier 1 risk-based capital, minimum tier 1 risk-based capital and minimum total risk-based capital presented include the transitional capital conservation buffer as well as the estimated transitional G-SIB surcharge being phased-in beginning January 1, 2016 through January 1, 2019 based on an estimated 1.5% surcharge in all periods.

CCAR Results

We completed the Federal Reserve’s 2016 Comprehensive Capital Analysis and Review, or CCAR process, without Federal Reserve objection to our 2016 capital plan. Under Federal Reserve rules, we must submit an annual capital plan to the Federal Reserve, taking into account the results of separate stress tests designed by us and by the Federal Reserve.

Other Matters

State Street’s 2016 performance is reviewed in greater detail in our annual report on Form 10-K, accompanying this proxy statement and previously filed with the Securities and Exchange Commission, or SEC.

2016 Corporate and NEO Performance Evaluations

Corporate Performance

In determining our NEOs’ compensation for 2016, the Compensation Committee evaluated State Street’s overall corporate performance. This evaluation included a structured assessment of corporate performance based on three discrete scorecards that capture State Street’s annual performance against financial, strategic and risk management objectives. The Committee’s conclusions are shown below:

Corporate Performance Scorecards	2016 Committee Evaluation
Financial Performance	Below Expectations
Strategic Objectives Performance	Above Expectations
Risk Management Performance	At Expectations
Overall Performance	At Expectations

Although overall performance was “At Expectations” for 2016, the Committee approved annual incentive awards for all NEOs below target, which is in line with the financial performance evaluation. Annual incentive awards for our NEOs ranged from 57% to 89% of target, with our CEO receiving an annual incentive at 83% of target. Consistent with its design objective, the long-term incentive component (covering grants made in 2017) was approved at target for all NEOs.

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CEO Performance and Compensation

Overall, Mr. Hooley was paid below his target incentive for 2016.

Annual Incentive. The Compensation Committee awarded Mr. Hooley an annual incentive at 83% of target for 2016. This reflects the Committee’s favorable evaluation of Mr. Hooley’s overall 2016 performance, including his significant progress in executing our digital transformation plan, the acquisition of GE Asset Management and the return to shareholders of approximately $1.9 billion of capital in the form of common stock dividends and share repurchases. It also reflects the fact that 2016 financial performance was below expectations. Consequently, the Committee believed an annual incentive at 83% of target to be appropriate. Mr. Hooley did not receive an annual incentive award for 2015 due to below expectations corporate performance and the effects of previously disclosed non-ordinary course contingencies (discussed in last year’s proxy statement). Last year’s decision also reflected Mr. Hooley’s request that he not receive an annual incentive for 2015.

Long-Term Incentive. The long-term incentive is based on future stock price performance and a portion of the long term incentive is not paid unless specific financial targets are achieved. Therefore, our long-term incentive awards generally remain consistent with target compensation levels, absent a change in the executive’s responsibilities, State Street’s long-term performance trend or market practices. The Committee awarded Mr. Hooley 100% of his long-term incentive for 2016. For 2015, the Committee reduced the long-term incentive component for many of our 2015 NEOs below target, including for Mr. Hooley whose long-term incentive was paid at 90% of target, due to the non-ordinary course contingencies noted above.

For additional information concerning how the Committee incorporated the individual performance of Mr. Hooley and our other NEOs into 2016 compensation decisions, see “2016 Compensation Decisions—Individual Compensation Decisions.”

Sound Compensation and Corporate Governance Practices

Our NEO compensation practices are designed to support good governance and mitigate excessive risk-taking incentives. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders.

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What We Do Performance-based restricted stock units (RSUs) incorporate a ROE target that increased progressively in 2013, 2014 and 2015 Performance-based RSUs have a three-year performance period that promotes long-term performance Deferral of a significant amount of incentive compensation discourages short-term risk taking at the expense of long-term results Cash-based element of deferred compensation awards mitigates dilutive effects of deferred compensation Active engagement with our shareholders on compensation and governance issues Clawback and forfeiture policies permit the Compensation Committee to recoup incentive compensation payments Overlapping membership between the Compensation Committee and our Risk Committee “Double-trigger” change-of-control vesting in effect for all deferred incentive compensation awards granted on and after February 2014. These awards require a qualifying termination following a change of control before vesting Share ownership policy, including holding requirements, further aligns NEO incentive compensation design with the risks and performance results experienced by our shareholders. Each of our NEOs is in compliance with these guidelines An independent compensation consultant and independent legal counsel advise the Compensation Committee on executive compensation matters Non-compete and other restrictive covenants apply to deferred incentive awards Annual risk review by the Compensation Committee of the design and operation of our incentive compensation program What We Do Not Do No change-of-control excise tax gross-up No “single-trigger” change-of-control vesting on all awards granted on and after February 2014 No option repricing without shareholder approval No short-selling, options trading or hedging transactions in State Street securities No excessive perquisites No tax gross-ups on perquisites

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Shareholder Outreach and “Say-on-Pay”

In reviewing compensation design and governance practices, the Compensation Committee considers market practice and regulatory guidance, as well as other factors, including shareholder feedback. The Committee receives feedback from our shareholders through two primary channels:

•

Shareholder Outreach. We engage several of our largest shareholders to understand their specific perspectives on our compensation and governance programs. For 2016, we held discussions with shareholders representing more than 30% of our outstanding common stock

•

“Say-on-Pay.” At our annual shareholder meeting, we ask our shareholders to approve a non-binding advisory proposal on executive compensation. At our 2016 annual meeting, our shareholders approved that proposal with the vote of 89% of the votes cast

Based on the results of our “say-on-pay” vote and shareholder outreach, the Committee believes our shareholders, in general, support our overall executive compensation program. For the 2016 compensation year, we therefore continued many of the elements of our existing compensation program, such as maintaining a high level of equity and deferral for incentive compensation awards to our NEOs, as well as emphasizing pay for performance and alignment with shareholder interests.

One area of specific discussion we had with several of our shareholders over the past few years involved the design of our performance-based RSUs, including the appropriate performance target and the length of the performance period. In response to those discussions, we have introduced the following changes to the design of our performance-based RSUs:

•

NEW for 2016 Increased the minimum payout threshold ROE for the performance-based RSUs from 0.01% to 5% with an associated increase to the threshold payout rate from 30% to 40%. The increased threshold eliminates any payout for ROE performance below 5%

•

NEW for 2016 Increased the payout opportunity for the performance-based RSUs for performance above the current 11% ROE target. The maximum opportunity for 15% ROE or greater is now 140% of the initial number of performance-based RSUs awarded (an increase from 120%), and provides for symmetrical payouts for performance above and below target

•

NEW in 2015 Increased the ROE performance target used in performance-based RSUs to 11% for 2015 awards, from 9% for 2014 awards and from 8% for 2013 awards, reflecting evolving market conditions and increased visibility into the effects of new regulatory standards. We believe that this performance target is consistent with our continuing objective of aligning our incentives with shareholder interests

Compensation Committee Process Concerning Risk Alignment

For 2016, we continued our focus on aligning incentive compensation with appropriate risk management principles. We provide incentives designed not to encourage unnecessary or excessive risk-taking and have established process controls and oversight. These features include:

•

Compensation Committee Interaction and Overlap with Risk Committee. The Compensation Committee regularly communicates with the Risk Committee of our Board of Directors to integrate the Risk Committee’s input into compensation decisions. The Chair of the Risk Committee also serves on the Compensation Committee

•	Corporate Risk Summary Review. The Compensation Committee periodically reviews a corporate risk summary, prepared by the Chief Risk Officer, evaluating firm-wide risk in several categories

•

Annual Compensation Risk Review. The Compensation Committee annually reviews a presentation by the Chief Risk Officer and the Chief Human Resources Officer evaluating our compensation programs and covering:

—	the alignment of State Street’s compensation plans with its safety and soundness

—	the activities of a multi-disciplinary control function committee created by management to formally review and assess incentive compensation arrangements throughout the organization

—	the identification of executives and other individuals whose roles may expose State Street to material amounts of risk (referred to as “material risk-takers”)

—	the mechanisms in place for monitoring risk performance and, where appropriate, implementing risk-based adjustments to incentive compensation

•

Risk-Based Adjustments to Incentive Compensation. We use a two-pronged process for risk-based adjustments to incentive compensation awards for material risk-takers. This process involves, as appropriate, both: (1) adjustments at the time awards

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are made (so-called “ex ante” adjustments) and (2) adjustments after the awards are made (so-called “ex post” adjustments), through possible recoupment of incentive compensation that has already been awarded via forfeiture (before vesting and delivery) or clawback (after vesting and delivery). For more information, see the discussion under “Other Elements of Compensation – Recourse Mechanisms” below

•

Emphasis on Deferral and Equity-Based Compensation. We maintain significant levels of deferred compensation and equity-based compensation for our executives. Combined, these elements align an executive’s compensation with the risks and performance results experienced by our shareholders. The high level of deferral places a significant amount of compensation at risk for possible forfeiture in specified circumstances.

For a further discussion of the risk alignment of our compensation practices, see below under the heading “Alignment of Incentive Compensation and Risk.”

Compensation Philosophy

State Street’s compensation program for NEOs and other executive officers aims to:

•	attract, retain and motivate superior executives

•	reward those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	drive long-term shareholder value and financial stability

•	achieve the preceding goals in a manner aligned with sound risk management and our corporate values

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Compensation Design Elements

Elements of Compensation. Key elements of our total compensation program for our NEOs for 2016 are described below.

Element	Description	Considerations and Rationale	Clawback, Forfeiture and Ex Ante Mechanisms(1)
Salary
Base Salary	• Fixed annual cash amount • Paid periodically throughout the year	• Compensates employees throughout the year for day-to-day responsibilities	—
Annual Incentive Compensation
Cash Incentive (non-deferred)	• Variable cash amount • Paid as part of annual incentive compensation	• Provides a limited, immediately paid incentive opportunity based on annual performance	✓
Deferred Value Awards (DVAs)

•   DVAs are units representing a notional investment in a money market fund

•   Upon vesting, notional units are paid in cash

•   Vest ratably in 16 quarterly installments beginning in May 2017

•   Number of actual units awarded is increased to provide an estimated annual return of approximately 2.50% over the deferral period

•   Subject to time vesting requirements

•   Retains benefits of deferral for a portion of cash-based incentive compensation

•   Cash-based compensation mitigates the dilutive effects of deferred compensation

✓
Long-Term Incentive Compensation
Performance - Based Restricted Stock Units (RSUs)

•   Equity-based compensation

•   The number of RSUs ultimately earned for awards based on 2016 performance are based on State Street’s average annual GAAP ROE performance over the three-year performance period 2017-2019, subject to adjustment for pre-established, objectively determinable factors(2)

•   GAAP ROE performance target is 11%; RSUs are earned under the following schedule:

•   RSUs ultimately earned “cliff” vest in one installment in February 2020

•   Subject to performance-based vesting to align with long-term performance

•   ROE is an important financial performance metric that is monitored closely in our industry

•   NEW for 2016 ROE threshold for receiving any of the shares awarded increased from 0.01% to 5% with threshold payout rate increasing from 30% to 40%

•   NEW for 2016 Each award has a maximum payout of 140% (increased from 120%) of the initial number of RSUs awarded which, combined with other design features, results in a risk-balanced incentive for performance above the target

•   Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders

✓
Deferred Share Awards (DSAs)	• Equity-based compensation • Vest ratably in four annual installments beginning in February 2018	• Subject to time vesting requirements • Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders	✓

(1)	For more information, see the discussion under “Other Elements of Compensation—Recourse Mechanisms” below.
(2)

Early in each compensation year, the Compensation Committee identifies specific types of objectively determinable factors that could affect performance measures during the year and which will be excluded from the performance measure calculation. Factors that result in an adjustment to the calculation of performance measures

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include: acquisitions, dispositions and similar transactions and related securities issuances and expenses; changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the performance period; and restructuring charges and expenses. However, the Committee retains the power to exercise negative discretion, as it deems appropriate, to reduce the actual payouts under performance awards as a result of any of these factors.

Restrictive Covenants. Each of our deferred incentive compensation awards includes restrictive covenants applicable to our NEOs. Beginning with awards granted for 2015 performance, we added provisions concerning non-competition to the non-solicitation, confidentiality and non-disparagement provisions included historically in these awards.

2016 Compensation Decisions

Total Compensation Approach

The Compensation Committee evaluates individual compensation for our NEOs and other executive officers by looking at total compensation, consisting of base salary and incentive compensation.

Base Salary. Base salary is a fixed annual cash amount and is a relatively small portion of total compensation for the NEOs. 2016 annual base salary rates for the NEOs remained unchanged from their levels in 2015.

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, paid as a long-term incentive, and cash-based elements, paid as an annual incentive. The Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a higher percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive. This emphasis on deferred awards is also consistent with regulatory guidance for major financial institutions.

By paying a significant portion of our NEOs’ compensation in equity and by requiring vesting of that component over multiple years, the Committee creates an incentive structure where both the rewards and risks of share ownership are shared by our executives and shareholders.

For 2016, the Committee decided to award annual incentives below target for all NEOs reflecting financial performance below our expectations. For a description of our annual and long-term incentive compensation targets, see below.

The following charts highlight the percentages of our CEO’s and other NEOs’ (on average) 2016 total compensation that are delivered via deferred incentives, equity-based incentives, and vehicles that are subject to State Street’s future financial/stock performance.

2016 Total Compensation Mix: CEO	Average 2016 Total Compensation Mix: Other NEOs

Total Equity-Based Compensation: 74% Total Cash-Based Compensation: 26%	Total Equity-Based Compensation: 65% Total Cash-Based Compensation: 35%

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Individual Compensation Targets. For 2016, the Compensation Committee established compensation targets for each NEO’s annual and long-term incentive. These targets were based upon an assessment of the executive’s role and responsibilities at State Street and relevant competitive and market factors, as well as internal equity.

•

Annual Incentive. The annual incentive is designed to reflect the executive’s performance for the year. Therefore, the actual annual incentive can vary from target based on State Street’s and the executive’s performance from year to year. The final annual incentive award can range between 0% and 200% of target to reflect performance. 2016 annual incentive awards (granted in February 2017) for our NEOs ranged from 57% to 89% of target.

•

Long-Term Incentive. The long-term incentive is designed to reflect State Street’s long-term performance trend, as well as the core responsibilities associated with the executive’s role over time. Therefore, the actual long-term incentive awarded is expected to be consistent from year to year, absent a change in (1) State Street’s long-term performance trend, (2) the executive’s responsibilities or (3) market compensation practices. Absent any of these changes, the long-term incentive may still vary within a range of 80% to 120% of the target based on an assessment of actions or behaviors that affect the NEOs’ long-term value to State Street. These behaviors may include prioritizing cross-organization initiatives in support of State Street’s business strategy, serving as an ethical role model, enhancing a culture of compliance and prudent risk-taking and ensuring management practices are in place to deliver the required talent pipeline as well as other considerations deemed appropriate by the Committee. 2016 long-term incentive awards (granted in February 2017) were approved at target for all NEOs.

In making individual incentive compensation decisions for each of our NEOs, the Committee determines their annual and long-term incentive separately. The Committee then adds those two amounts together to reach a total incentive for the executive.

The 2016 annual and long-term incentive compensation targets established by the Compensation Committee for each of our NEOs are listed in the following chart:

Name	Base Salary Rate	Target Incentive Compensation(1)			Target Total Compensation
		Annual	Long-Term	Total

Joseph L. Hooley	$1,000,000	$3,000,000	$10,000,000	$13,000,000	$14,000,000
Michael W. Bell(2)	800,000	1,950,000	4,000,000	5,950,000	6,750,000
Michael F. Rogers	908,710	3,000,000	6,091,290	9,091,290	10,000,000
Ronald P. O’Hanley	800,000	2,900,000	5,300,000	8,200,000	9,000,000
James S. Phalen(2)	850,000	2,800,000	5,200,000	8,000,000	8,850,000

(1)

The Committee retains the ability to deviate from the annual and long-term incentive targets (higher or lower), their designed purposes or the form of compensation delivered as it deems appropriate based on performance or other factors or circumstances.

(2)	Mr. Phalen ceased serving as an executive officer in January 2017 and Mr. Bell ceased serving as an executive officer in March 2017.

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Compensation Assessment Framework

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. In evaluating these factors and making 2016 compensation decisions for the NEOs, the Committee used the following framework:

Performance assessed under this framework drives incentive compensation determinations relative to each executive’s targets, particularly for the annual incentive. The Committee balances corporate and individual results to reach final total compensation decisions. In doing so, the Committee may consider additional factors or give greater or less weight to specific notable factors.

Corporate Performance

Framework Evaluation. As referenced above, the corporate performance framework uses a structured evaluation of three discrete and multi-factor scorecards, which contain both quantitative and qualitative metrics and cover:

•	financial performance

•	performance against strategic objectives

•	risk management performance, including the risk management performance of significant individual business lines and functions

The Compensation Committee received financial, strategic objectives and risk management performance scorecard updates in July and December 2016. The Compensation Committee also received an additional interim financial performance scorecard update in September 2016, as well as the final 2016 financial, strategic objectives and risk management scorecards in early 2017. The Committee’s overall evaluation of corporate performance, balancing positive and negative performance outcomes in each of these scorecards, is a primary driver of incentive compensation decisions for our NEOs.

In 2016, we deepened and expanded our client relationships, resulting in new asset servicing commitments of $1.4 trillion, continued to establish our position as a leader in technology-driven financial services both to improve operational performance and deliver innovative client solutions, made critical investments to prepare State Street and its clients for the future and achieved solid financial results. Importantly, we extended our core investment management capabilities through our acquisition of GE Asset Management. We also intensified our focus on controlling expenses, managing risk and optimizing our capital position in an effort to create long-term value for our shareholders. The revenue environment remained challenging, characterized by continued slow economic growth and low interest rates, geopolitical shocks and volatile markets, particularly in Europe and emerging markets. Despite those challenges, we generated increases over 2015 in earnings per share and return on average common equity, maintained stable expenses, and made strategic investments to further develop our digital enterprise. Though we assessed our financial performance as below expectations, earnings per share growth and return on average common equity were above the median of our peer group and we delivered a total return to shareholders of 19.81%.

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Corporate Performance Financial Performance (Absolute and Relative) Strategic Objectives Performance Risk Management Performance Individual Performance CEO Assessment of Executives’ Performance (and Compensation Recommendations) Committee Assessment of CEO and Executives Other Independent Directors’ Assessment and Input for CEO and Executives Amount and Form of Incentive Compensation Additional Factors Considered Market Compensation Levels, Trends and Practices Regulatory Considerations Shareholder Outreach and Say on Pay Results

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

A brief description of each of the three performance scorecards follows:

Performance Scorecard	Key Areas Reviewed	2016 Performance Highlights		2016 Committee Evaluation
Financial Performance	• Revenue • EPS • ROE • Total shareholder return

•    Revenue decreased from 2015 on a GAAP basis, but increased on an operating basis; total fee revenue and net interest revenue also decreased from 2015 on a GAAP basis, but increased on an operating basis; EPS and ROE increased from 2015 on both a GAAP and operating basis

•    Selected 2016 GAAP-basis performance metrics, compared to the median of our 12-firm compensation peer group.(1) Results as follows:

Below Expectations
		2016 Performance Metric	12-Firm Compensation Peer Group(1)
		Revenue growth	Below median
		EPS growth	Above median
		Return on equity	Above median
		Total shareholder return (1-Year)	Below median

Strategic Objectives Performance	• Strengthen our foundation • Deliver highly valued services and solutions to our clients • Engage our people • Drive our strategy

•    Achieved new asset servicing commitments of $1.4 trillion, reflecting strong growth with significant participation from Europe

•    Managed expenses well

•    Completed our acquisition of GE Asset Management, extending our core investment management capabilities, including in the high-growth outsourced chief investment officer markets and enhancing our capabilities to deliver value-added solutions to our client base

•    Began implementing State Street Beacon, our multi-year strategy to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, resulting in $175 million in annual pre-tax cost savings, which is more than double the estimated savings(2)

•    Invested in solutions to deliver client value across all of our businesses, including data and analytics

•    Returned a total of approximately $1.9 billion of capital to shareholders in the form of common stock dividends and share repurchases

•    Further embedded a culture of Risk Excellence through a focus on constructive challenge and debate, training and coaching and desired leadership behaviors

Above Expectations
Risk Management Performance	• Financial risk • Non-financial risk • Business unit risks • Capital/stress testing • Regulatory posture

•    Positive trends in performance across the firm’s credit portfolio and asset liability management activities

•    Strong performance across the firm’s Risk Excellence initiatives

•    Along with several other large banks, State Street’s Resolution Plan, submitted in July 2015, was deemed to be non-credible by the Federal Reserve and Federal Deposit Insurance Corporation in April 2016. However, identified deficiencies were determined to be adequately remedied in December 2016

•    Completed the Federal Reserve’s March 2016 CCAR process, without the Federal Reserve objecting to our 2016 capital plan

At Expectations
Overall Performance	• Financial performance • Strategic objectives performance • Risk management performance	• Reflects an overall assessment of all three summaries of corporate performance		At Expectations

(1)	Our 12-firm compensation peer group is described below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”
(2)

Estimated pre-tax expense savings improvements relate only to State Street Beacon and the targeted staff reductions announced as part of our third quarter 2015 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Individual Compensation Decisions

In addition to State Street’s overall performance described above, the Committee also considered each executive’s individual performance in determining the total compensation for each NEO. The Committee assesses individual performance relative to objectives established by our Board of Directors and reviewed by the Compensation Committee at the beginning of the year. For 2016, these corporate goals fell into the following categories:

•	strengthening our foundation

•	delivering highly valued services and solutions to our clients

•	engaging our people

•	driving our strategy

Mr. Hooley. During 2016, Mr. Hooley continued to strengthen State Street’s strategic position through executing our digital transformation plan and acquiring GE Asset Management. Mr. Hooley also focused on the following areas, which directly support State Street’s long-term strategy and the corporate goals noted above:

•	Building on our strong core

—	Managed expenses, resulting in our ability to fund strategic investments
—	Delivered value added solutions for many clients through our sector-based sales strategy, resulting in a significant increase in new asset servicing mandates from 2015

•	Achieving a digital enterprise

—

Delivered tangible benefits to many clients, such as better data quality, faster service delivery and real-time insights through implementation of new operational processes and technology as part of our digital transformation

—	Continued to improve our technology architecture and operating model
—	Outperformed our digital transformation plan by achieving more than double the estimated annual pre-tax expense savings for 2016

•	Pursuing new opportunities

—

Advanced our strategy to invest in higher growth and return businesses with the acquisition of GE Asset Management, which strengthened State Street Global Advisors’ position as a premier provider of innovative client solutions

—	Launched innovative products to help clients meet new regulatory requirements and expand into new markets
—	Extended our leadership position in the strategic offshore servicing markets in Luxembourg and Ireland
—	Furthered our State Street Global Exchange strategy to build an open software, data and analytics platform to support clients’ evolving risk and portfolio management needs

•	Maintaining our capital strength

—	Completed the Federal Reserve’s March 2016 CCAR process, without the Federal Reserve objecting to our 2016 capital plan
—	Continued to return capital to our shareholders by returning approximately $1.9 billion through common stock dividends and repurchases in 2016
—	Strengthened our capital position by actively working with clients to manage deposits to regulate the size of our balance sheet and improve returns

•	Strengthening our foundation

—	Continued to advance Risk Excellence as a top organizational priority by developing and executing a multi-year plan to strengthen culture, controls and governance
—	Strengthened our workforce through increased diversity, internal mobility and professional development, and invested in talent management technology

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Corporate Performance Individual Performance Amount and Form of Incentive Compensation

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Bell. Mr. Bell successfully managed State Street’s balance sheet, optimizing capital levels and return through disciplined liability pricing, deployment of interest rate capacity and active management of funding and swap activity. As Chief Financial Officer, Mr. Bell led the effort to reduce expenses despite a challenging revenue environment in 2016. His actions earned State Street positive results under the Federal Reserve’s annual CCAR stress test and strengthened the liquidity of our investment portfolio. Further, he improved the effectiveness and efficiency of the Finance Division’s operating model through implementing simplified budgeting and forecasting processes. Mr. Bell improved talent in the Finance Division with key senior level hires in 2016 and effectively planned a transition of Chief Financial Officer responsibilities to a new Chief Financial Officer in 2017.

In March 2016, we announced that Mr. Bell would step down from his role as Chief Financial Officer. To provide for a smooth transition of leadership of the Finance Division, Mr. Bell agreed to continue to serve State Street as Chief Financial Officer during the search for his successor. In April 2016, the Committee approved a transition agreement for Mr. Bell. The agreement provides specified benefits to Mr. Bell, contingent upon his continued service, including a 2016 incentive compensation award, subject to the Committee’s discretion and corporate and individual performance, as well as continued vesting of his outstanding deferred incentive compensation awards in accordance with the terms of our incentive plans and awards. On February 28, 2017, we appointed Eric Aboaf to serve as Chief Financial Officer, in accordance with this transition plan.

Mr. Rogers. Mr. Rogers continues to drive our digitization effort through State Street Beacon, which is differentiating State Street in the market, positively impacting our clients and controlling expenses. In 2016, he also successfully steered efforts to develop our Sector Sales initiatives and advanced new product innovation to drive improved speed and quality of service for clients. In addition, Mr. Rogers introduced significant improvements in business operations through key personnel changes and strengthened State Street’s risk profile through the build-out of market surveillance and Volcker infrastructure.

Mr. O’Hanley. Mr. O’Hanley led State Street Global Advisors in 2016 in achieving several key objectives. Notably, he coordinated the successful acquisition of GE Asset Management, which extends our core investment management capabilities, including in the high-growth outsourced chief investment officer markets. He also actively managed significant talent improvements through acquisition, internal mobility and outside hiring. In addition, he improved our operating environment and risk management profile, making significant contributions to resolution planning efforts. Mr. O’Hanley was appointed Vice Chairman, effective January 1, 2017.

Mr. Phalen. In 2016, Mr. Phalen oversaw major regulatory initiatives throughout State Street, including resolution planning and anti-money laundering remediation efforts, resulting in improvements in our overall control structure and risk posture. In May 2016, Mr. Phalen informed us that he planned to retire after almost 25 years at State Street. Through the second half of 2016, Mr. Phalen successfully transitioned responsibilities related to regulatory initiatives to State Street’s Chief Administrative Officer, Karen Keenan, prior to his retirement on January 20, 2017.

Additional Factors and Individual Compensation Decisions

In addition to the corporate and individual performance factors summarized above, the Committee also took into account market compensation competitiveness in finalizing its compensation decisions.

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Corporate Performance Individual Performance Amount and Form of Incentive Compensation

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

The Compensation Committee’s 2016 total compensation decisions for each of the NEOs relative to their targets are presented in the table below.

	Annual Incentive		Long-Term Incentive
Named Executive Officer	• Reflects performance specific to the relevant year and designed to vary from target year to year • All NEOs paid below target		• Designed to promote long-term perform ance and leadership behaviors and expected to be consistent year to year • All NEOs paid at target
	Target	Actual	Target	Actual
Joseph L. Hooley	$3,000,000	$2,500,000	$10,000,000	$10,000,000
Michael W. Bell	1,950,000	1,115,000	4,000,000	4,000,000
Michael F. Rogers	3,000,000	2,270,000	6,091,290	6,091,290
Ronald P. O’Hanley	2,900,000	2,570,000	5,300,000	5,300,000
James S. Phalen	2,800,000	1,600,000	5,200,000	5,200,000

The Compensation Committee’s 2016 total compensation decisions for each of the NEOs are presented in the table below. The table below is intended to help shareholders understand the process and philosophy the Committee used in calculating NEO compensation for 2016 performance. Note (1) to the table below describes the relationship between the amounts reported in the table below and those amounts reported in the Summary Compensation Table (as required by SEC rules) and related tables beginning on page 43. While the table below summarizes how the Committee views compensation, it is not a substitute for the tables and disclosures required by the SEC’s rules.

Named Executive Officer	Year	Annual Base Salary	Annual Incentive Awards		Long-Term Incentive Awards		Total Compensation
			Non-Deferred Cash	DVAs	Performance- Based RSUs	DSAs
Joseph L. Hooley	2016	$1,000,000	$625,000	$1,875,000	$6,000,000	$4,000,000	$13,500,000
	2015	1,000,000	0	0	5,400,000	3,600,000	10,000,000
	2014	1,000,000	1,250,000	1,250,000	6,000,000	4,000,000	13,500,000
Michael W. Bell	2016	800,000	255,750	859,250	2,400,000	1,600,000	5,915,000
	2015	800,000	210,000	390,000	2,160,000	1,440,000	5,000,000
	2014	800,000	546,750	920,750	2,400,000	1,600,000	6,267,500
Michael F. Rogers	2016	908,710	418,065	1,851,935	3,654,774	2,436,516	9,270,000
	2015	908,710	329,564	170,436	3,654,774	2,436,516	7,500,000
	2014	908,710	742,500	1,482,500	3,120,000	2,080,000	8,333,710
Ronald P. O’Hanley	2016	800,000	393,500	2,176,500	3,180,000	2,120,000	8,670,000
James S. Phalen	2016	850,000	340,000	1,260,000	3,120,000	2,080,000	7,650,000
	2015	850,000	284,000	716,000	2,808,000	1,872,000	6,530,000
	2014	850,000	666,000	794,000	3,120,000	2,080,000	7,510,000

(1)

The compensation described in the table above, which summarizes how the Committee evaluates total compensation, differs from the compensation described in the Summary Compensation Table beginning on page 43 in the following respects:

—

Annual Base Salary. The table above reflects the year-end annual base salary rate applicable for each NEO. Column (c) in the Summary Compensation Table presents the amount of base salary actually earned by each NEO during the relevant year.

—

DVAs. The table above reflects the value of deferred cash compensation designated by the Committee and does not include the adjustment factor intended to provide the notional investment return of a money market instrument during the deferral period. The DVA amounts included in the Summary Compensation Table are increased to reflect this adjustment factor, which is more fully described in note (3) to the Summary Compensation Table.

—

Long-Term Incentive Awards. The Compensation Committee grants long-term incentive equity awards based on the prior year’s performance. In the table above, equity awards are shown for the year of performance (e.g., equity granted in 2017 for 2016 performance is shown as 2016 compensation). Under applicable SEC rules, the Summary Compensation Table presents equity awards in the year in which they are made (e.g., equity granted in 2017 for 2016 performance will be shown as 2017 compensation). In addition, the Summary Compensation Table includes, to the extent awarded, defined contribution deferred share awards under our Executive Supplemental Retirement Plan for 2014. None of Messrs. Hooley, Bell, Rogers, O’Hanley, or Phalen were granted defined contribution deferred share awards under that

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

plan in 2015 or 2016. Consistent with the discussion under the heading “Total Compensation Approach,” the Committee does not view these retirement benefits conceptually as a component of total compensation.

—

Total Compensation. The amounts disclosed above differ from the amounts reported in column (j) of the Summary Compensation Table as a result of the different methodologies discussed in the notes above. Additionally, this presentation excludes several items from the Summary Compensation Table which State Street does not view as primary components of regular annual compensation, such as Change in Pension Value (which is due solely to actuarial computations).

Other Elements of Our Process

Roles of the Committee and the CEO

The Compensation Committee has direct responsibility for executive officer compensation plans, policies and programs at State Street and for establishing the overall compensation philosophy for executive officers, other than the Chief Executive Officer. The Committee performs those same functions for the Chief Executive Officer in consultation with the other independent directors. Accordingly, the Committee’s compensation decisions for the Chief Executive Officer include input from the other independent directors of the Board, whether or not specifically referenced in this CD&A. In making compensation decisions for the other NEOs, the Committee considers the recommendations of the Chief Executive Officer and input from the other independent directors.

The Committee met seven times from July 2016 through March 2017 regarding 2016 NEO compensation and evaluated a broad range of corporate performance factors, individual performance updates, market information and regulatory updates, as well as its pay-for-performance practices and the results of our annual shareholder meeting, including “say-on-pay” results. The Committee also considered evolving trends, practices, guidance and requirements in the design, regulation, risk-alignment and governance of compensation matters in the U.S. and other jurisdictions, including Europe and Asia. During these meetings, the Committee received regular updates, including from the Committee’s independent compensation consultant and independent external legal counsel, on these and other matters, particularly with respect to the financial services industry.

Peer Group and Benchmarking

Among the many factors used in determining executive compensation, we benchmark our total compensation against a peer group of other major financial services companies. The Compensation Committee did not treat peer group data as definitive when determining 2016 executive compensation. Rather, it referenced peer group compensation data as well as performance data, but formed its own perspective on compensation for our NEOs based on a subjective evaluation of many factors.

We consider few firms to be true comparators for the specific scope of our primary business activities. We include our direct competitors as well as other firms with which we compete in some aspects of our businesses and for executive talent. The group varies in firm size and business lines and the nature of applicable regulation, including status (like State Street) as a systemically important financial institution. The peers were selected based on a screening methodology that accounts for our industry sector, size, specific business model and applicable regulatory frameworks. Our generally applicable peer group, periodically reviewed and approved by the Committee, consists of the following 12 firms:

Ameriprise Financial, Inc.	JPMorgan Chase & Co.
The Bank of New York Mellon Corporation	Morgan Stanley
BlackRock, Inc.	Northern Trust Corporation
Capital One Financial Corporation	The PNC Financial Services Group, Inc.
Franklin Resources, Inc.	U.S. Bancorp
The Goldman Sachs Group, Inc.	Wells Fargo & Company

A subset of the above firms, consisting of Bank of New York Mellon, Capital One, JPMorgan, Northern Trust, PNC Financial Services, U.S. Bancorp and Wells Fargo, is also used for Mr. Hooley. The Committee believes this subset contains the comparator companies most appropriate for evaluating compensation of the Chief Executive Officer position. For Mr. O’Hanley, the Committee uses a separate peer group of 11 leading investment management firms.(1) The Committee views this separate peer group as a more relevant comparator group for Mr. O’Hanley, given his position as the Chief Executive Officer of State Street Global Advisors, our investment management business unit.

In 2016, State Street worked with Meridian Compensation Partners, the Committee’s independent compensation consultant, to compile market compensation data from the applicable peer group for benchmarking purposes. The market compensation data

(1)

This peer group consists of the following: American Century Investments, Bank of New York Mellon, Columbia Management, Goldman Sachs Asset Management, MFS Investment Management, Morgan Stanley Investment Management, New York Life Investment Management, Northern Trust Global Investments, Oppenheimer Funds, Principal Global Investors and Prudential Investment Management.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

comprised publicly disclosed compensation and multiple compensation surveys provided by other compensation data providers. In evaluating this data, the Committee considers total compensation to consist of base salary and incentive compensation. In addition to this peer group data, the Committee received regular updates during 2016 and the first quarter of 2017 regarding identified market trends and compensation actions at major financial services institutions.

The Committee recognizes that the peer group companies vary in size and business lines. In addition, the nature of the roles of executives varies by firm. Therefore, as noted above, the Committee referenced peer group data, but formed its own perspectives on appropriate compensation levels for our NEOs on a subjective evaluation of many factors.

Compensation Consultant

The Compensation Committee directly retains Meridian Compensation Partners to provide compensation consulting to the Committee. Meridian regularly participated in meetings and executive sessions of the Committee. Meridian did not provide any other services to State Street during 2016.

The Committee believes the consultant’s primary representatives advising the Committee must be independent of management and the Committee for the consultant to provide appropriate advice on compensation matters. Therefore, the Committee adopted a policy requiring an annual assessment of compensation consultant independence based on the requirements of the NYSE. In December 2016, the Committee reviewed the independence of Meridian’s primary representatives under the policy. Following its review, the Committee determined the primary representatives of Meridian to be independent and that no conflicts of interest were raised by the services of Meridian or its primary representatives.

The Committee reviews data prepared by Willis Towers Watson PLC and McLagan Partners as part of its consideration of compensation matters. Each of these firms, engaged by our Global Human Resources group based on its specialized expertise in the financial services industry, has provided other services to State Street in the past and may do so in the future.

Other Elements of Compensation

Additional elements of our compensation program for our NEOs include the following.

Recourse Mechanisms

The incentive compensation awards to our NEOs are subject to recourse mechanisms, including clawback, forfeiture and ex ante adjustment, as described below. These awards are also subject to any compensation recovery or similar requirements under applicable law and implementing regulations and related State Street policies. This approach is intended to comply with applicable banking regulations and regulatory guidance on incentive compensation and will be interpreted and administered accordingly. The Compensation Committee anticipates reviewing the terms of these recourse mechanisms in light of evolving market practices and regulatory guidance and may adjust its approach for future incentive compensation awards.

Clawback. After vesting (if applicable) and delivery to the executive, all amounts delivered to our NEOs under the 2016, 2015 and 2014 incentive compensation awards, including cash incentive, performance-based RSUs, DSAs and DVAs, contain clawback provisions providing for the repayment of those amounts, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether clawback is appropriate, making that determination within four years (in the case of performance-based RSUs) or three years (in the case of all other forms of incentive compensation) of the date of the grant of the award. The events for which clawback may occur include where the executive engaged in fraud or willful misconduct that directly resulted in either:

•	financial or reputational harm that is material to State Street and resulted in termination of the executive’s employment for cause, or

•	a material financial restatement by State Street contained in a filing with the SEC

Forfeiture. Before vesting and delivery to the executive, all deferred incentive compensation awards to our NEOs, including performance-based RSUs, DSAs and DVAs, contain provisions permitting the reduction or cancellation of the amount to be vested and delivered under the award, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether forfeiture is appropriate. The events for which forfeiture may occur include:

•

if the executive’s actions exposed State Street to inappropriate risk or risks and such exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to State Street’s or a relevant business unit’s revenue, capital and overall risk tolerance

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

•	if the executive engaged in fraud, gross negligence or any misconduct that was materially detrimental to the interests or business reputation of State Street or any of its businesses

•

if, as a result of a material financial restatement or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria, the executive would have received a smaller or no award

Ex Ante Adjustment. Before planned awards are made to the executive for a given compensation year, all incentive compensation for our NEOs, including both deferred incentive compensation awards and the non-deferred cash incentive, is subject to downward adjustment, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether ex ante adjustment is appropriate. The events for which ex ante adjustment may occur include:

•

if the executive’s actions exposed State Street to inappropriate risk or risks and such exposure resulted in a “Significantly Below Expectations” rating on any of the factors on State Street’s corporate multi-factor risk scorecard, which guides State Street’s risk assessment process

•	if the executive incurred significant or repeated compliance or risk-related violations of State Street’s policies

Retirement Benefits

Our NEOs are eligible to participate in our 401(k) defined contribution retirement plan available to our employees generally. The plan currently includes a matching employer contribution of 5%. We also maintain a frozen qualified defined benefit pension plan for certain U.S. employees that determines benefits based on an account balance that is increased annually by interest credits. Each of our NEOs (other than Messrs. Bell and O’Hanley) participates in this plan; no additional annual pay credits, however, are provided to their accounts.

Because pension benefits under our qualified defined benefit plan are limited by Internal Revenue Code restrictions, we maintain two supplemental pension programs, both of which are frozen. One is designed to make up for limits imposed by the qualified plan or by the Internal Revenue Code on qualified-plan benefits, and a second was originally designed to provide pension benefits equal to a specified percentage of compensation. The latter plan now provides for two separate benefit components: (1) a frozen traditional defined benefit component, in which Messrs. Hooley and Phalen (and none of our other NEOs) participate; but for which no further contributions are being made, and (2) a defined contribution component, which was frozen in January 2017.

In January 2017, the Compensation Committee amended this defined contribution plan to eliminate the annual defined contribution credits for the 2017 compensation year and for all subsequent compensation years. The supplemental pension program noted above was initially designed to provide executive officers at the executive vice president level or above with competitive retirement benefits and encourage their continued employment. The traditional defined benefit component was frozen effective January 1, 2008. The Committee froze the defined contribution component in three of the past five years. The Committee decided to permanently freeze this component following a review of market analyses of executive supplemental retirement plans. These analyses indicated that use of supplemental retirement plans has continued to decline in the market due to cost saving initiatives and the broader movement from defined benefit to defined contribution plans.

These plans are described in further detail below under the heading “Pension Benefits at Fiscal Year-End.”

Deferred Compensation

We maintain a nonqualified deferred compensation plan that allows NEOs, other executive officers and others to defer both base salary and the portion of annual incentive bonuses payable in immediately available cash. Participants receive a return based on one or more notional investment options selected by the participant. Currently, the investment options include a money market fund, three State Street index funds, a State Street common stock fund and six non-U.S. notional funds. The nonqualified deferred compensation plan supplements deferrals made under our tax-qualified 401(k) plan. We provide these nonqualified deferred compensation benefits because, in our experience, most companies of our size provide a similar benefit to their senior employees. This plan is described below under the heading “2016 Nonqualified Deferred Compensation.”

Perquisites

We provide a modest level of perquisites, such as financial planning, annual physicals and personal liability coverage, to our NEOs. In addition, we provide a driver and other security benefits to Mr. Hooley. We offer parking benefits to our other NEOs. We provide these benefits because we believe they are appropriate in scope and amount to promote the effectiveness of our senior executives, allowing them greater opportunity to focus their attention on our business operations and activities. We do not provide a tax gross-up for the income attributable to any perquisite for our NEOs.

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Change-of-Control Agreements

Under a long-standing program, we have change-of-control agreements in place with each of our NEOs. We provide these agreements because we believe providing some protection in the event of a change of control is necessary to attract and retain high quality executives and to help address the possible inherent distractions during the period leading up to a possible change of control.

Our change-of-control arrangements are further described below under the heading “Potential Payments Upon Termination or Change of Control—Change of Control.”

Executive Equity Ownership Guidelines, Practices and Policies

State Street believes executive stock ownership is key to aligning our executives’ interests with those of our shareholders. It also incents our executives to meet our financial, strategic and risk management objectives. Therefore, we implemented the following practices, policies and guidelines.

Stock Ownership Guidelines. Our stock ownership guidelines apply to all members of our Management Committee, including the NEOs. These guidelines require executives to own shares of common stock with a value equal to the multiple of the relevant executive’s annual base salary shown below. Guideline levels are phased in over a period of five years, with the first year starting on the first January 1st after the person becomes an executive officer. The executive is expected to attain the ownership level ratably over five years and is deemed to satisfy the guideline if that ratable ownership level is met.

Our Stock Ownership Guidelines also include a holding requirement. Under this requirement, during the 5 year phase-in period, each executive must hold 50% of the net shares received from a vesting event until the ownership requirement is met. Following the 5 year phase-in period, if the ownership guideline is not met, a 100% holding requirement applies until the ownership guideline is satisfied. As of March 1, 2017, the holding requirement does not apply to any of the NEOs as each exceeds their full (not ratable) ownership guideline.

Name	Common Stock Ownership Guideline Multiple of Annual Base Salary	Executive Exceeds Ownership Guideline(1)
Joseph L. Hooley	7	✓
Michael W. Bell	5	✓
Michael F. Rogers	5	✓
Ronald P. O’Hanley	5	✓
James S. Phalen	5	✓

(1)	All of our NEOs exceeded the ownership guideline as of March 1, 2017, other than Mr. Phalen, who retired on January 20, 2017 and exceeded the ownership guideline as of that date.

The level of ownership is calculated on the same date used for the beneficial ownership table in our annual meeting proxy statement and by reference to the closing price of our common stock on the New York Stock Exchange on that date. Ownership includes unvested shares, DSAs and earned performance-based RSUs (on an after-tax basis), including shares held under our 401(k) retirement plan, but excludes stock options, stock appreciation rights and unearned performance-based RSUs. This calculation differs from the calculation of shares under applicable SEC rules for purposes of the beneficial ownership table on page 43.

As noted in the table above, the stock ownership of each NEO exceeded the expected level of ownership under these guidelines.

Securities Trading Policy; No Hedging or Speculative Trading; Rule 10b5-1 Plans. State Street has a Securities Trading Policy that contains specific provisions and trading restrictions. The policy is designed primarily to assist our executive officers, including our NEOs, and other designated employees with access to sensitive information, in their compliance with U.S. federal securities laws in connection with their trading in State Street securities. The policy contains prohibitions against selling State Street securities short, engaging in hedging transactions in State Street securities and engaging in speculative trading in State Street securities. The policy permits individuals, including our executive officers, to enter into trading plans designed to comply with Rule 10b5-1 under the Exchange Act of 1934. Rule 10b5-1 allows corporate executives to prearrange sales of their company’s securities in a manner designed to avoid concerns about initiating stock transactions while in possession of material non-public information. Our NEOs and other executive officers may, from time to time, adopt trading plans under Rule 10b5-1 and effect

STATE STREET CORPORATION    39

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

transactions in our securities under those plans on a predetermined basis. The Securities Trading Policy is in addition to the generally applicable requirements in the State Street Standard of Conduct, applicable to all employees, that their trading activities must be in compliance with applicable law and that they may not trade on the basis of material non-public information.

Equity Grant Guidelines. The Compensation Committee adopted Equity Grant Guidelines, as described below:

•

Annual Equity Award Grants. Annual grants of equity awards to our NEOs, other executive officers and other employees are typically made by the Committee on the date of a scheduled meeting of the Committee or the Board of Directors to be held in February or March of each year following the public release of financial results for the prior fiscal year. Pursuant to authority delegated by the Board, and subject to any limitations that the Board or the Committee may establish, another committee of the Board (which may consist of a single member) may make annual grants to persons other than executive officers on the date of the scheduled meeting in February or March

•

Other Equity Award Grants. Grants of equity awards to NEOs and other executive officers in connection with new hirings, promotions, special recognition, retention or other special circumstances are made by the Committee. Awards to other individuals may be made either by the Committee or, subject to any limitations that the Board or the Committee may establish, a committee of the Board composed of (1) the Chairman of the Board, (2) the Chief Executive Officer, (3) the Committee Chair or (4) the Committee Chair along with any other member of the Committee. This type of award may be granted on the date of a scheduled meeting of the Committee, a scheduled meeting of the Board or the last business day of a calendar month

•	The exercise price for all stock options and stock appreciation rights will be the NYSE closing price of State Street’s common stock on the date of grant

Except for the setting of the February or March meeting to occur after our public release of annual earnings, there was no program, plan or practice with respect to 2016 of timing equity awards in coordination with the release of material non-public information.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m), generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to any one of a group of specified employees, including our NEOs (other than our Chief Financial Officer). Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets specified requirements, including shareholder approval of material terms of compensation.

The Compensation Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. Our Senior Executive Annual Incentive Plan, or SEAIP, was approved by our shareholders at the 2016 annual meeting, consistent with our historical practice for approval of this plan at least every five years. Similarly, our 2006 Equity Incentive Plan (as amended), or 2006 Equity Incentive Plan, has previously been approved by our shareholders. In addition, all functions performed by the Compensation Committee related to the qualification of performance-based compensation for exemptions under Section 162(m) for the 2016 compensation year were performed by the subcommittee described in this proxy statement under the heading “Corporate Governance at State Street—Committees of the Board of Directors—Executive Compensation Committee.” The Compensation Committee believes, however, that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with State Street management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Richard P. Sergel, Chair

Kennett F. Burnes

Amelia C. Fawcett

Linda A. Hill

Gregory L. Summe

40    STATE STREET CORPORATION

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Alignment of Incentive Compensation and Risk

We align incentive compensation with appropriate risk management principles, such as providing incentives that do not encourage unnecessary or excessive risk-taking and establishing additional process controls and oversight where appropriate. We utilize broad and integrated processes to maintain this alignment, including to:

•	conduct risk-based reviews of incentive plan design

•	identify individuals whose activities may expose State Street to material amounts of risk

•	adjust compensation for risk

•

implement specific Board committee review of selected control function compensation (e.g., Board-level Examining and Audit Committee review of Chief Compliance Officer and Compliance Department compensation)

STATE STREET CORPORATION    41

Risk-Based Review of Incentive Plan Design Incentive compensation arrangements are designed through consultation with the relevant business units, including a formalized requirement for review and input by risk management aligned to those business units A management committee (the Incentive Compensation Control Committee, or ICCC) comprising senior representatives of our risk management and internal control functions assesses all incentive compensation arrangements to promote their consistency with the safety and soundness of State Street and with applicable regulatory guidance and regulations Both the Compensation Committee and a management committee focusing on compliance and ethics receive a report containing the ICCC’s risk assessment of the effectiveness of the design and operation of State Street’s incentive compensation system in providing risk-taking incentives that are consistent with the organization’s safety and soundness The Compensation Committee interacts closely with our Risk Committee, whose Chair is also a member of the Compensation Committee. The Compensation Committee also annually meets with our Chief Risk Officer and our Chief Human Resources Officer to evaluate the incentive compensation plans for all State Street employees, including the NEOs, relative to risk management principles Identification of Material Risk-Takers Through a process led by our Enterprise Risk Management group, we identify the population of individuals whose activities may expose State Street to material amounts of risk (“material risk-takers”) Our internal compensation arrangements with these employees provide for “risk adjustments” if required. See “Risk-Based Adjustments to Compensation for Material Risk Takers” below Risk-Based Adjustments to Compensation for Material Risk Takers Incentive compensation awarded to material risk-takers is subject to risk-based adjustments both before and after the compensation is awarded (ex ante and ex post adjustments, respectively) Ex ante adjustments are guided by a standardized risk management assessment of firm-wide risk developed by our Enterprise Risk Management group and approved by the Risk Committee of our Board of Directors Ex post adjustments reduce or cancel the amount remaining to be paid under the relevant award if the Committee determines that the actions of the material risk-taker exposed State Street to inappropriate risk and that exposure has resulted or could reasonably be expected to result in a material loss or losses that are or would be substantial in relation to the revenue, capital and overall risk tolerance of State Street For members of our Management Committee, including each NEO, the risk-based forfeiture provision is in addition to our misconduct and financial restatement-related forfeiture provision The 2016 and 2015 incentive compensation for each member of our Management Committee, including each NEO, is also subject to clawback by State Street under specified circumstances. See above under the heading “Other Elements of Compensation—Recourse Mechanisms.” Risk-Based Adjustments to Compensation for All Employees Results of business unit- and corporate function-level scorecard-based risk assessments are used as an input to allocate bonus pools to each business unit and corporate function as well as further sub-allocations. Individual accountability is also assessed as appropriate for all employees Poor risk performance, including significant or repeated violations of policies administered by State Street’s Corporate Compliance Division may result in ex ante adjustments to employee incentive compensation as part of a progressive discipline structure to hold individual employees accountable for risk performance A general forfeiture provision applies to all employees where employment is terminated for gross misconduct and applies to the entire portion of deferred compensation awards made to deferred compensation-eligible employees, including performance-based RSUs, DSAs and DVAs. Board Committee Review of Selected Control Function Compensation Committees of our Board of Directors with oversight of an area managed by each control function review the performance assessment and individual compensation recommendations for the heads of the relevant control function, as well as an overview of the compensation for the entire control function Results of these Board-level committee reviews are reported to the Compensation Committee as an input into final compensation recommendations This process provides the relevant committee with additional perspective on the performance of the relevant control function and whether that function is being allocated appropriate resources and compensation

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

42    STATE STREET CORPORATION

Risk-Based Adjustments to Compensation for All Employees Results of business unit- and corporate function-level scorecard-based risk assessments are used as an input to allocate bonus pools to each business unit and corporate function as well as further sub-allocations. Individual accountability is also assessed as appropriate for all employees Poor risk performance, including significant or repeated violations of policies administered by State Street’s Corporate Compliance Division may result in ex ante adjustments to employee incentive compensation as part of a progressive discipline structure to hold individual employees accountable for risk performance A general forfeiture provision applies to all employees where employment is terminated for gross misconduct and applies to the entire portion of deferred compensation awards made to deferred compensation-eligible employees, including performance-based RSUs, DSAs and DVAs. Board Committee Review of Selected Control Function Compensation Committees of our Board of Directors with oversight of an area managed by each control function review the performance assessment and individual compensation recommendations for the heads of the relevant control function, as well as an overview of the compensation for the entire control function Results of these Board-level committee reviews are reported to the Compensation Committee as an input into final compensation recommendations This process provides the relevant committee with additional perspective on the performance of the relevant control function and whether that function is being allocated appropriate resources and compensation

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Stock Awards(2) ($) (e)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)	Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings* ($)
Joseph L. Hooley	2016	$ 980,769	$ 8,999,997	$2,596,750	$2,014,620	$ 99,705	$14,691,841	$12,677,221
Chairman and Chief Executive Officer	2015 2014	1,038,462 1,000,000	10,200,000 10,199,957	— 2,566,750	— 4,765,745	103,025 309,744	11,341,487 18,842,196	11,341,487 14,076,451
Michael W. Bell	2016	784,615	3,599,969	1,159,337	—	34,498	5,578,419	5,578,419
Executive Vice President and Chief Financial Officer	2015 2014	830,769 800,000	4,200,046 5,100,078	623,088 1,516,668	— —	34,500 438,782	5,688,403 7,855,528	5,688,403 7,855,528
Michael F. Rogers	2016	891,235	6,091,278	2,365,560	20,479	84,948	9,453,500	9,433,021
President and Chief Operating Officer	2015 2014	943,660 908,710	5,399,993 4,699,962	510,090 2,304,166	— 121,029	78,950 299,611	6,932,693 8,333,478	6,932,693 8,212,449
Ronald P. O’Hanley	2016	784,615	4,769,962	2,682,307	—	55,948	8,292,832	8,292,832
Vice Chairman and President and Chief Executive Officer, State Street Global Advisors
James S. Phalen	2016	833,654	4,680,025	1,665,016	912,625	94,298	8,185,618	7,272,993
Vice Chairman, Office of Regulatory Initiatives	2015 2014	882,692 823,077	5,399,993 4,699,962	1,042,387 1,502,400	— 2,674,678	109,212 927,567	7,434,284 10,627,684	7,434,284 7,953,006
*

Amounts in this column show total compensation, as determined under applicable SEC rules and reported in column (j), minus the change in pension value reported in column (h). This is provided to illustrate the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules and to highlight the effect of the Compensation Committee’s decisions on total compensation year-over-year. Refer to the compensation table included in the Compensation Discussion and Analysis on page 35 for the Committee’s compensation decisions for each NEO. The amounts reported in the Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings column differ from the amounts reported in the Total column (column (j)) and are not a substitute for total compensation calculated in accordance with SEC rules. The change in pension value is subject to external variables that are not related to State Street’s performance.

(1)

Salary column displays actual 2016 compensation paid as salary. As of January 2016, all US employees transitioned to a one week in arrears pay schedule which resulted in one less pay period during 2016.

(2)

2016 amounts represent the grant date fair value of awards granted to the NEOs during the indicated years for deferred share awards and performance-based restricted stock unit awards. Fair value for the awards for each year is computed in accordance with GAAP (FASB ASC 718), using the assumptions stated in note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. Assuming the highest level of performance is achieved for the performance based-restricted stock units, the maximum value at grant date would be as follows: Mr. Hooley: $6,480,030; Mr. Bell: $2,591,972; Mr. Rogers: $4,385,756; Mr. O’Hanley: $3,434,395; and Mr. Phalen: $3,369,694. Please refer to the “Grants of Plan-Based Awards in 2016” table for the threshold, target and maximum levels for performance-based awards. There were no awards of stock options or stock appreciation rights to any of the named executive officers in the relevant years.

(3)

Represents the immediate and deferred cash (granted in Deferred Value Awards, or DVAs) portions of incentive compensation. DVAs are units representing the notional investment return of a money market instrument. The number of units is increased to provide an estimated annual return over the deferral period: 2.50% for DVAs awarded in February 2017 for 2016, 2.75% for DVAs awarded in February 2016 for 2015 and 2.50% for DVAs awarded in February 2015 for 2014. The adjustment factor is 5.16% for DVAs awarded in February 2017 for 2016 and was 5.92% for DVAs awarded in February 2016 for 2015 and 5.34% for DVAs awarded in February 2015 for 2014. The amounts shown above include these adjustments. The cash portion of incentive compensation for 2016 was awarded as follows (including the DVA adjustment factor): Mr. Hooley: $625,000 immediate cash, $1,971,750 DVAs; Mr. Bell: $255,750 immediate cash, $903,587 DVAs; Mr. Rogers: $418,065 immediate cash, $1,947,495 DVAs; Mr. O’Hanley: $393,500 immediate cash, $2,288,807 DVAs; Mr. Phalen: $340,000 immediate cash, $1,325,016 DVAs.

(4)

Because our deferred compensation plans do not provide above-market earnings, no earnings are included in this column. The amounts in this column represent the change in the actuarial present value of the accumulated benefits under our qualified and nonqualified defined benefit pension plans. The plans are frozen and none of the NEOs are receiving additional credits under the plans. Since Mr. Bell and Mr. O’Hanley were hired by State Street after January 1, 2008, they are not eligible to participate in the defined benefit pension plans. For 2016, the change in value presented in the Summary Compensation Table above reflects a year-over-year update to applicable actuarial calculation assumptions from December 31, 2015 to December 31, 2016, including a change to the mortality assumption related to observed mortality improvements and a decrease in the discount rate assumption for the State Street Retirement Plan (SSRP), the Management Supplemental Retirement Plan (MSRP) and the Executive Supplemental Retirement Plan (ESRP), as well as formula-driven changes due to the executives being older and closer to retirement. These updates resulted in increases in the actuarial present value of benefits as of December 31, 2016 for the current NEOs. The table below describes the change in pension value for 2016, as presented in the Summary Compensation Table above, highlighting the split between (i) the amount attributable to change in age, including ESRP benefit indexing, and (ii) the amount attributable to the actuarial present value effect of the decrease in market interest rates and mortality improvements. The change in pension value presented in the Summary Compensation Table above and in the following table represents actuarial calculations based upon assumptions on the relevant dates. The actuarial present value of the accumulated pension benefits calculated on future dates may increase or decrease, based upon assumptions applicable on those future dates and on formula-driven changes due to the executive’s age and ESRP benefit indexing. ESRP defined benefits are indexed three percent per year as a cost-of-living adjustment up to December 31, 2017. The aggregate change in pension value was positive for Messrs. Hooley and Rogers primarily due to the changes in the discount rate and lump sum conversion factor changes; the aggregate change for Mr. Phalen was positive due to the recognition of known timing and payment information. For more details, refer to footnote B of the “2016 Change in Pension Value” table below.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

	2016 Change in Pension Value
Name	Due to Age and Proximity to Retirement(A)	Due to Change in Assumptions(B)	Total
Joseph L. Hooley	$1,195,796	$ 818,824	$2,014,620
Michael W. Bell	—	—	—
Michael F. Rogers	19,829	650	20,479
Ronald P. O’Hanley	—	—	—
James S. Phalen	(140,041)	1,052,666	912,625

(A)

The change in pension value due to an additional year of age was quantified by comparing (i) the December 31, 2015 present value of pension benefits with (ii) the present value of pension benefits calculated on December 31, 2016 holding the December 31, 2015 discount rate and mortality assumptions constant. Since the plans were frozen as of December 31, 2010 and there are no service accruals provided after that date, the increase in value reflects the effects on the present value calculation of pension benefits of the NEO having aged one additional year closer to normal retirement age (65).

(B)

The change in pension value due to changes in assumptions was quantified by comparing (i) the present value of pension benefits calculated as of December 31, 2016 based on the December 31, 2016 discount rates, form of payment, and mortality assumptions and (ii) subtracting from that the relevant amounts determined to be due to additional age, as set forth in footnote (A) above. The impact of reflecting the mortality improvements and the new form of payment assumption for the SSRP resulted in a negligible decrease of pension value. For Mr. Phalen, however, because he retired during January 2017, his actual payment amount and timing of payments is now known under the MSRP and ESRP. This computation was updated to reflect the known timing and payment information of these benefits. Separately, the timing of the Retirement Plan (State Street’s qualified defined benefit plan) payment is still unknown and therefore, no change in payment timing was reflected.

(5)	The following table describes the amounts set forth for 2016 in the “All Other Compensation” column:

Name	Travel Benefits(A) ($)	Personal and Home Security(B) ($)	Executive Health Screening ($)	International Assignment(C) ($)	Financial Planning/Tax Services ($)	Personal Liability Coverage ($)	Company Contributions to Defined Contribution Plans(D) ($)	Other Benefits(E) ($)	Total ($)
Joseph L. Hooley	$37,984	$3,223	$2,443	$ —	$ —	$1,055	$25,000	$30,000	$99,705
Michael W. Bell	—	—	2,443	—	6,000	1,055	25,000	—	34,498
Michael F. Rogers	7,200	—	2,443	—	6,000	1,055	13,250	55,000	84,948
Ronald P. O’Hanley	7,200	—	2,443	—	12,000	1,055	13,250	20,000	55,948
James S. Phalen	7,200	—	2,443	11,350	4,000	1,055	13,250	55,000	94,298

(A)

Amount includes the cost of a car and driver (Mr. Hooley only). For the car and driver in 2016, the aggregate incremental cost ($30,784) was determined by allocating the total cost between personal and business use by mileage traveled. Amount also includes parking benefits for Messrs. Hooley, Rogers, O’Hanley and Phalen at $7,200.

(B)	Amount represents the cost of security at the residence of Mr. Hooley. This amount was determined by invoice amounts for alarm monitoring and maintenance.
(C)

The amounts shown include expatriate benefits received by Mr. Phalen in accordance with his international assignment. State Street provides expatriate employees with cost of living, housing and other relocation assistance as well as a tax equalization policy (designed to maintain a level of income tax equivalent to that applicable in the home country) applicable to all employees working on temporary international assignments in jurisdictions other than their home country. Although tax equalization is provided only with respect to the period of active employment on an expatriate assignment, State Street may make payments under the policy following the conclusion of the expatriate assignment. This could occur due to the timing of final tax filings and tax settlements that can be difficult to predict. As such, in connection with Mr. Phalen’s prior assignment to the United Kingdom as Head of International Operations for Investment Servicing and Investment Research and Trading, State Street made payments of $11,350.

(D)

Includes the following company contributions: (1) $13,250 to the Salary Savings Program (SSP) for each NEO and (2) $11,750 to the Management Supplemental Savings Plan (MSSP) for each of Messrs. Hooley and Bell.

(E)

Represents charitable donations and the matching gift program, excluding the $5,000 benefit available to all employees of State Street. In 2016, Executive Vice Presidents and above serving on non-profit boards were allowed to annually recommend a financial contribution from the State Street Foundation to the same non-profit up to $25,000. Messrs. Rogers and Phalen directed contributions of $25,000 in 2016. Matching charitable contributions were made in the name of Messrs. Hooley, Rogers, O’Hanley and Phalen to charities of their choice under State Street’s matching gift program ($30,000 for Messrs. Hooley, Rogers and Phalen; $20,000 for Mr. O’Hanley).

44    STATE STREET CORPORATION

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards in 2016

Name (a)	Award (b)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
									(i)	(j)
Joseph L. Hooley	2016 Annual Incentive		$ —	$3,000,000	$6,000,000	—	—	—	—	$—
	Performance-Based RSU(3)	2/29/2016	—	—	—	32,375	107,914	129,497	—	5,400,017
	Deferred Share Award(4)	2/29/2016	—	—	—	—	—	—	70,810	3,599,980
Michael W. Bell	2016 Annual Incentive		—	1,950,000	3,900,000	—	—	—	—	—
	Performance-Based RSU(3)	2/29/2016	—	—	—	12,950	43,165	51,798	—	2,159,977
	Deferred Share Award(4)	2/29/2016	—	—	—	—	—	—	28,324	1,439,992
Michael F. Rogers	2016 Annual Incentive		—	3,000,000	6,000,000	—	—	—	—	—
	Performance-Based RSU(3)	2/29/2016	—	—	—	21,912	73,037	87,645	—	3,654,771
	Deferred Share Award(4)	2/29/2016	—	—	—	—	—	—	47,925	2,436,507
Ronald P. O’Hanley	2016 Annual Incentive		—	2,900,000	5,800,000	—	—	—	—	—
	Performance-Based RSU(3)	2/29/2016	—	—	—	17,159	57,194	68,633	—	2,861,988
	Deferred Share Award(4)	2/29/2016	—	—	—	—	—	—	37,529	1,907,974
James S. Phalen	2016 Annual Incentive		—	2,800,000	5,600,000	—	—	—	—	—
	Performance-Based RSU(3)	2/29/2016	—	—	—	16,835	56,116	67,340	—	2,808,045
	Deferred Share Award(4)	2/29/2016	—	—	—	—	—	—	36,821	1,871,980

(1)

For 2016, annual incentive amounts were awarded in the form of immediate and deferred cash (granted in deferred value awards). The actual cash payouts under the annual incentive are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Fair value of the awards is computed in accordance with FASB ASC Topic 718, using the assumptions stated in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Performance-based RSU awards granted on February 29, 2016, as a part of 2015 compensation.
(4)	Deferred share awards granted on February 29, 2016, as a part of 2015 compensation.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Narrative Disclosure Accompanying Grants of Plan-Based Awards Table

The awards set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan- Based Awards table were awarded as annual incentives in the form of immediate and deferred cash (granted in deferred value awards). The 2016 annual incentive awards referenced in this table were granted as part of 2016 incentive compensation in February 2017. The targets, minimum (0%) and maximum (200%), are described above under the heading, “Compensation Discussion and Analysis—2016 Compensation Decisions—Total Compensation Approach—Individual Compensation Targets—Annual Incentive.” Payouts under these annual incentive awards are included in the 2016 row of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The awards set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards table were performance-based restricted stock unit awards. These awards were granted as part of the long-term incentive component of 2015 incentive compensation, awarded in February 2016 under the 2006 Equity Incentive Plan. Payouts under these awards are currently shown as earned at 100% (target); however, the percent at which the awards are actually earned will be determined based on the three-year simple average of the return on equity determined under GAAP for the period from January 1, 2016 to December 31, 2018.

The deferred share awards, or DSAs, set forth in the “All Other Awards” column of the Grants of Plan-Based Awards Table, were awarded as part of the long-term incentive component of 2015 incentive compensation, awarded in February 2016. These awards vest ratably in annual installments over four years. The DSA share awards were granted under the 2006 Equity Incentive Plan.

Effective for stock awards granted on or after February 20, 2014, State Street modified its 2006 Equity Incentive Plan and related award agreements to provide for a double-trigger change of control vesting provision. The double trigger provides, in the context of a change of control, that awards will only receive accelerated vesting if the executive incurs a qualified termination following the change of control. For a description of qualified terminations, see below in this proxy statement under the heading “Potential Payments upon Termination or Change of Control.”

The Compensation Committee generally intends to structure our incentive compensation program for our NEOs so that our immediate cash incentives, DVAs and DSAs are Section 162(m)-qualified performance-based compensation delivered under the SEAIP, which has been approved by our shareholders. Our performance-based RSUs are granted under the 2006 Equity Incentive Plan and are also intended to qualify under Section 162(m). Under the SEAIP, the Committee annually establishes an incentive target for each NEO. For 2016, this target provides a maximum payout opportunity equal to a percentage of our operating-basis net income before income taxes and incentive compensation, or Operating NIBTIC, and subject to an annual limit of $10 million per executive. Operating NIBTIC for 2016 was $3.812 billion. The 2016 SEAIP incentive target for each of our NEOs was: 0.252398% for Mr. Hooley; 0.165636% for Mr. Bell; 0.227158% for Mr. Rogers; 0.214538% for Mr. O’Hanley and 0.201918% for Mr. Phalen. The Committee may use its discretion to reduce, but not increase, both the Operating NIBTIC amount used for the above purposes and the amount of compensation awarded to any one or more executives below the payout opportunity permitted under the SEAIP. For 2016, the Committee did not exercise discretion to reduce Operating NIBTIC, but, for each NEO, the Committee exercised discretion to reduce the amount of incentive compensation awarded under the SEAIP below the applicable payout opportunity. As applicable, all 2016 awards under the SEAIP fell within the incentive compensation ranges described above under the heading, “Compensation Discussion and Analysis—2016 Compensation Decisions—Total Compensation Approach—Individual Compensation Targets.”

46    STATE STREET CORPORATION

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End

	Option/SAR Awards				Stock Awards(1)
Name (a)	Option/ SAR Grant Date	Number of Securities Underlying Unexercised Options/ SARs Exercisable(2) (#) (b)	Option/ SAR Exercise Price ($) (e)	Option/ SAR Expiration Date (f)	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Joseph L. Hooley	02/15/07	181,865	$70.5900	02/14/17	02/21/13	(3)	46,480	$3,612,426		$
	02/28/08	167,135	81.7100	02/28/18	02/20/14	(4)	77,447	6,019,181
					02/19/15	(5)	41,118	3,195,691
					02/19/15	(6)			83,056		6,455,112
					02/29/16	(7)	70,810	5,503,353
					02/29/16	(8)			107,914		8,387,076
Michael W. Bell	—	—	—	—	02/20/14	(9)	1,556	120,932
					02/19/15	(9)	2,711	210,699
					02/20/14	(4)	38,725	3,009,707
					02/19/15	(5)	16,448	1,278,339
					02/19/15	(6)			33,222		2,582,014
					02/29/16	(7)	28,324	2,201,341
					02/29/16	(8)			43,165		3,354,784
Michael F. Rogers	—	—	—	—	02/21/13	(3)	27,042	2,101,704
					02/20/14	(4)	34,852	2,708,697
					02/19/15	(5)	21,381	1,661,731
					02/19/15	(6)			43,189		3,356,649
					02/29/16	(7)	47,925	3,724,731
					02/29/16	(8)			73,037		5,676,436
Ronald P. O’Hanley	—	—	—	—	04/30/15	(10)	20,428	1,587,664
					02/29/16	(7)	37,529	2,916,754
					02/29/16	(8)			57,194		4,445,118
James S. Phalen	02/15/07	65,421	70.5900	02/14/17	02/19/98	(11)	3,726	289,585
	02/28/08	67,568	81.7100	02/28/18	02/21/13	(3)	24,930	1,937,560
					02/20/14	(4)	34,852	2,708,697
					02/19/15	(5)	21,381	1,661,731
					02/19/15	(6)			43,189		3,356,649
					02/29/16	(7)	36,821	2,861,728
					02/29/16	(8)			56,116		4,361,336
(1)	Closing per share price of our common stock on December 30, 2016 was $77.72. Market values described in the above table are based on that price.
(2)	There were no unexercisable options/SARs held by any NEO at year-end December 31, 2016.
(3)

Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2013–December 31, 2013) performance period. These awards were earned at 100% and converted to time-based vesting in four equal annual installments (25% per year), starting in 2014.

(4)

Includes deferred share awards vesting in four equal annual installments (25% per year). Also includes performance-based restricted stock unit awards with a one-year (January 1, 2014–December 31, 2014) performance measurement period. These awards were earned at 100% and the awards converted to time-based vesting in 4 equal installments (25% per year), starting in 2015.

(5)	Includes time-based deferred share awards that vest in four equal annual installments (25% per year) starting on February 15, 2016.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

(6)

Performance-based restricted stock unit awards with a three-year performance period (January 1, 2015-December 31, 2017) will cliff vest upon certification at the end of the performance period. Pursuant to SEC rules, these performance-based restricted stock unit awards are represented at the target (100%) amount of shares that may be earned. The ultimate amount of shares earned under the award (if any) will be determined based on the firm’s average “ROE” over 2015-2017 (with respect to the February 2015 PSUs) and the amount shown does not represent the actual achievement to date under the award.

(7)	Includes time-based deferred share awards that vest in four equal annual installments (25% per year) starting on February 15, 2017.
(8)

Performance-based restricted stock unite awards with a three-year performance period (January 1, 2016-December 31, 2018) will cliff vest upon certification at the end of the performance period. Pursuant to SEC rules, these performance-based restricted stock unit awards are represented at the target (100%) amount of shares that may be earned. The ultimate amount of shares earned under the award (if any) will be determined based on the firm’s average “ROE” over 2016-2018 (with respect to the February 2016 PSUs) and the amount shown does not represent the actual achievement to date under the award.

(9)

Unvested deferred share awards granted as part of the ESRP benefit and described in the narrative to the “Pension Benefits” table. These amounts have been adjusted to include dividends allocated as additional shares. Mr. Bell is not fully vested in his ESRP benefits as of December 30, 2016. Messrs. Hooley, Rogers and Phalen are fully vested in their ESRP benefits and, therefore, do not have any unvested shares under the ESRP as of December 30, 2016. Refer to the “Pension Benefits” table for further detail.

(10)

The outstanding deferred share awards granted to Mr. O’Hanley on April 30, 2015 reflect the equity award he received in connection with his commencement of employment at State Street; these deferred share awards vest in four equal annual installments commencing on May 15, 2016.

(11)

Mr. Phalen elected to defer the outstanding deferred share awards granted to him on February 19, 1998 until his termination of service at State Street. This award was distributed on January 20, 2017 in connection with his retirement.

2016 Option/SAR Exercises and Stock Vested(1)

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3) ($) (e)
Joseph L. Hooley	168,137	$9,196,268
Michael W. Bell	24,844	1,358,470
Michael F. Rogers	92,482	5,059,333
Ronald P. O’Hanley	6,809	403,297
James S. Phalen	90,919	4,973,988
(1)	There were no options/SARs exercised by any NEO in 2016.
(2)	Includes stock and performance awards that vested in 2016, as follows:
—	Stock awards that vested in 2016 as follows: Mr. Hooley, 167,676; Mr. Bell, 24,844; Mr. Rogers, 92,040; Mr. O’Hanley, 6,809; and Mr. Phalen, 90,458
—

Messrs. Hooley, Rogers and Phalen are 100% vested in their ESRP awards and the amount of ESRP shares awarded and dividends earned on those shares in 2016 as follows: Messrs. Hooley and Phalen: 461 shares; Mr. Rogers 442 shares

(3)	The value realized on vesting for stock awards and dividends (from ESRP shares) is based on the closing stock price on the relevant vesting date.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Pension Benefits at Fiscal Year-End

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2)
(a)	(b)	(c)	(d)
Joseph L. Hooley	Retirement Plan	14	$231,650
	MSRP (Management Supplemental Retirement Plan)	14	1,009,502
	ESRP (Executive Supplemental Retirement Plan)	30	20,128,756

	Total		21,369,908
Michael W. Bell	Retirement Plan	—	—
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)	—	—

	Total		—
Michael F. Rogers	Retirement Plan	19	467,015
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)	—	—

	Total		467,015
Ronald P. O’Hanley	Retirement Plan	—	—
	MSRP (Management Supplemental Retirement Plan)	—	—
	ESRP (Executive Supplemental Retirement Plan)	—	—

	Total		—
James S. Phalen	Retirement Plan	18	361,408
	MSRP (Management Supplemental Retirement Plan)	18	1,105,415
	ESRP (Executive Supplemental Retirement Plan)	25	13,816,926

	Total		15,283,749
(1)

Retirement Plan and MSRP service is credited from first anniversary of date of hire, but plans are frozen with benefits ceasing to accrue for Mr. Rogers on December 31, 2005 (frozen benefit from the Investors Bank & Trust Pension Plan that merged with the State Street Retirement Plan in December 2011) and for Messrs. Hooley and Phalen on December 31, 2010. ESRP service is credited from date of hire. For Mr. Hooley’s ESRP benefit, prior service for nine years with a State Street joint venture counts as credited service with State Street. The Committee does not consider this credit to represent extra years of service since it covers service with an affiliated company.

(2)	Actuarial assumptions for the year ended December 31, 2016, include the following:
—	benefit obligations are determined using a discount rate of 4.09% for the Retirement Plan, 3.59% for MSRP, and 3.31% for ESRP as of December 31, 2016
—

retirement age assumed to be Normal Retirement Age as defined by each plan (except in the case of Mr. Phalen for the MSRP and ESRP, where benefits commencement is assumed to be his retirement date in January 2017)

—	no pre-retirement mortality, disability or termination assumed

Consistent with valuation assumptions, the form of payment reflected in this December 31, 2016 disclosure is 85% lump sum or installment payment and 15% annuity for the Retirement Plan and 100% 3 year installment for the MSRP and ESRP.

State Street maintains a qualified defined benefit plan, referred to as the Retirement Plan. The Retirement Plan has been frozen to new accruals since January 1, 2008 (or as of January 1, 2011 for certain participants who met a specified combination of age and completed years of service; applied for Messrs. Hooley and Phalen). Prior to 1990, the Retirement Plan was a final average pay plan. Since January 1, 1990, the Retirement Plan has determined benefits using a cash balance formula. Under this formula, a notional account was established for each eligible participant which increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits were based upon a percentage of the participant’s pay for applicable calendar years until the plan was frozen effective January 1, 2008 (as of January 1, 2011 in certain cases noted above). The pay credit percentages were 4.00% for the 1st year of participation increasing to 11.25% for the 30th year and 0 thereafter. Eligible pay included a participant’s salary, overtime, cash incentive compensation and commissions.

In general, until August 31, 2003, the Retirement Plan provided that eligible participants who were continuously employed since December 31, 1989 and who retired after reaching age 55 would receive the greater of their cash balance account or the annual benefit derived from the “grandfathered” final average pay formula. For a participant with 30 or more years of service, the grandfathered formula would result in a benefit of 50% of final average pay (counting base salary only) minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced on a pro rata basis by year. The grand-

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

fathered portion of this “better of” treatment was frozen effective August 31, 2003 by ceasing future accruals under this formula based on a participant’s eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date continue to be counted, however, for purposes of determining early retirement reduction factors.

The normal retirement age under the Retirement Plan is 65, although earlier retirement options are available. The Retirement Plan has a three-year vesting provision and participants who are vested are entitled to receive their account balances or equivalent annuities if they cease to be employed before retirement.

To comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street has maintained a supplemental retirement plan, the Management Supplemental Retirement Plan, referred to as the MSRP, that was designed to provide affected employees the benefits that would be payable under the Retirement Plan but for the limitations imposed by the Internal Revenue Code. The MSRP has been frozen in the same manner as described above for the Retirement Plan.

State Street also maintains the Executive Supplemental Retirement Plan, referred to as the ESRP, to provide officers at the executive vice president level or higher with competitive retirement benefits and encourage their continued employment. Officers become eligible to participate in the ESRP upon their appointment to an eligible position. During 2016, all of the NEOs participated in the ESRP, although, as described below Messrs. Bell and Rogers were only eligible to participate in the defined contribution portion of the ESRP.

The ESRP provides two separate benefit components: a traditional defined benefit component, which was frozen effective January 1, 2008, and a defined contribution component, which was frozen effective January 1, 2017. In general, the defined benefit component of the ESRP (when expressed as a life annuity commencing at age 65) accrues at the annual rate of 2.5% of eligible earnings (generally base salary plus incentive compensation under the SEAIP), up to a maximum of 50.0% of eligible earnings. This formula benefit is offset by pension benefits from State Street or other sources, including a former employer, but excluding Social Security. For participants who retire early, the defined benefit component is reduced by a factor of 3.0% for each year under the age of 65 (the “standard reduction factors”), except that any participants who on January 1, 2005 were at least age 55 and had completed at least 10 years of service are subject instead to a monthly early retirement reduction of their formula benefit aggregating to 1.0% per year between age 60 and 65 and to 2.5% per year between ages 55 and 60 (the “pre-2005 reduction factors”), with the offset for other plan benefits reduced by the applicable factors under those plans. If a participant becomes disabled or dies before retirement, the ESRP pays a disability benefit equal to the participant’s accrued defined benefit component including offsets, reduced for early retirement age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner.

For certain participants, the ESRP also contains special defined benefit provisions that may apply in lieu of or in addition to the general defined benefit provisions. In Mr. Hooley’s case, the actuarial equivalent of a hypothetical account balance that is periodically adjusted for interest on the same basis as the cash balance accounts under State Street’s tax-qualified defined benefit plan is added to the benefit determined from the defined benefit formula under the ESRP. No offsets apply to this formula benefit. As of 2016, the balance of this hypothetical account was $1,127,914. In addition, Mr. Hooley is credited with nine years of service under the plan for his service at a State Street joint venture and at State Street prior to the joint venture service. These special defined benefit provisions were implemented in accordance with a 2005 amendment to the plan specifically addressing the unique circumstances of Mr. Hooley’s service.

Effective January 1, 2008, the ESRP was amended to freeze the defined benefit component. However, these benefits will continue to receive a 3% index each year as a cost-of-living adjustment through December 31, 2017. The amended plan includes a transition that continued the defined benefit component for certain executives who had attained age 50 and had served as an executive vice president for at least five years as of December 31, 2007. Messrs. Hooley and Phalen were provided with transition benefits that continued the defined benefit component until January 1, 2010, and their benefits are subject to the standard reduction factors. Messrs. Bell, O’Hanley and Rogers are ineligible to participate in the defined benefit portion of the ESRP since Messrs. Bell and O’Hanley were hired after December 31, 2007 and Mr. Rogers was appointed as Executive Vice President on July 2, 2007.

The defined contribution component of the ESRP was added to the plan effective January 1, 2008 and frozen effective January 1, 2017. This component of the ESRP generally provides that each of the named executive officers will receive, each year that they remain employed by State Street, an annual defined contribution credit to a book-keeping account in the amount of $200,000. Amounts credited to the account may be allocated by the executive among available notional investment options. Each of the

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

NEOs was also eligible to receive an additional $200,000 grant of deferred share awards under State Street’s equity incentive plan for each applicable year.

All defined contribution benefits under the ESRP are subject to retirement eligibility and vesting. Participants are eligible to receive one-third of their defined contribution ESRP benefit if they have attained age 53 and have a combined age and service of at least 60 (“Rule of 60”); vesting increases to two-thirds on the 1st birthday following initial vesting and to full vesting on the 2nd birthday following initial vesting. Defined contribution benefits under the ESRP are subject to forfeiture in the event a participant’s employment terminates for any reason other than death or disability prior to vesting at any time. Effective August 1, 2012, for executives hired or rehired on or after that date, a minimum service requirement of five years was added to the definition of the “Rule of 60” in determining early retirement eligibility. Messrs. Bell and O’Hanley are the only NEOs to whom this provision applies, as they were hired in June 2013 and April 2015, respectively.

Vested participants who terminate their employment will receive their defined contribution benefit from the ESRP in three equal installments, with payments on the first day of the month coinciding with or following each of the six-month, one-year and two-year anniversaries of their termination of employment. In addition, benefits terminate if the participant engages in certain competitive activities within two-years of termination of employment.

The Compensation Committee approved amendments to the ESRP for the 2015 and 2016 compensation years that served to eliminate the generally applicable annual defined contribution credits and deferred share awards for those years. Effective January 1, 2017, the ESRP was amended to freeze the defined contribution component to all future accruals. Account balances as of January 1, 2017 will remain in place until distributed per the terms of the plan.

Based on age and service to State Street, Mr. Hooley is eligible for early retirement under the Retirement Plan and related supplemental plans. Since Messrs. Bell and O’Hanley were hired at State Street after December 31, 2007, they do not participate in the Retirement Plan, the MSRP or the defined benefit portion of the ESRP. Messrs. Bell and O’Hanley are participants in the defined contribution portion of the ESRP. Mr. Bell has not met the age and service requirements for early retirement under that plan. Mr. O’Hanley is eligible for early retirement, but does not have an ESRP defined contribution account balance. Since Mr. Rogers was part of the Investors Bank & Trust acquisition in 2007, he was not eligible to participate in the Retirement Plan or the MSRP. Mr. Rogers was a participant in the Investors Bank & Trust (IBT) Pension Plan (which merged with the Retirement Plan on December 15, 2011), and he is eligible for early retirement. The IBT Pension Plan has been frozen to new accruals since January 1, 2006. Mr. Rogers was appointed to the position of Executive Vice President on July 2, 2007 and, therefore, was not eligible to participate in the defined benefit portion of the ESRP. Mr. Rogers is a participant in the defined contribution portion of the ESRP and is eligible for early retirement under that plan.

Under the benefit formula described above, each of Messrs. Hooley, Bell, Rogers, O’Hanley and Phalen would have received the following benefits if he had retired at the end of 2016:

Name(1)	Retirement Plan	MSRP	ESRP Defined Benefit	IBT Pension Plan	ESRP Defined Contribution(2)	Total Entitled Benefit
Joseph L. Hooley(3)	$213,444	$927,830	$23,654,500	$—	$2,652,396	$27,448,170
Michael W. Bell	—	—	—	—	—	—
Michael F. Rogers	—	—	—	426,845	3,004,179	3,431,024
Ronald O’Hanley	—	—	—	—	—	—
James S. Phalen(4)	360,259	1,086,175	13,321,667	—	2,371,813	17,139,914
(1)

The benefits shown above are the defined benefit and defined contribution amounts the NEOs would have received if they had retired at the end of 2016. The defined benefit amounts provided in this table reflect early retirement factors and are different than the amounts included in the “Pension Benefits” table, which are calculated as of the NEO’s unreduced normal retirement age and discounted to the end of 2016.

(2)

The ESRP defined contribution includes the annual cash credits and deferred share awards as of December 31, 2016. No cash credits or deferred share awards were made to the NEOs in February 2017 for the 2016 plan year.

(3)	Mr. Hooley’s ESRP defined benefit includes his ESRP hypothetical account balance of $1,127,914.
(4)	Mr. Phalen retired on January 20, 2017; please refer to the narrative below for Mr. Phalen’s retirement benefits as of that date.

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Mr. Phalen retired from State Street in January 2017 and was eligible for normal retirement. Based on the retirement plan provisions, he will receive his benefits from the MSRP and the ESRP in three installments (on August 1, 2017, February 1, 2018 and February 1, 2019) as follows:

•	$372,656, $381,972 and $401,071 from the MSRP

•	Three estimated equal installments of $4,795,878 from the defined benefit portion of the ESRP

•	Three installments from the defined contribution portion of the ESRP, the amount of which will be determined at the time of payment

•	Federal Insurance Contributions Act, or FICA, and tax benefits, not yet determined, will be paid during 2017

As of December 31, 2016, Mr. Phalen had not elected to receive a distribution of his Retirement Plan benefit in the amount of $360,259, which will continue to be adjusted for interest credits until the time of payment.

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Joseph L. Hooley	$19,615	$11,750	$373,166	$(5,020)	$3,588,083
Michael W. Bell	15,692	11,750	7,337	—	271,025
Michael F. Rogers	—	—	117,386	(5,020)	1,700,982
Ronald P. O’Hanley	—	—	—	—	—
James S. Phalen	—	—	235,117	(5,020)	4,556,060
(1)	Includes employee defined contribution plan amounts for the Management Supplemental Savings Plan (MSSP).
(2)	Includes employer defined contribution plan amounts for the MSSP. These amounts were included in the “All Other Compensation” column of the Summary Compensation Table.
(3)	Includes FICA tax payment associated with the ESRP balances vesting during 2016.
(4)

Of the total amounts shown in this column, the following amounts have been reported as “All Other Compensation” in the Summary Compensation Table on page 43 in this proxy statement and in prior years’ proxy statements: Mr. Hooley: $892,500; Mr. Bell: $235,500; Mr. Rogers: $212,250; Mr. O’Hanley: $0; and Mr. Phalen: $876,150.

State Street maintains the State Street Corporation Management Supplemental Savings Plan, referred to as the MSSP, for designated highly compensated or managerial employees, which includes the NEOs. The MSSP provides eligible employees savings and company matching contribution opportunities beyond the Internal Revenue Code limits imposed under the State Street’s Salary Savings Program, referred to as the SSP. Under the MSSP, eligible employees may elect, prior to the beginning of a year, to defer (a) from 1% to 50% of base salary for the year, and/or (b) a percentage, from 5% to 100% of otherwise immediately payable annual cash bonus incentives (net of FICA withholding), excluding any amount subject to automatic deferral.

Like the SSP, the MSSP provides a 5% employer matching contribution. For 2016, State Street matched all deferrals made under the MSSP for 2016 up to a maximum of 5% of a participant’s MSSP match-eligible compensation, which is defined as the lesser of (i) base salary plus annual cash incentive compensation or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($265,000 in 2016).

A book-keeping account is maintained for each participant reflecting deferrals, matching credits and increases or decreases based on the performance of notional investments selected by the employee, or on a default notional investment if the employee does not make a selection. A participant may change notional investments daily. The notional investments available for 2016 and the rate of return for the year were as set forth below.

Notional Investment	Rate of Return
State Street U.S. Bond Index Fund	2.59%
Vanguard Prime Money Market Fund	0.55%
State Street International Index Fund	1.90%
State Street S&P 500 Index Fund	11.96%
State Street Corporation ESOP Stock Fund	19.49%
SSGA Euro Core Treasury Bond Index Fund(1)	3.72%
State Street Europe Index Equity Fund(1)	2.63%

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

(1)

Non-U.S. notional funds were added as investment options for the defined contribution ESRP effective June 1, 2015. Only two of these options, the SSGA Euro Core Treasury Bond Index Fund and the State Street Europe Index Equity Fund, have been selected by participants for notional investments. Rates of return were not provided for the other non-U.S. investment options given they have not been selected by participants.

Participants elect to receive either or both of their base salary or immediate cash incentive compensation deferrals from the MSSP in a lump sum either (i) on the first business day of the month following the six-month anniversary of the participant’s termination of employment or (ii) at a specified date not earlier than three years from the election date. Participants may also elect to receive deferrals in installments over two to ten years commencing on the six-month anniversary of the participants termination of employment. Distributions are subject to certain acceleration rules. Participants may change distribution elections consistent with limitations set forth in the plan and tax rules applicable to nonqualified deferred compensation. Matching and historical performance-based credits are automatically paid in a lump sum on the first day of the month following the six-month anniversary of the employee’s termination of employment. A participant’s account is payable in a lump sum upon the participant’s death. A participant who experiences a severe and unanticipated financial need may request a withdrawal of amounts deferred under the plan subject to certain restrictions.

The MSSP was amended during 2016 in order to modify the definition of “eligible compensation” used in determining plan eligibility. The definition of “eligible compensation” now includes incentive pay contemplated under a corporate transaction that occurred during the same year. Additionally, the plan was amended to add State Street Global Advisors Trust Company (SSGATC) as a participating employer.

Amounts related to the defined contribution component of the ESRP, which is described in the narrative accompanying the “Pension Benefits” table, are included in the figures above under the “Pension Benefits” section. The notional investment options available for the defined contribution ESRP are the same as the notional investment options listed above for the MSSP, with the addition of six non-US notional funds

Defined Contribution Aggregate Balances at Fiscal Year-End

	Aggregate Balance at Last FYE
Name	MSSP ($)	ESRP ($)	Total ($)
Joseph L. Hooley	$2,497,641	$1,090,442	$3,588,083
Michael W. Bell	87,708	183,317	271,025
Michael F. Rogers	193,570	1,507,412	1,700,982
Ronald P. O’Hanley	—	—	—
James S. Phalen	3,746,201	809,859	4,556,060

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Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments upon Termination or Change of Control

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2016 under various scenarios, including a change of control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the “Pension Benefits” and “2016 Nonqualified Deferred Compensation” tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised stock options as of December 31, 2016. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Joseph L. Hooley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 2,000,000	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	18,330,651	—	—	18,330,651	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	14,842,188	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,697,695	1,697,695	—	1,697,695	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	18,330,651	—	18,330,651	18,330,651	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	14,842,188	14,842,188	14,842,188	14,842,188	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,697,695	—	—	1,697,695	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	10,000,000	(e)
Pension Benefit	—	—	—	—	—	3,173,304	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	62,357	—	—	56,532	56,532
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	34,932,891	34,870,534	34,870,534	36,927,066	58,275,370

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Michael W. Bell	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)		Termination in Connection with Change of Control(3)(h)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ —	(a)	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	6,489,387	—	—		6,489,387	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—		5,936,798	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,200,221	1,200,221	—		1,200,221	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	6,489,387	6,489,387		—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	5,936,798	5,936,798	5,936,798		—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	1,200,221		—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—		6,562,500	(e)
Pension Benefit	—	—	—	—	—		850,000	(f)
Unvested Pension Benefits(6)	—	—	514,907	514,907	—		514,907
Continued Health & Welfare Benefit	—	—	—	—	—	(a)	52,020
Outplacement	—	—	—	—	—		25,000
Other Benefits	—	—	—	—	—		50,000	(g)
Total Value	—	—	14,141,313	14,141,313	13,626,406		31,680,833

STATE STREET CORPORATION    55

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Michael F. Rogers	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 1,817,420	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	10,196,864	—	—	10,196,864	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	9,033,085	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	1,805,456	1,805,456	—	1,805,456	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	10,196,864	—	10,196,864	10,196,864	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	9,033,085	9,033,085	9,033,085	9,033,085	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,805,456	—	—	1,805,456	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	9,000,000	(e)
Pension Benefit	—	—	—	—	—	909,652	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	58,396	58,396
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	21,035,405	21,035,405	21,035,405	22,911,221	41,178,453

56    STATE STREET CORPORATION

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Ronald P. O’Hanley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 861,538	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	4,504,418	—	—	4,504,418	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	4,445,118	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	980,223	980,223	—	980,223	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	4,504,418	4,504,418	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	4,445,118	4,445,118	4,445,118	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	980,223	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	8,500,000	(e)
Pension Benefit	—	—	—	—	—	826,500	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	26,623	49,443
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	—	9,929,759	9,929,759	10,817,920	29,380,702

STATE STREET CORPORATION    57

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

James S. Phalen	Termination for Gross Misconduct	Retirement(1)		Death		Disability		Involuntary Termination without Cause(2)		Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —		$ —		$ —		$ 1,700,000		$ 9,021,993	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—		9,169,716	(7)	—		—		9,169,716	(b)(7)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—		—		—		—		7,717,985	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—		1,768,850		1,768,850		—		1,768,850	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	9,169,716	(7)	—		9,169,716	(7)	9,169,716	(7)	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	7,717,985		7,717,985		7,717,985		7,717,985		—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	1,768,850		—		—		1,768,850		—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—		—		—		—		8,000,000	(e)
Pension Benefit	—	—		—		—		—		1,226,150	(f)
Unvested Pension Benefits(6)	N/A	N/A		N/A		N/A		N/A		N/A
Continued Health & Welfare Benefit	—	—		—		—		57,586		57,586
Outplacement	—	—		—		—		—		25,000
Other Benefits	—	—		—		—		—		150,000	(g)
Total Value	—	18,656,551		18,656,551		18,656,551		20,414,137		37,137,280
(1)

Each of our NEOs is also entitled to benefits payable upon retirement or other qualifying termination under State Street’s defined benefit pension plans and nonqualified deferred compensation plans. These plans are described above under “Pension Benefits” and “2016 Nonqualified Deferred Compensation.” All payments upon the separation from service of “specified employees” within the meaning of Section 409A of the Internal Revenue Code are subject to a 6-month delay under the rules of Section 409A to the extent applicable. In addition, upon a qualifying retirement, all eligible employees, including our NEOs, may continue medical coverage until age 65 under State Street’s welfare benefit program. A qualifying retirement requires attainment of age 55, completion of 5 years of service and participation in State Street’s medical plan at the time of retirement. As of December 31, 2016, Messrs. Hooley, Rogers and Phalen are the only current NEOs who meet these conditions. Fixed cost sharing subsidies apply upon the qualifying retirements of employees who have attained age 47 and completion of 7 years of service as of December 31, 2007. Assuming a termination of employment as of December 31, 2016, Mr. Hooley is the only current NEO who would be eligible for fixed cost sharing subsidies.

(2)

State Street has a severance plan that provides benefits to all eligible employees upon specified involuntary separations from service due to an organizational change, such as a reduction in force. Employees are required to execute a separation agreement and release acceptable to State Street in order to receive benefits under the plan. The severance plan provides for an amount of severance pay equal to a specified number of weeks of base salary, up to a maximum, based on employment title. These severance benefits are subject to the employee’s compliance with specified restrictive covenants including confidentiality and non-solicitation. For all eligible employees who hold an executive vice president or more senior title, including our current NEOs, the plan provides for a severance period of 52 weeks (including a 2-week notice period) of base salary plus 4 weeks of base salary per completed year of service up to a maximum of 104 weeks of base salary. In addition, the plan provides for continued participation in State Street’s welfare benefit plan for the severance period at active employee rates (subject to timely enrollment in COBRA continuation coverage) and personal outplacement services by a third-party provider. Amounts above assume a qualifying termination of employment at December 31, 2016. For these purposes, the severance amounts are not discounted for payment over time and welfare benefits are valued at 2016 rates.

a.

In accordance with the terms of the Transition Agreement dated April 15, 2016 between State Street and Mr. Bell, Mr. Bell is not eligible for benefits under the State Street Severance Plan in connection with any termination of his employment.

(3)

Calculations assume a change of control occurred on December 31, 2016 and a qualifying termination of employment entitling the executive to the specified benefits occurred on that date. The value of shares of common stock used in calculations is based on the closing price of State Street’s common stock on the NYSE on December 30, 2016, $77.72. Effective March 26, 2014, none of the NEOs are eligible to receive a gross-up payment in connection with their change of control benefits. For a detailed description of payments and benefits under a termination in connection with change of control refer to the “Change of Control” section below.

a.

The amount would be paid as a lump sum but has been calculated without any present-value discount assuming that base pay would continue at 2016 rates and SEAIP bonuses would remain at the target levels established for 2016. Severance is reduced in the event that reducing parachute payments to the 280G safe harbor level would result in a higher after-tax payment. Assuming a change of control occurred on December 31, 2016, this would only be applicable to Mr. Phalen’s severance payment upon a qualifying termination of employment.

58    STATE STREET CORPORATION

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

b.

Represents the value of all shares of restricted stock and performance awards with known performance that were subject to service-based restrictions on December 31, 2016. These restrictions lapse upon a qualified termination in connection with a change of control (double trigger). As of December 31, 2016 independent of a change of control, Messrs. Hooley, Rogers and Phalen already meet the service requirement.

c.	Represent the value of unearned performance-based restricted stock units granted in 2015 and 2016.
d.

Represents the value of all deferred value awards that were subject to service-based restrictions on December 31, 2016. These restrictions lapse upon a qualified termination in connection with a change of control (double trigger). As of December 31, 2016 independent of a change of control, Messrs. Hooley, Rogers and Phalen already meet the service requirement.

e.	The accrued obligation is equal to the target SEAIP bonus to be paid to each executive in February 2017 for the 2016 year.
f.

The enhancement to any pension benefit otherwise owed to an executive would be paid as a lump sum. The final years for which defined benefit base pay and target bonus applied was 2005 for Mr. Rogers and 2010 for Messrs. Hooley and Phalen.

g.

Represents the value of perquisites (based on eligibility, including items such as cost of car and driver and residential security) that would continue for 2 years upon a change of control. Assumed $75,000 per year for Messrs. Hooley, Rogers and Phalen, and $25,000 per year for Messrs. Bell and O’Hanley.

h.

As of December 31, 2016, Mr. Bell would have been eligible for change of control benefits under the change of control agreement notwithstanding the terms of the Transition Agreement dated April 15, 2016 between State Street and Mr. Bell.

(4)

Pursuant to the terms of applicable award agreements under our 2006 Equity Incentive Plan and Amended and Restated Supplemental Cash Incentive Plan, all deferred incentive awards continue to vest if an employee (1) is terminated involuntarily other than for gross misconduct, (2) retires after attaining age 55 and completing 5 years of service with State Street, (3) becomes disabled or (4) dies. Vesting and payment of DSAs will be accelerated in full in the case of death, and vesting and payment of DVAs will be accelerated in full in the case of death or disability. In the 4 termination scenarios listed in this footnote, performance-based RSUs will continue to vest and be paid on the scheduled payment date, subject to attainment and certification of performance measures. Performance-based RSUs for the 2016 award year have a 3-year performance measurement period (January 1, 2016– December 31, 2018) and will cliff vest upon certification at the end of the period. For these purposes, shares of common stock are valued at the closing per share price of our common stock on December 30, 2016 ($77.72) and are currently shown as earned at 100% (target); however, the percent at which the awards actually will be earned will remain unknown until the end of the 3-year performance period. Deferred incentive awards to our NEOs that continue to vest as scheduled after termination remain subject to applicable forfeiture and clawback provisions. DVAs that are paid on an accelerated basis following disability remain subject to applicable clawback provisions in the case of awards granted in 2016 for 2015 performance and for subsequent performance years. DSAs and DVAs that are paid on an accelerated basis following death do not remain subject to clawback provisions. For a description of forfeiture and clawback provisions, see above in this proxy statement under the heading “Compensation Design Elements – Recourse Mechanisms.”

(5)

Should an employee terminate due to death or disability prior to the payment date of current year immediate cash incentives, a pro-rated amount may be paid in State Street’s sole discretion to the participant or his/her estate.

(6)

All NEOs, with the exception of Mr. Bell, are fully vested in their pension benefits. Amounts shown for Mr. Bell reflect the balance of his unvested annual defined contribution cash credits and deferred share awards as of December 31, 2016 under the ESRP. Vesting and payment of these amounts under the ESRP will be accelerated in the event of death or disability.

(7)

Excludes Mr. Phalen’s 1998 deferred share award as he elected to defer the receipt of this award until his termination of service at State Street. This award was distributed on January 20, 2017 in connection with his retirement.

Change of Control

State Street has entered into an agreement with each of our NEOs that would become effective upon a change of control of State Street or upon a termination of employment arising in connection with or in anticipation of such change of control. A change of control is defined to include the acquisition of 25% or more of our outstanding stock, the failure of incumbent directors (or their designated successors) to constitute a majority of the board of directors or a merger, consolidation or sale of all or substantially all of our assets in which State Street shareholders do not retain a majority of the voting power of the surviving or successor corporation and incumbent directors do not constitute a majority of the board. These agreements have a 2-year term that is annually renewed at the end of the year, unless State Street gives the executive notice at least 60 days before the annual renewal date that the agreement will not be renewed.

Each change-of-control agreement provides for two years’ continued employment after a change of control on terms commensurate with those previously in effect, including base salary at an unreduced rate and minimum incentive compensation set at the target incentive compensation amount under the SEAIP applicable to the executive officer for the fiscal year in which the change of control occurs. Each agreement also provides for continued participation in incentive, savings, welfare benefit, fringe benefit and retirement plans on terms no less favorable than those in effect prior to the change of control, and payment of legal fees in connection with the enforcement of the executive officer’s rights under the agreement.

The change-of-control agreements also provide our NEOs with the payment of accrued salary and benefits, including a pro-rated target incentive compensation amount under the SEAIP, in the event of a termination by reason of death or disability, and they provide for additional severance benefits as summarized below upon the cessation of employment under a “double-trigger” mechanism. This mechanism requires the occurrence of both a change of control and either the termination of employment without cause or by the officer for good reason.

The severance benefits provided include (1) a lump sum payment, subject to a maximum of $10 million, equal to 2 times the sum of base salary and the target incentive compensation under the SEAIP for the year of the change of control, (2) a lump sum payment equal to 2 times State Street’s contributions to the defined contribution retirement plans applicable to the officer, (3) in the case of officers who are eligible to participate in State Street’s frozen qualified and supplemental defined benefit plans, a lump sum payment equal to the actuarial value of the incremental benefit that the officer would have received under such plans had he or she remained employed for 2 years after the date of termination, (4) continued employee welfare benefits for 2 years after the date of termination, (5) reasonable outplacement services and (6) to the extent not already vested, immediate vesting in benefits under the ESRP.

STATE STREET CORPORATION    59

Executive Compensation (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Effective February 20, 2014, State Street amended its 2006 Equity Incentive Plan, its Amended and Restated Supplemental Cash Incentive Plan and award agreements under those plans to provide for accelerated vesting and payment of awards under a “double trigger” mechanism. This standard applies to all deferred equity and cash awards granted on or after February 20, 2014, including awards to our NEOs. Those agreements now provide, in the context of a change of control, for accelerated vesting and payment only upon a change of control and either a termination of employment without cause or by the officer for good reason, in each case on or prior to the first anniversary of the change of control. Each deferred award granted prior to 2014 to State Street employees, including our NEOs, under which shares remain outstanding, continues to provide for accelerated vesting and payment of shares upon a change of control only. Performance-based RSUs will convert into State Street common stock at the following rates in the case of a change of control occurring prior to the end of the 3-year performance period: (i) 100% in the case of a change of control in the 1st year, (ii) in the 2nd year at the rate obtained by averaging the actual GAAP ROE results for the 1st calendar year, adjusted in accordance with the Plan, and 100% for each of the 2nd and 3rd years and (iii) in the 3rd year at the rate obtained by averaging the actual GAAP ROE results, adjusted in accordance with the Plan, for each of the 1st and 2nd calendar years and 100% for the 3rd year.

In March 2014, State Street and each of our executive officers, including our current NEOs, amended the change-of-control agreements with those officers, to eliminate the gross-up payment. Pursuant to the amendments, effective March 26, 2014, each change-of-control agreement provides that, in the event change-of-control benefits would exceed 110% of the product of 2.99 multiplied by the officer’s base amount, then the value of such benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive the greatest benefit on an after-tax basis (with the golden parachute excise tax being the responsibility of the executive to pay). If benefits are below the 110% threshold, the executive would be subject to an automatic cutback to assure that the change-of-control benefits do not exceed 2.99 times the NEO’s base amount.

The amounts set forth in the column entitled “Termination in Connection with Change of Control” in the tables above are based on the hypothetical assumption that on December 31, 2016 State Street had a change of control and that immediately thereafter, but also on December 31, 2016, the executive was terminated, received a lump sum payment of all cash entitlements under the change-of-control agreement and benefited from acceleration of all equity awards accelerating upon the change of control.

60    STATE STREET CORPORATION

2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 2 – APPROVAL OF ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Board of Directors recommends that shareholders approve the advisory proposal on executive compensation set forth below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the approval of this advisory proposal. We believe that shareholder feedback on executive compensation is important and have provided shareholders the opportunity to vote annually on an advisory executive compensation proposal since 2009. Over the past several years shareholders have overwhelmingly approved the “say-on-pay” vote, and in 2016, 89% of the votes cast supported the proposal.

State Street develops and implements a compensation program for our NEOs and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. Along with the “say-on-pay” advisory proposal, we also engage several of our largest shareholders to receive their specific perspectives on our compensation programs and governance practices. For 2016, we held discussions with shareholders representing more than 30% of our outstanding common stock. Based on these discussions, we believe our shareholders, in general, support our executive compensation program, and therefore, we continued many of the elements of our program, such as maintaining a high level of equity and deferral for incentive compensation awards as well as emphasizing pay for performance and alignment with shareholder interests. Our compensation practices for NEOs, including the complete framework used by the Compensation Committee in evaluating and making 2016 compensation decisions, are described in “Compensation Discussion and Analysis.”

The advisory proposal is provided in accordance with Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and is non-binding. The outcome of this advisory proposal does not overrule any decision by, create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for State Street or the Board of Directors (or any of its committees). The vote is non-binding; however, the Compensation Committee will take into account the outcome of the vote on this advisory proposal when considering future executive compensation arrangements.

The text of the proposal presented for your approval is as follows:

VOTED:

That the compensation of State Street’s executives, as disclosed pursuant to the SEC’s compensation disclosure rules, as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and related material, is approved; provided, that, this resolution shall not be binding on State Street’s Board of Directors or any of its committees and may not be construed as overruling any decision by the Board of Directors or any of its committees.

STATE STREET CORPORATION    61

The Board of Directors unanimously recommends that you vote FOR this proposal (Item 2 on your proxy card)

2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3 – ADVISORY PROPOSAL ON THE FREQUENCY OF FUTURE ADVISORY PROPOSALS ON EXECUTIVE COMPENSATION

The Board of Directors recommends that shareholders vote on an advisory basis to have an advisory proposal on executive compensation on an annual basis as described below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted on an advisory basis for an ANNUAL frequency of future advisory proposals on executive compensation.

Section 14A of the Exchange Act requires that all public companies include a non-binding advisory vote on executive compensation matters at least once every three years and that at least every six years shareholders be given the opportunity to vote regarding how often the advisory proposal on executive compensation should be held. Shareholders may choose from the frequency intervals of annual (every year), biennial (every two years) or triennial (every three years), or may abstain on this matter. We have provided our shareholders with an annual opportunity to vote on a non-binding executive compensation proposal in each year since 2009, including at this annual meeting, and in 2011 our shareholders voted in support of an annual frequency.

State Street’s Board believes that having an advisory proposal on executive compensation every year is appropriate and in the best interests of shareholders at this time. The annual frequency of this vote at this time is consistent with our approach for, and disclosure of, executive compensation matters and also maximizes a shareholder’s opportunity to evaluate and assess executive compensation decisions.

This advisory proposal is non-binding, however, the Executive Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory proposals on executive compensation.

62    STATE STREET CORPORATION

The Board of Directors unanimously recommends that you vote for an ANNUAL advisory proposal on executive compensation (Item 3 on your proxy card)

2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4 – APPROVAL OF THE 2017 STOCK INCENTIVE PLAN

Overview

In the opinion of our Board of Directors, the future success of State Street depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On February 16, 2017, our Board adopted, subject to shareholder approval, the State Street Corporation 2017 Stock Incentive Plan. The 2017 Stock Incentive Plan is intended to replace our 2006 Equity Incentive Plan, as amended, which we refer to as the 2006 Equity Incentive Plan.

The 2017 Stock Incentive Plan would allow for the issuance of up to 8,300,000 shares of common stock. In addition, up to an additional 28,500,000 shares of common stock will be available for issuance under the 2017 Stock Incentive Plan, which is equal to the sum of (1) the number of shares of common stock reserved for issuance under the 2006 Equity Incentive Plan that remain available for grant immediately prior to the annual meeting and (2) the number of shares of common stock subject to awards granted under the 2006 Equity Incentive Plan that, following the annual meeting, may expire, terminate or be otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Internal Revenue Code of 1986, as amended, or the Code).

If the 2017 Stock Incentive Plan is approved by our shareholders, we will no longer grant any new awards under the 2006 Equity Incentive Plan after the annual meeting (however, awards previously granted under the 2006 Equity Incentive Plan will remain outstanding and the shares subject to awards granted under that plan may become available for issuance under the 2017 Stock Incentive Plan under the circumstances described above). As of March 1, 2017, (1) stock appreciation rights covering 594,352 shares of common stock with a weighted average measurement price of $81.71 and a weighted average remaining term of 0.9 years, (2) unvested deferred stock awards covering 8,662,529 shares of common stock and (3) unvested performance awards covering 1,460,592 shares of common stock were outstanding under the 2006 Equity Incentive Plan and our other equity compensation plans. As of March 1, 2017, 16,491,204 shares of common stock were available for future grant under the 2006 Equity Incentive Plan.

Highlights of the 2017 Stock Incentive Plan

No “Evergreen” Provision	Shares authorized for issuance under the 2017 Stock Incentive Plan are not automatically replenished.
No repricing of stock options or stock appreciation rights	The 2017 Stock Incentive Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval, including a prohibition on the exchange of “underwater” stock options or stock appreciation rights for a cash payment.
No discounted stock options or stock appreciation rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying common stock on the date of grant.
No “Single-trigger” vesting upon change in control	Awards granted under the 2017 Stock Incentive Plan will not automatically vest solely as a result of a change in control.
Material amendments require shareholder approval	Shareholder approval is required prior to an amendment of the 2017 Stock Incentive Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards, or (3) materially expand the class of participants eligible to participate.
Administered by an independent committee	The 2017 Stock Incentive Plan is administered by the Executive Compensation Committee, which is made up entirely of independent directors.
Clawback Policy	All awards granted in the 2017 Stock Incentive Plan are subject to any clawback policy that we have adopted or may adopt in the future or any other compensation recovery requirements that we determine is necessary or appropriate to be applicable to an award.

STATE STREET CORPORATION    63

The Board of Directors unanimously recommends that you vote FOR this proposal (Item 4 on your proxy card)

Item 4 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Deferred equity compensation is a key component of our compensation plan and we believe that approving 8,300,000 shares (plus any unused shares from the 2006 Equity Incentive Plan, as described above) for issuance under the 2017 Stock Incentive Plan is appropriate and in the best interests of shareholders given (1) our historical rate of issuing equity awards, (2) our current expectations of the number of shares likely to be needed for future grants and (3) the importance of equity as a proportion of total compensation. Our Board will carefully consider all proposed grants under the 2017 Stock Incentive Plan.

In developing the proposed number of shares available for issuance under the 2017 Stock Incentive Plan and analyzing the impact on our shareholders of utilizing equity, we considered our “burn rate” and “overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for 2016, 2015 and 2014 as well as the average over those periods.

Fiscal Year	Full-Value Shares Granted - Deferred Stock Awards	Full-Value Shares Granted - Performance Awards	Full-Value Shares Vested - Performance Awards	Total Shares(1)	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate(2)
2016	4,335,649	505,690	423,672	4,759,321	391,484,602	1.22%
2015	3,461,259	399,599	861,122	4,322,381	407,856,309	1.06%
2014	4,281,945	436,799	1,032,984	5,314,929	424,223,185	1.25%

(1)	Total shares reflect total of “Full-Value Shares Granted – Deferred Stock Awards” and “Full-Value Shares Vested - Performance Awards.”
(2)

“Gross Burn Rate” is defined as the number of shares underlying awards granted in the year (excluding performance awards which will be counted as they are earned) divided by the basic weighted average number of shares of common stock outstanding during the year.

Overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the total number of shares of common stock outstanding. Our overhang at March 1, 2017 was 6.6%. If the additional 8,300,000 shares proposed to be authorized for grant under the 2017 Stock Incentive Plan are included in the calculation, our overhang would have been 8.5% at March 1, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans at March 1, 2017

As indicated above, at March 1, 2017 we had a total of 10,717,473 shares, subject to outstanding awards or related restrictions under the 2006 Equity Incentive Plan. The following table sets forth the number of shares of our common stock subject to outstanding awards and available for future grant under all State Street equity compensation plans as of March 1, 2017, as well as the total number of shares of our common stock that were outstanding as of that date. The table does not include the additional shares that are the subject of the proposed 2017 Stock Incentive Plan being presented for shareholder approval at the annual meeting.

Number of Shares Subject to Outstanding Stock Options and SARs(1)	594,352
Weighted-average per share exercise price	$81.71
Weighted-average remaining term	0.9 years
Number of Shares Subject to Outstanding Stock Awards(2)	10,123,121
Number of Shares Available for Future Grant Under Equity Compensation Plans	16,491,204	(3)
Shares of State Street Common Stock Outstanding	382,340,566
(1)	Consists of 0 shares subject to stock options and 594,352 stock appreciation rights (SARs).
(2)	Consists of 8,662,529 shares subject to deferred stock awards, 0 shares subject to restricted stock awards and 1,460,592 shares subject to performance awards (assuming payout at 100%).
(3)	At March 1, 2017, we had no other equity compensation plans, other than the 2006 Equity Incentive Plan, under which shares of our common stock remained available for future grant.

For additional information concerning our securities authorized for issuance under our equity compensation plans at December 31, 2016, see below under the heading “Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2016.”

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Summary of the 2017 Stock Incentive Plan

The following summary of the 2017 Stock Incentive Plan is qualified in its entirety by reference to the 2017 Stock Incentive Plan, a copy of which is attached as Appendix A to this proxy statement. References to our Board in this summary and in this Item 4, generally, shall include the Compensation Committee or any other committee appointed by our Board to administer the 2017 Stock Incentive Plan.

Types of Awards; Shares Available for Issuance

The 2017 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2017 Stock Incentive Plan for (i) up to 8,300,000 shares of common stock plus (ii) an additional number of shares of common stock (up to 28,500,000 shares) as is equal to the sum of the number of shares of common stock remaining available for grant under the 2006 Equity Incentive Plan immediately prior to the annual meeting and the number of shares of common stock subject to awards granted under the 2006 Equity Incentive Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Code). In addition, if any Award granted under the 2017 Stock Incentive Plan expires or is terminated, surrendered, canceled, forfeited or otherwise results in any common stock not being issued, the unused common stock covered by such Award shall again be available for the grant of Awards under the 2017 Stock Incentive Plan (subject, in the case of incentive stock options, to any limitations under the Code). Further, shares of common stock delivered to us by a participant to exercise an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares of common stock available for the future grant of Awards under the 2017 Stock Incentive Plan, provided that no more than the number of shares used to satisfy the statutory minimum withholding obligations shall be added back to the plan. Common stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of common stock available for future grant of Awards under the 2017 Stock Incentive Plan.

Certain sub-limitations apply to the shares available for issuance under the 2017 Stock Incentive Plan. The maximum number of shares of common stock with respect to which options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares of common stock subject to other Awards granted to any person in any calendar year shall be 2,000,000. In any calendar year, the sum of cash compensation paid to any non-employee director and the value of Awards made under the 2017 Stock Incentive Plan to such non-employee director (calculated based on grant date fair value of such Awards for financial reporting purposes) shall not exceed $1,500,000, subject to exceptions in extraordinary circumstances as the Executive Compensation Committee may determine in its discretion.

All shares of common stock covered by stock appreciation rights shall be counted against the number of shares available for grant under the 2017 Stock Incentive Plan and against the applicable sub-limitations described above. However, stock appreciation rights that may be settled only in cash shall not be so counted, and if a stock appreciation right is granted in tandem with an option for the same number of shares of common stock and the grant provides that only one such Award may be exercised (which we refer to as a “tandem SAR”), only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2017 Stock Incentive Plan. The shares covered by a tandem SAR will not again become available for grant under the 2017 Stock Incentive Plan upon the expiration or termination of the tandem SAR. In the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the 2017 Stock Incentive Plan and the sub-limitations described above shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle the stock appreciation right upon exercise.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2017 Stock Incentive Plan in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2017 Stock Incentive Plan. No such substitute Awards shall count against the overall share limits or sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2017 Stock Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

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Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the common stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Subject to the provisions of the 2017 Stock Incentive Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2017 Stock Incentive Plan permits participants to pay the exercise price of options using one or more of the following methods of payment: (1) payment by cash or check, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (2) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of common stock owned by the participant valued at their fair market value, (3) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of common stock on the date of exercise, (4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means or (5) any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of common stock or cash (or a combination thereof) determined by reference to the appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price. The 2017 Stock Incentive Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of common stock on the effective date of grant (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that, subject to the provisions of the 2017 Stock Incentive Plan, SARs granted under the 2017 Stock Incentive Plan may not have a term in excess of 10 years.

Limitation on Repricing of Options or SARs; No Reload Options or SARs. With respect to options and SARs, unless such action is approved by shareholders or otherwise permitted under the terms of the 2017 Stock Incentive Plan in connection with certain changes in capitalization and covered transactions (as defined in the 2017 Stock Incentive Plan), we may not (1) amend any outstanding option or SAR granted under the 2017 Stock Incentive Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2017 Stock Incentive Plan) and grant in substitution therefor new Awards under the 2017 Stock Incentive Plan (other than certain substitute Awards described above) covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of common stock, or (4) take any other action under the 2017 Stock Incentive Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange. No option or SAR granted under the 2017 Stock Incentive Plan shall contain any provision entitling the participant to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of common stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by our Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock.

Restricted Stock Units. We may also grant Awards entitling the recipient to receive shares of common stock (or cash equal to the fair market value of such shares) to be delivered at the time such Award vests or is settled by us. We refer to these Awards as Restricted Stock Units. Our Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a

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mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any Restricted Stock Units unless and until the underlying shares of common stock are issued.

Other Stock-Based Awards. Under the 2017 Stock Incentive Plan, our Board may grant other Awards of shares of our common stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2017 Stock Incentive Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as our Board determines.

Performance Awards. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards granted under the 2017 Stock Incentive Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, a committee comprised solely of two or more directors eligible to serve on a committee making qualified “performance-based compensation” awards under Section 162(m) of the Code (a “Section 162(m) Committee”) shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Executive Compensation Committee: earnings or earnings per share; return on equity; return on assets; return on capital; cost of capital; total stockholder return; revenue; market share; quality/service; organizational development; strategic initiatives (including acquisitions or dispositions); risk control; expense; operating leverage; operating fee leverage; capital ratios; liquidity ratios; income; comprehensive capital analysis and review (CCAR); and other regulatory-related metric. The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures (1) may vary by participant and may be different for different Awards; (2) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (3) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

The section 162(m) Committee may specify, no later than the deadline for establishing the performance measures for a year, that one or more of the performance measures applicable to an Award or Awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the year that affect the applicable performance measure. The section 162(m) Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of State Street. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board.

Transferability of Awards

Except as our Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of State Street and of our present or future parent or subsidiary corporations and any other business venture in which State Street has a controlling interest (as determined by our Board) are eligible to

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be granted Awards under the 2017 Stock Incentive Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of March 1, 2017, approximately 6,570 persons were eligible to receive Awards under the 2017 Stock Incentive Plan, including our executive officers and non-employee directors. The granting of Awards under the 2017 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On March 1, 2017, the last reported sale price of common stock on the New York Stock Exchange was $81.65.

Clawback Policy

All Awards granted under the 2017 Stock Incentive Plan are subject to any clawback policy that the Company has adopted or may adopt in the future, or any other compensation recovery requirements that the Company determines are necessary or appropriate to be applicable to an Award.

Administration

Our Board administers the 2017 Stock Incentive Plan and is authorized to grant Awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2017 Stock Incentive Plan and to construe and interpret the provisions of the 2017 Stock Incentive Plan and any Award agreements entered into under the 2017 Stock Incentive Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2017 Stock Incentive Plan or any Award. All actions and decisions by the Board with respect to the 2017 Stock Incentive Plan and any Awards shall be made in our Board’s discretion and shall be final and binding on all persons having or claiming any interest in the 2017 Stock Incentive Plan or any Award.

Pursuant to the terms of the 2017 Stock Incentive Plan, our Board may delegate authority under the 2017 Stock Incentive Plan to one or more committees or subcommittees of our Board. Our Board has authorized the Executive Compensation Committee to administer certain aspects of the 2017 Stock Incentive Plan, including the granting of awards to directors and executive officers. The Executive Compensation Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2017 Stock Incentive Plan:

•

the number of shares of common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise or measurement price of Awards, if any;

•	the effect on Awards of a change in control of State Street; and

•	the duration of Awards.

Our Board or the Executive Compensation Committee may delegate (1) to one or more of its members such of its duties, powers and responsibilities as it may determine; (2) to one or more of our officers the power and authority to grant or to allocate consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations under the 2017 Stock Incentive Plan or as the Board or the Executive Compensation Committee may impose, Awards among such persons (other than to any executive officer (as defined by Rule 3b-7 under the Exchange Act) or to any officer (as defined by Rule 16a-1(f) under the Exchange Act)) eligible to receive Awards under the 2017 Stock Incentive Plan as such delegated member or members of the Board or the Executive Compensation Committee or officer or officers of State Street determine consistent with such delegation; and (3) to such employees or other persons as it determines such ministerial tasks as it deems appropriate.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Except as otherwise provided under the 2017 Stock Incentive Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Unless our Board expressly provides otherwise, immediately upon the cessation of a participant’s employment, (1) each Award requiring exercise that is then held by the participant or by the participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and (2) all other Awards that are then held by the participant or by the participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that: (a) unless termination of employment occurs due to death or the Board’s determination in its sole discretion that the cessation of employment has resulted for reasons which cast such discredit on the participant as to justify immediate termination of the Award, all options and SARS held by the participant or the participant’s permitted transferees, if any, immediately prior to the cessation of the participant’s employment, to the extent then

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exercisable, will remain exercisable for the lesser of a period of three months and the period ending on the latest on which such option or SAR would have been exercised without regard to this provision, and will thereupon terminate; (b) all options and SARS held by a participant or the participant’s permitted transferees, if any, immediately prior to the participant’s death, to the extent then exercisable, will remain exercisable for the lesser of the one year period ending with the first anniversary of the participant’s death and the period ending on the latest date on which such option or SAR could have been exercised without regard to this provision, and will thereupon terminate; and (c) all options and SARs held by a participant or the participant’s permitted transferees, if any, immediately prior to the cessation of the participant’s employment will immediately terminate upon such cessation if the Board in its sole discretion determines that such cessation has resulted for reasons which cast such discredit on the participant as to justify immediate termination of the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2017 Stock Incentive Plan and any outstanding Awards under the 2017 Stock Incentive Plan and the share counting rules and sub-limits set forth in the 2017 Stock Incentive Plan, to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of common stock other than ordinary cash dividends.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2017 Stock Incentive Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2017 Stock Incentive Plan unless arising out of such person’s own fraud or bad faith.

Amendment of Awards. Except as otherwise provided under the 2017 Stock Incentive Plan with respect to repricing outstanding stock options or SARs, our Board may (1) amend, modify or terminate any outstanding Award, including, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option or (2) at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration; provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2017 Stock Incentive Plan or the change is otherwise permitted under the terms of the 2017 Stock Incentive Plan in connection with a change in capitalization, covered transaction, change in control or acceleration of vesting or exercisability of an Award.

Covered Transactions; Change in Control

Definitions. The 2017 Stock Incentive Plan contains provisions addressing the consequences of any covered transaction or change in control.

A “covered transaction” is defined under the terms of the 2017 Stock Incentive Plan to mean (1) a merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which State Street is not the surviving corporation or which results in the acquisition of all or substantially all of State Street’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (2) a sale or transfer of all or substantially all State Street’s assets; or (3) a dissolution or liquidation of State Street.

A “change in control,” as defined under the terms of the 2017 Stock Incentive Plan, means (a) subject to specific exceptions the acquisition by any individual, entity or group of beneficial ownership of 25% or more of either our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (b) subject to specific exceptions, a change in the individuals who, as of the effective date of the 2017 Stock Incentive Plan, constitute the Board such that they cease for any reason to constitute at least a majority of the Board; (c) subject to specific exceptions, the consummation by State Street of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of State Street; or (d) the approval by our shareholders of a complete liquidation or dissolution of State Street.

Effect on Awards. Under the 2017 Stock Incentive Plan, in the event of a covered transaction, subject to certain limitations: (1) if the covered transaction is one in which there is an acquiring or surviving entity, our Board may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor; (2) if the covered transaction is one in which holders of common stock will receive upon consummation a payment, our Board may provide for payment, with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (a) the fair market value of one share of common stock (as determined by our Board in its reasonable discretion) times the number of shares of common stock subject to the Award, over (b) the aggregate exercise or purchase price, if

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any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms and other terms, and subject to such conditions, as our Board determines; (3) if the covered transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, each Award of Restricted Stock will become fully vested and the delivery of shares of Common Stock deliverable under each outstanding award of Restricted Stock Units, Performance Awards (to the extent consisting of Restricted Stock Units) and Other Stock-Based Awards will be accelerated and such shares will be delivered, prior to the covered transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by our Board, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the covered transaction; or (4) each Award (unless assumed or substituted), other than outstanding shares of Restricted Stock, will terminate upon consummation of the covered transaction.

Notwithstanding the foregoing, in the event of a change in control: (1) if, on or prior to the first anniversary of the consummation of the change in control, the participant’s employment is terminated for good reason (as defined in the 2017 Stock Incentive Plan) by the participant or is terminated without cause (as defined in the 2017 Stock Incentive Plan) by State Street, all options and SARs outstanding as of the date such change in control is consummated and which are not then exercisable shall become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and Performance Awards shall vest to the extent set forth in the applicable Award agreement; (2) after a change in control, options and SARs granted as substitution for existing Awards shall remain exercisable following a termination of employment (other than termination by reason of death, disability (as determined by State Street) or retirement (as defined by the Award)) for the lesser of a period of seven months or the period ending on the latest date on which such option or SAR could otherwise have been exercised; and (3) in connection with or following a change in control, our Board may not impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the 2017 Stock Incentive Plan in any manner adverse to the holder thereof, without the written consent of such holder.

Provisions for Foreign Participants

Our Board may from time to time establish one or more sub-plans under the 2017 Stock Incentive Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2017 Stock Incentive Plan containing any limitations on our Board’s discretion under the 2017 Stock Incentive Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2017 Stock Incentive Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2017 Stock Incentive Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination

Our Board may amend, suspend or terminate the 2017 Stock Incentive Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our shareholders approve such amendment in the manner required by Section 162(m); (2) no amendment that would require shareholder approval under the rules of the national securities exchange on which we then maintain our primary listing may be made effective unless and until our shareholders approve such amendment; and (3) if the national securities exchange on which we then maintain our primary listing does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if the common stock is not then listed on any national securities exchange), then no amendment to the 2017 Stock Incentive Plan (a) materially increasing the number of shares authorized under the 2017 Stock Incentive Plan (other than as provided for in the 2017 Stock Incentive Plan in connection with substitute Awards, changes in capitalization, covered transactions or change in control), (b) expanding the types of Awards that may be granted under the 2017 Stock Incentive Plan, or (c) materially expanding the class of participants eligible to participate in the 2017 Stock Incentive Plan shall be effective unless and until our shareholders approve such amendment. In addition, if at any time the approval of our shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2017 Stock Incentive Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2017 Stock Incentive Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2017 Stock Incentive Plan. No Award may be made that is conditioned upon shareholder approval of any amendment to the 2017 Stock Incentive Plan unless the

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Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of common stock) prior to such shareholder approval.

Effective Date and Term of 2017 Stock Incentive Plan

The 2017 Stock Incentive Plan shall become effective on the date the plan is approved by our shareholders. No Awards shall be granted under the 2017 Stock Incentive Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2017 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR but generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

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Item 4 (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Restricted Stock Units. A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit. When the Restricted Stock Unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2017 Stock Incentive Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to State Street. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Securities Authorized for Issuance Under Equity Compensation Plans at December 31, 2016

The following table presents the number of outstanding common stock awards, options, warrants and rights granted by State Street to participants in our equity compensation plans, as well as the number of securities available for future issuance under these plans, as of December 31, 2016. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders. Shares presented in the table and in the footnotes following the table are stated in thousands of shares.

(Shares in thousands)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:
Equity compensation plans approved by shareholders	10,016(2)	$77.52	18,491
Equity compensation plans not approved by shareholders	24(3)		—
Total	10,040		18,491
(1)	Excludes deferred stock awards and performance awards for which there is no exercise price.
(2)

Consists of 7,814 thousand shares subject to deferred stock awards, zero shares subject to shares subject to stock options, 995 thousands stock appreciation rights and 1,247 thousand shares subject to performance awards (assuming payout at 100% for all awards, including awards for which performance is uncertain).

(3)	Consists of shares subject to deferred stock awards.

Individual directors who are not our employees have received stock awards and cash retainers, both of which may be deferred. Directors may elect to receive shares of our common stock in place of cash. If payment is in the form of common stock, the number of shares is determined by dividing the approved cash amount by the closing price on the date of the annual shareholders’ meeting or date of grant, if different. All deferred shares, whether stock awards or common stock received in place of cash retainers, are increased to reflect dividends paid on the common stock and, for certain directors, may include share amounts in respect of an accrual under a terminated retirement plan. Directors may elect to defer 50% or 100% of cash or stock awards until a date that they specify, usually after termination of service on the Board. The deferral may also be paid in either a lump sum or in installments over a two- to ten-year period. Stock awards totaling 230,915 shares of common stock were outstanding as of December 31, 2016; awards made through June 30, 2003, totaling 23,606 shares outstanding as of December 31, 2016, have not been approved by shareholders. There are no other equity compensation plans under which our equity securities are authorized for issuance that have been adopted without shareholder approval. Awards of stock made or retainer shares paid to individual directors after June 30, 2003 have been made under our 1997 or 2006 Equity Incentive Plan, both of which were approved by shareholders.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

EXAMINING AND AUDIT COMMITTEE MATTERS

Examining and Audit Committee Pre-Approval Policies and Procedures

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent registered public accounting firm, pursuant to which the Examining and Audit Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Examining and Audit Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals could include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for substantive changes in terms, conditions and fee arrangements resulting from changes in the scope, structure or other items. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services (services permissible under the SEC’s auditor independence rules). The services shown in the table below were approved by the Examining and Audit Committee in accordance with these pre-approval policies and procedures.

Audit and Non-Audit Fees

Ernst & Young LLP was State Street’s independent registered public accounting firm for each of the fiscal years ended December 31, 2016 and December 31, 2015. Fees incurred by State Street and its subsidiaries for professional services rendered by Ernst & Young LLP with respect to 2016 and 2015 were as follows:

Description (In millions)	2016	2015
Audit Fees	$18.6	$18.2
Audit-Related Fees	15.6	15.2
Tax Fees	8.6	7.5
All Other Fees	4.4	2.7

Services provided under Audit Fees primarily included statutory and financial statement audits, the requirement to opine on the design and operating effectiveness of internal controls over financial reporting and accounting consultations billed as audit services. Services provided under Audit-Related Fees consisted principally of reports on the processing of transactions by servicing organizations, non-statutory audits and due diligence procedures. Services provided under Tax Fees consisted principally of compliance and corporate tax advisory services. Services provided under All Other Fees consisted of advisory services primarily related to certain regulatory initiatives.

In addition to the services described above, Ernst & Young LLP provides audit and tax compliance services to certain mutual funds, exchange-traded funds, or ETFs, and foreign-based private investment funds for which State Street is the sponsor and investment adviser or manager. The mutual funds and ETFs have boards of directors or similar bodies that make their own determinations as to selection of the funds’ audit firms and approval of any fees paid to such firms. In the case of certain foreign-based private investment funds, State Street participates in the selection of the audit firm to provide the audit and tax compliance services. All of the fees for such services are paid by the mutual funds, ETFs and foreign-based private investment funds—not by State Street—and are not included in the table above.

Report of the Examining and Audit Committee

The Examining and Audit Committee, referred to in this report as the Committee, consists entirely of members who meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC, as determined by the Board of Directors. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that each member of the Committee satisfies the definition of “audit committee financial expert,” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Committee furnishes the following report:

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Examining and Audit Committee Matters (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. It is management’s responsibility to prepare State Street’s consolidated financial statements and establish and maintain internal controls over financial reporting. The role of the independent registered public accountant is to independently audit the consolidated financial statements and effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2016 and their assessment of internal control over financial reporting as of December 31, 2016. Ernst & Young LLP, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s consolidated financial statements and the design and operating effectiveness of State Street’s internal controls over financial reporting.

The Committee has discussed with our independent registered public accounting firm the matters required to be discussed by AS 1301, “Communications with Audit Committees,” issued by the PCAOB. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited consolidated financial statements for the year ended December 31, 2016, be included in State Street’s annual report for the fiscal year then ended.

Submitted by,

William C. Freda, Chair Patrick de Saint-Aignan Lynn A. Dugle Richard P. Sergel Ronald L. Skates

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2017 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 5 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that shareholders approve the ratification of the selection of the independent registered public accounting firm described below. The Examining and Audit Committee has appointed Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2017. Ernst & Young LLP has acted as our independent auditor since 1972.

The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Examining and Audit Committee also oversees the integrity of our financial statements and reports and the qualifications, performance and independence of State Street’s independent registered public accounting firm.

The Examining and Audit Committee annually assesses the appointment of the independent registered public accounting firm and considers among other factors:

•	If the retention of the registered public accounting firm is in the best interests of State Street and its shareholders

•	The results of an annual survey prepared by management on the performance of the independent registered public accounting firm

•	The technical expertise, experience and knowledge level of the independent registered public accounting firm

•	The recent performance of the independent registered public accounting firm and lead partner, including quality of communication, competence and responsiveness

•	The independence of the independent registered public accounting firm

•	Known legal risks and significant proceedings of the independent registered accounting firm

•	The fees incurred by State Street for the services rendered by the independent registered accounting firm

In accordance with SEC rules and Ernst & Young LLP policies, the lead audit partner must be rotated at least every five years. The Examining and Audit Committee and the Committee Chair are involved in the selection of the lead engagement partner pursuant to the rotation requirement. The Examining and Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interest of State Street and its shareholders. See the discussion in this proxy statement under the heading “Examining and Audit Committee Matters.”

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (United States) and complies with the auditing, quality control and independence standards and rules of that Board and the SEC.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire. While shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification to learn the opinion of shareholders on the selection. Should the selection of Ernst & Young LLP not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young LLP is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of State Street and its shareholders.

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The Board of Directors unanimously recommends that you vote FOR this proposal (Item 5 on your proxy card)

2017 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Questions and Answers About Voting

Why am I receiving these materials?

State Street’s Board of Directors is soliciting your vote by proxy at the 2017 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.

Can I access State Street’s proxy materials and annual report electronically?

This proxy statement and our annual report, including our audited consolidated financial statements for the year ended December 31, 2016, are available to our shareholders on the Internet. On April 6, 2017, we mailed to our U.S. shareholders as of March 10, 2017, the record date for the annual meeting, a notice containing instructions on how to access these proxy materials online and how to vote. Also on April 6, 2017, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies and to shareholders outside the United States. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review online all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

How do I request a printed copy of the proxy materials?

To request a printed copy of the proxy statement, annual report and form of proxy relating to this shareholder meeting or future shareholder meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number described above.

What are the directions to the meeting?

Directions to the meeting are as follows:

From the North:

Take Expressway (I-93) South to exit 20A and follow the signs for South Station. Follow exit ramp and cross Summer Street. Turn right onto Lincoln Street. Take first left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the South:

Take Expressway (I-93) North to exit 20 (South Station). Bear left at the ramp to South Station/Chinatown. You will see State Street Financial Center directly ahead. You will be on Lincoln Street. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the West:

Take Mass Turnpike (I-90) to exit 24A (South Station). Turn left on Kneeland Street towards Chinatown. Turn right onto Lincoln Street at the light. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

Via Massachusetts Bay Transportation Authority:

Take the MBTA Red Line train or Commuter Rail to the South Station MBTA stop. Exit the train station and walk across Atlantic Avenue (towards Summer Street and Federal Street). Follow Summer Street to Lincoln Street.

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General Information (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

What is the record date for the meeting?

Our Board of Directors has fixed the record date for the annual meeting as of the close of business on March 10, 2017.

How many votes can be cast by all shareholders?

As of the record date, 381,657,541 shares of our common stock were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered shareholders may also vote by telephone or on the Internet by following the instructions included with your proxy card or the notice we mailed to you on April 6, 2017. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from State Street in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder, and bring with you to the meeting, a legal proxy from the record holder issued in your name. Please note that this legal proxy from the record holder is in addition to the picture identification and proof of beneficial ownership required for your admission into the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	Item 1 – FOR election of the 10 nominees named herein as directors (page 11)

•	Item 2 – FOR approval of the advisory proposal on executive compensation (page 61)

•	Item 3 – for ANNUAL on the frequency of future advisory proposals on executive compensation (page 62)

•	Item 4 – FOR approval of the 2017 Stock Incentive Plan (page 63)

•	Item 5 – FOR ratification of the selection of the independent registered public accounting firm (page 75)

Additionally, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. State Street has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $19,000, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by mail, telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of State Street’s proxy statements, annual reports and related materials, or if you share an address with another State Street shareholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee, or you may contact us at the above address or phone number.

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General Information (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

May I change my vote?

If you are a registered shareholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

What constitutes a quorum?

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A share once represented for any purpose at the annual meeting will be deemed present for determination of a quorum for the entire meeting and for any adjournment of the meeting (unless (1) a shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds, and the shareholder does not vote the shares or otherwise consent that they are to be deemed present or (2) in the case of an adjournment, a new record date is set for that adjourned meeting).

What vote is required to approve each item?

Since it is an uncontested election of directors at the annual meeting, a nominee for director will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election (Item 1). If the votes cast “against” the nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board of Directors. However, under Massachusetts law, if a nominee that is an incumbent director is not elected to the Board of Directors, that incumbent director will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors. Under our Corporate Governance Guidelines, in an uncontested election of directors, any incumbent director who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee. After consideration, that committee would make a recommendation to the Board on action to be taken regarding the resignation. No such tendered resignation will be deemed effective unless and until it is accepted by action of the Board. The actions concerning the advisory proposal on executive compensation (Item 2), the approval of the 2017 Stock Incentive Plan (Item 4) and the ratification of the selection of the independent registered public accounting firm (Item 5) will be approved if the votes cast “for” the action exceed the votes cast “against” the action. The proposal on the frequency of future advisory proposals on executive compensation (Item 3) asks shareholders to indicate their preference for the frequency of future advisory proposals on executive compensation. Shareholders may choose from the frequency intervals of annual (every year), biennial (every two years) or triennial (every three years), or may abstain on this matter. Although Item 3 is advisory and non-binding in nature, our Board of Directors will consider the frequency interval that receives the greatest level of support from our shareholders to be the frequency preferred by shareholders. Items 2 and 3 are non-binding proposals. In addition to the foregoing state law requirements, with respect to approval of Item 4, the rules of the NYSE require that votes cast in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast for this purpose only).

How is the vote counted?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by State Street to act as tellers for the meeting.

“Abstentions” and “broker non-votes” are not counted as votes with respect to any of the items to be voted on at the annual meeting, except for abstentions as noted above with respect to Item 4.

Stock exchange rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Stock exchange and SEC rules, however, prohibit brokers from voting uninstructed shares in the election of directors and executive compensation matters. Accordingly, of the matters to be voted on at the annual meeting, the only “routine” proposal is the ratification of the selection of the independent registered public accounting firm (Item 5).

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What are my rights as a participant in the Salary Savings Program?

As part of its employee benefits program, State Street maintains a 401(k) plan called the Salary Savings Program, or SSP. If you participate in the SSP and have invested part or all of your account in the Employee Stock Ownership Plan fund, you are considered a named fiduciary and may direct the voting of the State Street Corporation common stock allocated to your account as of the record date.

You may give direction on the Internet, by telephone or by mail. If you do not provide timely direction as to how to vote your allocated share, your allocated share will be voted on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the

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General Information (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

trustee will follow the direction of the Committee designated by the Plan Sponsor, or its designee. Voting of your allocated share will occur as described above unless the trustee or plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.

You must direct your vote in advance of the annual meeting so that the trustee, the registered owner of all of the shares held in the SSP, can vote in a timely manner. Regardless of what method you use to direct the trustee, the trustee must receive your direction no later than 11:59 p.m. Eastern Time on May 15, 2017 for your direction to be counted. Your direction will be held in confidence by the trustee. You may not provide this direction at the annual meeting. You may change your direction to the trustee by timely submitting a new direction. The last direction the trustee receives by 11:59 p.m. Eastern Time on May 15, 2017, will be the only one counted. If your direction by mail is received on the same day as the one received electronically, the electronic direction will be followed.

The trustee is providing the annual report, the notice of annual meeting and the proxy statement electronically to SSP participants with State Street stock in the SSP who are active employees and have a State Street-provided e-mail account and internet access. Instead of receiving these materials in paper form mailed to your home, you will have on-line access to these materials over the internet, thus expediting the delivery of materials and reducing printing and mailing costs. An e-mail will be sent to all such participants with detailed instructions to access materials and give your direction of the trustee. You may request that paper copies be sent to you, thereby permitting you to send in your direction by mail if you prefer that method. All other participants will receive their materials in the mail.

Other Matters

The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2017 annual meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. See the discussion in this proxy statement under the heading “General Information—Questions and Answers About Voting.”

Proposals and Nominations by Shareholders

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2018 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and State Street’s by-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary of State Street on or before December 7, 2017.

State Street’s proxy access provision permits a shareholder, or a group of up to 20 shareholders, to include in State Street’s proxy materials director nominees constituting up to 20% of the board; provided that: (1) the nominating shareholder(s) own a number of shares representing 3% or more of the total voting power of State Street’s outstanding shares of capital stock entitled to vote on the election of directors; (2) the nominating shareholder(s) have owned that number of shares continuously for at least 3 years; and (3) the nominating shareholder(s) and their director nominee(s) satisfy the requirements of Article I, Section 7(c) of the by-laws, including its requirement of timely written notice. To be timely, a proxy access notice with respect to the 2018 annual meeting must be delivered to the Secretary of State Street no earlier than December 18, 2017 and no later than January 17, 2018 unless the date of the 2018 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2017 annual meeting, in which event Article I, Section 7(c) of the by-laws provides different notice requirements.

Under State Street’s by-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials as described above may be made by shareholders entitled to vote at the meeting if notice is timely given and contains the information required by the by-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely, a notice with respect to the 2018 annual meeting must be delivered to the Secretary of State Street no earlier than, February 16, 2018 and no later than March 18, 2018 unless the date of the 2018 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2017 annual meeting, in which event the by-laws provide different notice requirements.

State Street’s by-laws specify requirements relating to the content of the notice that shareholders must provide to the Secretary of State Street, including a shareholder nomination for director, to be properly presented at a shareholder meeting.

Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

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2017 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on December 31, 2016 by each person or entity known to State Street to beneficially own five percent or more of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	37,302,018	(1)	9.6%
Massachusetts Financial Services Company (MFS) 111 Huntington Avenue Boston, MA 02199	33,058,995	(2)	8.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,841,600	(3)	6.2%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	22,393,510	(4)	5.8%

(1)

This information is based solely on a Schedule 13G filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc., in which it reported sole voting power of 12,172,662 shares and sole dispositive power of 37,302,018 shares.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2017 by Massachusetts Financial Services Company, in which it reported sole voting power of 26,653,457 shares and sole dispositive power of 33,058,995 shares.

(3)

This information is based solely on a Schedule 13G filed with the SEC on January 27, 2017 by BlackRock, Inc., in which it reported sole voting power of 20,227,902 shares, shared voting power of 31,390 shares, sole dispositive power of 23,810,210 shares and shared dispositive power of 31,390 shares.

(4)

This information is based solely on a Schedule 13G filed with the SEC on February 10, 2017 by the Vanguard Group, in which it reported sole voting power of 586,722 shares, shared voting power of 72,588 shares, sole dispositive power of 21,739,766 shares and shared dispositive power of 653,744 shares.

80    STATE STREET CORPORATION

Security Ownership (continued)	2017 NOTICE OF MEETING AND PROXY STATEMENT

Management

The table below sets forth the number of shares of State Street common stock beneficially owned as of the close of business on March 1, 2017 by (1) each director and director nominee, (2) the named executive officers as identified in the Summary Compensation Table on page 43 of this proxy statement and (3) all directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. As of March 1, 2017, there were 382,340,566 shares of State Street common stock outstanding. On March 1, 2017, each executive officer, director and director nominee listed below individually, and those individuals as a group, owned beneficially less than 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership(1)
Michael W. Bell	46,486
Kennett F. Burnes	65,206
Patrick de Saint-Aignan	20,829
Lynn A. Dugle	3,448
Amelia C. Fawcett	33,974
William C. Freda	5,232
Linda A. Hill	46,314
Joseph L. Hooley	651,599	(2)
Ronald P. O’Hanley	10,921
Sean O’Sullivan	0	(3)
James S. Phalen	227,650	(4)
Michael F. Rogers	990,522	(5)
Richard P. Sergel	49,283	(6)
Ronald L. Skates	48,075
Gregory L. Summe	71,492
Thomas J. Wilson	14,116
All directors and executive officers, as a group (28 persons)	2,699,886	(7)

(1)

Information in this table includes shares that the individual or group has the right to acquire within 60 days of March 1, 2017. Also included are shares that have vested under the Executive Supplemental Retirement Plan and other deferred retirement benefits, as follows: Mr. Bell, 0; Mr. Hooley, 20,192; Mr. O’Hanley, 0; Mr. Phalen, 20,192; Mr. Rogers, 19,349; and for the group of all current directors and executive officers, 95,825. No non-management director or director nominee holds any stock options or stock appreciation rights. Shares granted to non-management directors vest immediately and are included in the total amounts above, and are not subject to a vesting schedule, even if deferred.

(2)	Includes 2,800 shares as to which Mr. Hooley has shared voting power and investment power.
(3)	Mr. O’Sullivan as a director nominee for election by shareholders did not beneficially own State Street common stock as of March 4, 2017.
(4)	Mr. Phalen retired as an executive officer effective January 20, 2017. The amount of shares reported as beneficially owned by Mr. Phalen is as of his date of retirement.
(5)	Includes 344,708 shares held in trusts for which Mr. Rogers disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(6)	Includes 3,111 shares gifted to a family member held in trust.
(7)

Includes 18,788 shares held by a family member of a current executive officer and 6,634 shares held in trust for which a current executive officer disclaims beneficial ownership except to the extent of their pecuniary interest therein. Mr. O’Sullivan as director nominee is not included in the group of 28 persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires State Street’s directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. State Street is not aware of any 10% beneficial owners. An amended Form 3 was filed for Karen Keenan to account for shares omitted from the original Form 3 and subsequent Forms 4, which otherwise were filed in the time frames required. Based on State Street’s review of the reports it has received and written representations from its directors and executive officers, State Street believes that all of its directors and officers otherwise complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2016.

STATE STREET CORPORATION    81

Appendix A

STATE STREET CORPORATION

2017 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2017 Stock Incentive Plan (the “Plan”) of State Street Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a)

Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)

Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. During such time as the common stock, $1.00 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an independent director under applicable stock exchange rules, an “outside director” within the meaning of Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”) and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(c)

Delegation of Granting and Other Authority. The Board or a Committee may delegate to (1) one or more of its members such of its duties, powers and responsibilities as it may determine; (2) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations under the Plan or as the Board or the

Committee may impose, Awards among such persons (other than to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act)) eligible to receive Awards under the Plan as such delegated member or members of the Board or the Committee or officer or officers of the Company determine consistent with such delegation; and (3) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references in the Plan to the “Board” shall mean the delegate to the extent that the Board’s powers or authority under the Plan have been delegated to such person.

(d)

Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards

(a)	Number of Shares; Share Counting.

(1)

Authorized Number of Shares. Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for such number of shares of Common Stock as is equal to the sum of:

(A)	8,300,000 shares of Common Stock; plus

(B)

such additional number of shares of Common Stock (up to 28,500,000 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2006 Equity Incentive Plan, as amended (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Company’s 2017 Annual Meeting of Shareholders and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)	Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(2):

(A)

all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)

if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any Common Stock not being issued (including as result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards. Further, shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to exercise an Award or to satisfy any tax withholding obligations in accordance with Section 11(d) (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares of Common Stock available for the future grant of Awards, provided that no more than the number of shares used to satisfy the statutory minimum tax withholding obligation shall be added back to the Plan pursuant to this section 4(a)(2)(B). However, (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(C)	shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)	Sublimits. Subject to adjustment under Section 10, the following sublimits on the number of shares subject to Awards shall apply:

(1)

Section 162(m) Per-Participant Limits. The maximum number of shares of Common Stock with respect to which Options may be granted to any person in any calendar year and the maximum number of shares of Common Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares of Common Stock subject to other Awards granted to any person in any calendar year shall be 2,000,000. The per-Participant limits described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m).

(2)

Limit Applicable to Non-Employee Directors. In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director (“Director Cash Compensation”) and the value of Awards under the Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) (“Director Equity Compensation”) shall not exceed $1,500,000. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For purposes of this Section 4(b)(2), Director Cash Compensation and Director Equity Compensation in any calendar year shall include any amounts or grants that would have been paid or made, as applicable, to a particular non-employee director absent such director’s election to defer such compensation pursuant to any arrangement or plan of the Company permitting deferral of such compensation.

(c)

Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)

General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)

Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of State Street Corporation, any of State Street Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)

Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall not be less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)	if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)

if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices as reported by an authorized OTCBB market data vendor as listed on the OTCBB website (otcbb.com) on the date of grant; or

(3)

if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the participants’ agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)

Duration of Options. Subject to the provisions of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)

Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)

except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)

to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided

(i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)

to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;

(5)	to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or

(6)	by any combination of the above permitted forms of payment.

(g)

Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the canceled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange.

(h)

No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights

(a)

General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)

Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)

Duration of SARs. Subject to the provisions of the Plan, each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)

Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)

Limitation on Repricing. Unless such action is approved by the Company’s shareholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

(f)	No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7.	Restricted Stock; RSUs

(a)

General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled by the Company (“RSUs”).

(b)

Terms and Conditions for Restricted Stock and RSUs. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)

Stock Certificates; Dividends. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable vesting, forfeiture and / or restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions as well as any dividends or other distributions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)	Additional Provisions Relating to RSUs.

(1)

Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)	Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

8.	Other Stock-Based Awards

(a)

General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)	Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Performance Awards.

(a)	Grants. Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)

Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)

Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee (the “Performance Measures”):

i) earnings or earnings per share

ii) return on equity

iii) return on assets

iv) return on capital

v) cost of capital

vi) total stockholder return

vii) revenue

viii) market share

ix) quality/service

x) organizational development

xi) strategic initiatives (including acquisitions or dispositions)

xii) risk control

xiii) expense

xiv) operating leverage

xv) operating fee leverage

xvi) capital ratios

xvii) liquidity ratios

xviii) income

xix) comprehensive capital analysis and review (CCAR)

xx) other regulatory-related metric

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Performance Measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)

Adjustments to Performance Measures. The Committee may provide, no later than the deadline for establishing the Performance Measures for a year, that one or more of the Performance Measures applicable to an Award or Awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions, dispositions, joint ventures or restructurings, expenses associated with acquisitions, dispositions, joint ventures or restructurings, amortization of purchased intangibles associated with acquisitions, impact (dilution and expenses) of securities issuances (debt or equity) to finance, or in contemplation of, acquisitions or ventures, merger and integration expenses, changes in accounting principles or interpretations, changes in tax law or financial regulatory law, impairment charges, fluctuations in foreign currency exchange rates, charges for restructuring or rationalization programs (e.g., cost of workforce reductions, facilities or lease abandonments, asset impairments), one-time insurance claims payments, extraordinary and/or non-recurring items, litigation, regulatory matter or tax rate changes) occurring during the year that affect the applicable Performance Measure.

(e)

Adjustments to Performance-Based Compensation. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(f)

Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. With respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying such Award for such exception. With respect to such Performance Awards, the Committee will preestablish, in writing, one or more specific performance measures no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Performance Award as Performance-Based Compensation). Prior to grant, vesting or payment of such Performance Award, as the case may be, the Committee will certify whether the applicable performance measures have been attained and such determination will be final and conclusive. No Performance Award that is intended to qualify as Performance-Based Compensation may be granted after the first meeting of the shareholders of the Company held in 2022 until the performance measures set forth in Section 9(c) (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m), unless such grant is made contingent upon such approval.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)

Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)	Covered Transactions and Change in Control.

(1)	Definitions.

(i)	A “Covered Transaction” shall mean:

(A)

a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert;

(B)	a sale or transfer of all or substantially all the Company’s assets; or

(C)	a dissolution or liquidation of the Company.

Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (A) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

(ii)	A “Change in Control ” shall mean:

(A)

the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (I) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (II) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (C) of this definition;

(B)

individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(C)

consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which (I) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (III) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)	the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A.

(iii)	“Cause” shall mean:

(A)	If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Cause,” that definition shall apply for purposes of the Plan.

(B)

Otherwise, “Cause” shall mean any (I) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (II) willful misconduct by the Participant which is materially injurious to the Company.

For purposes of this definition of “Cause,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control.

(iv)	“Good Reason” shall mean:

(A)	If the Participant is party to an employment or similar agreement with the Company that contains a definition of “Good Reason,” that definition shall apply for purposes of the Plan.

(B)

Otherwise, “Good Reason” shall mean any significant diminution in the Participant’s duties, authority, or responsibilities from and after such Change in Control, as the case may be, or any material reduction in the base compensation payable to the Participant from and after such Change in Control, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (I) the Participant gives the Company the notice of termination no more than 90 days after the initial existence of such event or circumstance, (II) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of such notice and (III) the Participant’s termination of Employment occurs within six months following the Company’s receipt of such notice.

For purposes of this definition of “Good Reason,” reference to the “Company” shall include the acquiror or survivor (or an affiliate of the acquiror or survivor) in the applicable Change in Control.

(v)

“Employment” shall mean a Participant’s employment or other service relationship with the Company and its subsidiaries. Employment will be deemed to continue, unless the Board expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 1 to the Company or its subsidiaries. If a Participant’s employment or other service relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary, the Participant’s Employment will be deemed to have terminated when the entity ceases to be subsidiary of the Company unless the Participant transfers Employment to the Company or its remaining subsidiaries.

(2)	Effect on Awards.

(i)	Covered Transactions. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(A)

Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(B)	Cash-Out of Awards. If the Covered Transaction is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing),

the Board may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Common Stock (as determined by the Board in its reasonable discretion) times the number of shares of Common Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Board determines.

(C)

Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, each Award of Restricted Stock will become fully vested and the delivery of shares of Common Stock deliverable under each outstanding award of RSUs, Performance Awards (to the extent consisting of RSUs) and Other Stock-Based Awards will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Board, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.

(D)

Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed or substituted pursuant to Section 10(b)(2)(i)(A) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Common Stock, subject to Section 10(b)(2)(i)(E) below), will terminate upon consummation of the Covered Transaction.

(E)

Additional Limitations. Any share of Common Stock delivered pursuant to Section 10(b)(2)(i)(A) or Section 10(b)(2)(i)(C) above with respect to an Award may, in the discretion of the Board, contain such restrictions, if any, as the Board deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Board may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Board deems appropriate to carry out the intent of the Plan.

(ii)	Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(A)

Acceleration of Options and SARs; Effect on Other Awards. If, on or prior to the first anniversary of the consummation of the Change in Control, the Participant’s Employment with the Company is terminated for Good Reason by the Participant or is terminated without Cause by the Company, all Options and SARs outstanding as of the date such Change in Control is consummated and which are not then exercisable shall become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and Performance Awards granted hereunder shall vest to the extent set forth in the applicable Award agreement.

(B)

Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Options and SARs granted under Section 10(b)(2)(i)(A) as substitution for existing Awards shall remain exercisable following a termination of Employment (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (I) a period of seven (7) months, or (II) the period ending on the latest date on which such Option or SAR could otherwise have been exercised.

(C)

Restriction on Amendment. In connection with or following a Change in Control, the Board may not impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

11.	General Provisions Applicable to Awards

(a)

Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)

Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)

Termination of Status. Unless the Board expressly provides otherwise, immediately upon the cessation of a Participant’s Employment (as defined in Section 10(b)(1)(v)), (i) each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and (ii) all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(1)

subject to (2) and (3) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate;

(2)

all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death and (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 11(c), and will thereupon terminate; and

(3)

all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment with the Company will immediately terminate upon such cessation if the Board in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(d)

Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without material financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)

Amendment of Award. Except as otherwise provided in Section 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The The Board may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 or the foregoing sentence.

(f)

Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)

Dividend Equivalents. The Board may provide for the payment of amounts in lieu of cash dividends or other cash distributions (“Dividend Equivalents”) with respect to shares of Common Stock subject to an Award, provided that such Dividend Equivalents shall be subject to the same vesting and forfeiture provisions as the Award with respect to which they may be paid. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with the requirements of Section 409A to the extent applicable.

12.	Miscellaneous

(a)

No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued Employment. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)

No Rights As Shareholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company has adopted or may adopt in the future, or any other compensation recovery requirements that the Company determines are necessary or appropriate to be applicable to an Award.

(c)

Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)

Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s shareholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require shareholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s shareholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when shareholder approval of amendments to equity compensation plans is required (or if the Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such shareholder approval.

(e)

Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)

Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)

Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)

Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts. In accepting an Award under the Plan, a Participant shall agree that the Award is granted by the Company, with respect to Common Stock issued by the Company, and that any claim with respect to the Award may only be raised against the Company in a court of competent jurisdiction in the Commonwealth of Massachusetts, regardless of whether the Participant is or was employed by the Company or a Subsidiary.

Appendix B

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) corporate governance standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:

a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02 (b) of the NYSE Listed Company Manual.

b.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed fiscal year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided such State Street director and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed fiscal year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.

The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or an equity holder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b. and c. above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b. or c. For relationships not covered by the categorical guidelines (either because they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

B-1

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

STATE STREET CORPORATION ONE LINCOLN STREET BOSTON, MA 02111	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and related materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24665-P86324                     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STATE STREET CORPORATION
The Board of Directors recommends a vote FOR each director nominee in Item 1, FOR Items 2, 4 and 5 and 1 YEAR for Item 3.
Vote On Directors

Item 1. To elect 10 directors

Nominees for Director:		For	Against	Abstain

1a. K. Burnes		☐	☐	☐

1b. P. de Saint-Aignan		☐	☐	☐

1c. L. Dugle		☐	☐	☐

1d. A. Fawcett		☐	☐	☐

1e. W. Freda		☐	☐	☐

1f. L. Hill		☐	☐	☐

1g. J. Hooley		☐	☐	☐

1h. S. O’Sullivan		☐	☐	☐

1i. R. Sergel		☐	☐	☐

1j. G. Summe		☐	☐	☐
NOTE: Shareholder - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Vote on Company Proposals			For	Against	Abstain

Item 2.	To approve an advisory proposal on executive compensation.		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

Item 3.	To recommend, by advisory proposal, the frequency of advisory proposals on executive compensation.	☐	☐	☐	☐

			For	Against	Abstain

Item 4.	To approve the 2017 Stock Incentive Plan.		☐	☐	☐

Item 5.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

V.1.1

Dear Shareholder:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 17, 2017, at 9:00 a.m. Eastern Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares held. Please mark, sign, date and promptly mail this proxy card in the return envelope. You may also vote electronically by telephone or over the Internet by following the instructions included with this proxy card. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

Joseph L. Hooley
Chairman and Chief Executive Officer

PLEASE NOTE: If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid picture identification acceptable to our security personnel, such as a driver’s license or passport. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking facilities available nearby include the LaFayette City Center and the Hyatt Hotel (entrances from Avenue de LaFayette).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E24666-P86324

STATE STREET CORPORATION

Annual Meeting of Shareholders - May 17, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoints Kevin Brady, Anthony Ostler and Shannon Stanley, or any of them, with full power of substitution, as proxies to vote all shares of common stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on May 17, 2017 at 9:00 a.m. Eastern Time, or at any adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

To vote in accordance with the recommendations of the Board of Directors, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the 10 director nominees, FOR Items 2, 4 and 5 and 1 YEAR for Item 3.

V.1.1